As filed with the Securities and Exchange Commission on June ___, 2006
                         (Registration No. 333-________)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CYBER DEFENSE SYSTEMS, INC.
                 (Name of small business issuer in its charter)

               Florida                                 7372                             050610380
   (State or other jurisdiction of         (Primary Standard Industrial             (I.R.S. Employer
    incorporation or organization)          Classification Code Number)          Identification Number)


                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                                 (727) 527-0878
          (Address and telephone number of principal executive offices)

                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
(Address of Principal Place of Business or Intended Principal Place of Business)

                               William C. Robinson
        Chief Executive Officer, Chairman and Principal Executive Officer
                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                               Tel: (727) 527-0878
                               Fax: (727) 527-0873
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                               Arthur Marcus, Esq.
                               Gersten Savage, LLP
                              600 Lexington Avenue
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
            Title of Each                Amount to Be         Proposed             Proposed           Amount of
               Class of                   Registered           Maximum              Maximum          Registration
              Securities                                   Offering Price     Aggregate Offering         Fee
           to be Registered                                 Per Share (1)          Price (1)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the                 16,000,000           $0.34             $5,440,000             $582
registrant, par value $.001 per share
(1)(3)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the                  2,000,000           $1.25             $2,500,000             $268
registrant, par value $.001 per share
(2)(4)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the                  3,000,000           $0.34             $1,020,000             $110
registrant,  par value $.001 per share
(1)(5)
---------------------------------------------------------------------------------------------------------------------
                                                                                     Total                $960
                                                                             ----------------------------------------

      (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price on the OTC Bulletin Board on June 13, 2006.

      (2) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

      (3) The shares of our Class A Common Stock being registered hereunder are being registered for resale by the selling stockholder named in the prospectus upon the conversion of outstanding callable secured convertible notes. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of our Class A Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Class A Common Stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of our Class A Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

      (4) Represents shares of our Class A Common Stock issuable upon the exercise of outstanding five-year warrants. The exercise price of the warrants is $1.25. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

      (5) Represents shares of our Class A Common Stock registered on this registration statement on behalf of Company's stockholder, Proxity, Inc.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated June ___, 2006

                                                                      PROSPECTUS
                                21,000,000 SHARES

                           CYBER DEFENSE SYSTEMS, INC.
                                  COMMON STOCK

      We are registering up to 21,000,000 shares of our Class A Common Stock, of which: (A) 16,000,000 shares to be issued upon the conversion of a portion of the callable secured convertible notes in the aggregate principal amount of $5,417,691, and interest on such notes payable to AJW Partners, LLC and certain of its affiliates, and the registration of the full amount of which was waived by AJW Partners, LLC and certain of its affiliates; (B) 2,000,000 shares underlying warrants issuable to AJW Partners, LLC and certain of its affiliates;
(C) we are registering, on behalf of a Company stockholder, Proxity, Inc., 3,000,000 shares of our Class A Common Stock that are owned by Proxity, Inc. The selling stockholders may sell their common stock from time to time at prevailing market prices.

      Our Class A Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol CYDF. On June 13, 2006, the closing price as reported was $0.34.

      The selling stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our Class A Common Stock.

      INVESTMENT IN THE CLASS A COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is June ___, 2006

      You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Cyber Defense Systems, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

      This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

                                TABLE OF CONTENTS

Prospectus Summary..........................................................................7
         Cyber Defense Systems, Inc.........................................................7
         The Offering.......................................................................9
         Terms of Callable Secured Convertible Notes........................................11
Summary Financial Information...............................................................13
Risk Factors................................................................................15
Special Note Regarding Forward-Looking Statements...........................................25
Use of Proceeds.............................................................................25
Market for Our Shares.......................................................................26
Holders.....................................................................................26
Dividend Policy.............................................................................26
Management's Discussion and Analysis of Financial Condition and Results of Operations.......28
Business....................................................................................34
Legal Proceedings...........................................................................44
Management..................................................................................45
Executive Compensation......................................................................51
Security Ownership of Certain Beneficial Owners and Management..............................55
Certain Relationships and Related Transactions..............................................57
Description of Securities...................................................................59
Shares Eligible for Resale..................................................................60
Selling Stockholders........................................................................62
Plan of Distribution........................................................................64
Legal Matters...............................................................................66
Experts.....................................................................................66
Where You Can Find Additional Information...................................................66
Index to Financial Statements.............................................................F-1


      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

                               PROSPECTUS SUMMARY

      Although it contains all material information, this summary is not complete and may not contain all of the information that you should consider before investing in our Class A Common Stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us," "Company" and "our", refer to Cyber Defense Systems, Inc., unless the context otherwise requires. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st. Unless we tell you otherwise, the term "common stock" as used in this prospectus refers to our Class A Common Stock.

Cyber Defense Systems, Inc.

      Cyber Defense Systems, Inc. ("Cyber Defense", the "Company", "we", "us" and "our") was incorporated in the State of Florida on August 19, 2004 and is the successor company to E-City Software, Inc. ("E-City"), a Nevada corporation, pursuant to a change of domicile merger which became effective on September 1, 2004. The change of domicile merger was preceded by another merger with On Alert Systems, Inc. ("On Alert") which was also merged into Cyber Defense. On Alert was incorporated on March 17, 2003 in the State of Nevada and subsequently acquired a control position in our majority-owned subsidiary, Cyber Aerospace Corp. ("Cyber Aero") in March 2004. As a result of the foregoing, we became the successor to E-City and our shares of common stock began trading on the OTC Bulletin Board under the symbol, "CYDF" on September 7, 2004. On March 31, 2005, our majority owned subsidiary, Cyber Aero, was merged into the Company in order to consolidate operations into one company, with one name, and one group of shareholders. On September 19, 2005 we acquired all the shares of Techsphere Systems International, Inc., ("TSI") a Georgia Corporation for 23,076,923 Class A common shares and 245,455 (45%) of the issued and outstanding shares of Class B common stock.

      Our mission is to acquire and/or develop offensive and defensive security technologies that support a full line of interoperable protection disciplines. By acquiring a homogeneous suite of security products through teamed and licensed marketing and distribution agreements, we plan to introduce our new product line to multiple markets. We believe that prospective government and commercial clients of ours seek and all share similar needs: enhanced security, mobile communication platforms and increased surveillance capabilities.

      As a result of the global war on terror that has re-defined need for security protection both at home and abroad, Cyber Defense is focusing on developing affordable and efficient tools and equipment. As of today our existing products include the TSI SA 60A airship the SA 90MA and the scalable CyberBug(TM) a small-unmanned air vehicle (UAS) and the developmental CyberScout(TM), M.A.R.S.(TM) MAA and HAA airships. The airships and UASs are used primarily to provide persistent surveillance 24/7 and have been updated to include the latest tracking devices for troop and weapon movement. These proposed airships have unique capabilities such as the SA 60A Low Altitude Airship (LAA) with capabilities of up to 10,000 feet, the ability to carry equipment of up to 500 lbs and the ability to fly up to 10 hours. The Mid Altitude Airship SA90MA has specifications including remaining stationary for up to 48 hours, carrying equipment up to 1,000 lbs, and maintaining stationary keeping at altitudes up to 20,000 feet. The U.S. Navy Naval Air Systems Command (NAVAIR) awarded a series of technology-proof of concept contracts to CYBER. NAVAIR, along with additional government agencies, consider the airship CYBER purchased from TSI one that offers capabilities that are becoming an important part of the United States Department Of Defense ("DoD") and Intelligence Agencies strategy; many of these were tested on the first operational prototype the TSI SA 60.

      Additionally, sensor and communication enhancements under development by outside contractors are tested and ultimately fielded by Cyber Defense under joint ventures with external strategic partners to provide a fully integrated network from the ground to satellite.

      Recent developments and early testing results for the SA 60 as a low altitude "advertising" airship were satisfactory and have provided the Company with a new potential source of revenue. The SA 60A has a scheduled deployment for early 2007. With less than 50 advertising airships operating in the world the potential market could generate a reoccurring revenue stream of millions in a very short period of time. The ability to operate at elevations of over 5,000 feet and the unique shape and maneuvering characteristics give the SA 60A a distinct market advantage.

      Sierra Nevada Corp. ("Sierra") has the exclusive government integration rights and the first right of refusal on all commercial airships. Currently Cyber Defense, TSI and Sierra have been co-developing technologies that will be utilized on both the SA 60 and SA 90 airships.

      Our initial focus was to market our existing products to the DoD homeland defense and intelligence agencies, as this is a substantial market. Understanding our future technology needs requires on-going analysis, and Cyber Defense is poised to address those needs. We intend to further expand into other market segments that require enhanced security, mobile communication platforms and increased surveillance capabilities. Examples of market segments include, but are not limited to: industrial plants, chemical plants, nuclear sites, oil rigs, oil pipelines, and ports.

      Cyber Defense intends to provide a suite of integrated security products that can be deployed quickly at a cost effective and secured fashion. Moreover, the Company intends to build and develop other products and sell marketing airships support similar to the advertisement blimps seen at sporting events, targeting various industries and broadening its sources of income.

      On May 22, 2006, Techsphere Systems International, Inc., ("TSI"), the subsidiary of the Company, closed on a lease contract for two of its SA-60A Spherical Airships to a fortune 100 publicly held company at an estimated initial contract value of approximately $4.2 million. The Company received an initial down payment of $700,000, with the closing.

      Our headquarters are located at 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716, and our telephone number at that address is (727) 577-0878.


The Offering
Class A Common stock offered                 Up to an aggregate of 21,000,000 shares(1)

Class A Common stock outstanding             59,236,621(2)

Use of proceeds                              We will not receive any proceeds from the sale of the  21,000,000
                                             shares  of  common  stock   subject  to  resale  by  the  selling
                                             stockholders  under this prospectus,  except upon exercise of the common stock purchase warrants issued to AJW Partners, LLC or its affiliates. In addition, AJW Partners, LLC or its affiliates will be entitled to exercise such warrants on a cashless  basis if the shares of  common  stock  underlying  the  warrants  are not then registered pursuant to an effective  registration  statement.  In such event, we will not receive any proceeds from the exercise of the warrants.  The proceeds from our exercise of the warrants, if any,  will be used for  working  capital  and  general  corporate purposes. See "Use of Proceeds."

Risk factors                                 An investment in our common stock  involves a high degree of risk and could result in a loss of your entire investment.

OTC Bulletin Board
ticker symbol                                CYDF

--------------------------------------------------------------------------------


      (1) Includes (A) 16,000,000 shares to be issued upon the conversion of a portion of the callable secured convertible notes in the aggregate principal amount of $5,417,691, and interest on such notes payable to AJW Partners, LLC and certain of its affiliates, and the registration of the full amount of which was waived by AJW Partners, LLC and certain of its affiliates; (B) 2,000,000 shares underlying warrants issuable to AJW Partners, LLC and certain of its affiliates; (C) we are registering, on behalf of a Company stockholder, Proxity, Inc., 3,000,000 shares of our Class A Common Stock that are owned by Proxity, Inc. The selling stockholders may sell their common stock from time to time at prevailing market prices.

      (2) Includes 59,236,621 of our issued and outstanding shares of our Class A Common Stock.

      To obtain funding for the purpose of payment of general corporate and operating purposes, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC on April 1, 2005 for the sale of: (i) $4,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy an aggregate of 4,000,000 shares of our Class A Common Stock. On March 15, 2006, we entered into an additional stock purchase agreement with the AJW Entities for
(i) an additional $2,000,000 in callable secured convertible notes, and (ii) stock purchase warrants to purchase an aggregate of 2,000,000 shares of Class A common stock. This prospectus relates to the resale of (A) 16,000,000 shares to be issued upon the conversion of a portion of the callable secured convertible notes in the aggregate principal amount of $5,417,691, and interest on such notes payable to AJW Partners, LLC and certain of its affiliates, and the registration of the full amount of which was waived by AJW Partners, LLC and certain of its affiliates; and (B) 2,000,000 shares of Class A common stock underlying warrants issuable to AJW Partners, LLC and certain of its affiliates.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

                   TERMS OF CALLABLE SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 1, 2005 for the sale of (i) $4,000,000 in callable secured convertible notes and (ii) warrants to buy 4,000,000 shares of our Class A Common Stock. This prospectus relates to the resale of our Class A Common Stock underlying $3,417,691 of the callable secured convertible notes which represents the balance of the principal and accrued interest on the April 2005 convertible secured notes. On March 15, 2006 we entered into an additional Securities Purchase Agreement for the sale of (i) $2,000,000 in callable secured notes; and (ii) warrants to purchase 2,000,000 shares of common stock. Pursuant to the March 2006 Securities Purchase
Agreement, the investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $1,000,000 was disbursed on March 15, 2006;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $500,000 will be disbursed immediately prior to the date that this prospectus is declared effective.

      Accordingly, we have received a total of $1,000,000 in proceeds pursuant to the new Securities Purchase Agreement.

      The funds from the sale of the callable secured convertible notes will be used for business development purposes and working capital needs. The callable secured convertible notes bear interest at 6% (unless our common stock is greater than $0.5875 per share for each trading day of a month, in which event no interest is payable during such month), mature within three years from the date of issuance, and are convertible into our Class A Common Stock, at the investors' option, at the lesser of $0.5875 per share or fifty percent (50%) of the average closing bid price of the common stock of the date of conversion. The callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of (i) 130% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the date of payment ("Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the holder (the "Default Sum"); or (ii) the "parity value" of the Default Sum to be repaid. "Parity Value" means (a) the highest number of shares of our common stock issuable upon the conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable conversion price multiplied by (b) the highest Closing Price for the Class A Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Defaulting Amount") and all other amounts payable will be immediately due and payable. The holder of the notes may require us to issue, in lieu of the Default Amount, the number of shares of our Class A Common Stock equal to the Default Amount divided by the conversion price then in effect.

      The warrants are exercisable until five years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

      The warrants have an exercise price of $1.25 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 1, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price means: (i) the average of the last reported sale prices for our shares of our Class A Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTCBB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Class A Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      A complete copy of the Securities Purchase Agreements and related documents are filed with the SEC as exhibits to our Current Reports on Form 8-K dated March 20, 2006 and April 6, 2005 relating to this prospectus or incorporated by reference therein.

                          SUMMARY FINANCIAL INFORMATION

      The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
----------------------------------------------------------------------------------------------------------
                           For the Three         For the Three
                            Months Ended          Months Ended
                            March 31,             March 31,       For the Year Ended      For the Year Ended
                               2006                  2005          December 31, 2005       December 31, 2004
                           (Unaudited)           (Unaudited)           (Audited)             (Audited)
----------------------------------------------------------------------------------------------------------
Net revenues                $    165,671         $          0         $    461,244         $  3,026,287
----------------------------------------------------------------------------------------------------------
Cost of product sold              80,541                    0              449,995            2,200,000
----------------------------------------------------------------------------------------------------------
Gross profit                      85,130                    0               11,249              826,287
----------------------------------------------------------------------------------------------------------
Operating expenses             1,982,138            5,138,697            9,401,151            1,109,345
----------------------------------------------------------------------------------------------------------
Loss from operations          (1,897,008)          (5,138,697)          (9,389,902)            (283,058)
----------------------------------------------------------------------------------------------------------
Interest expenses               (522,901)            (552,450)          (2,459,269)             (98,809)
----------------------------------------------------------------------------------------------------------
Other income
(expense), net                (1,513,372)            (552,450)        ($ 8,636,746)            (111,014)
----------------------------------------------------------------------------------------------------------
Minority Interest                     --                   --                   --              (26,581)
----------------------------------------------------------------------------------------------------------
Net loss                    $ (3,193,055)        $ (5,691,147)        $(15,579,024)        $   (420,653)
----------------------------------------------------------------------------------------------------------
Net loss  per  share
- basic and diluted         $      (0.06)        $      (0.22)        $      (0.47)        $      (0.02)
----------------------------------------------------------------------------------------------------------
Weighted average
Class A common
shares outstanding            56,912,893           25,921,562           33,397,028           21,125,176
----------------------------------------------------------------------------------------------------------

Condensed Consolidated Balance Sheet Data
----------------------------------------------------------------------------------------------------------
                                As of               As of                As of               As of
                          March 31, 2006        March 31, 2005    December 31, 2005      December 31, 2004
                            (Unaudited)          (Unaudited)           (Audited)            (Audited)
----------------------------------------------------------------------------------------------------------
Cash and cash              $    209,093         $      1,424         $        476         $    206,270
equivalents
----------------------------------------------------------------------------------------------------------
Total assets               $ 16,107,915            2,979,135         $ 16,276,638            2,811,261
----------------------------------------------------------------------------------------------------------
Working capital
deficiency                  (18,648,280)          (2,199,789)         (16,444,035)          (2,247,844)
----------------------------------------------------------------------------------------------------------
Current liabilities          19,423,316            3,355,097           17,177,913            3,201,269
----------------------------------------------------------------------------------------------------------
Total Liabilities          $ 20,375,089         $  3,355,097         $ 18,050,596         $  3,201,269
----------------------------------------------------------------------------------------------------------
Stockholders'
deficit                      (4,267,174)        ($   375,962)        ($ 1,773,958)        ($   416,589)
----------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the risks described below before buying shares of our Class A Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute "forward-looking" statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

      WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

      We incurred losses in fiscal 2005 of $15,579,024. We also incurred losses in the first three months of fiscal 2006 of $3,193,055. As of December 31, 2005, we had a working capital deficit of $16,444,035. As of March 31, 2006, we had a working capital deficit of $18,648,280. In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated growth. As a result, we may not be able to generate profits in 2006 or thereafter and may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

      OUR LEVEL OF INDEBTEDNESS MAY AFFECT OUR BUSINESS.

      Our level of indebtedness could have important consequences for our operations, including:

      o We may need to use a large portion of our cash flow to repay principal and pay interest on our debt, which will reduce the amount of funds available to finance our operations and other business activities;

      o Our debt level may make us vulnerable to economic downturns and adverse developments in our businesses and markets; and

      o Our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital expenditures in the future or implement our business strategy.

      We expect to obtain the funds to pay our expenses and to pay principal and interest on our debt by utilizing cash flow from operations. Our ability to meet these payment obligations will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow from operations will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If cash flow from operations is insufficient, we may be required to refinance all or part of our existing debt, sell assets, and borrow more money or issue additional equity.

      WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

      We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. Although we raised gross proceeds of up to $2.0 million in March 2006 through the sale of three-year callable secured convertible notes and five year common stock purchase warrants to AJW Partners, LLC and certain of its affiliates only $1.5 million of the proceeds of the note have been released and the balance will be released immediately prior to the effectiveness of this Registration Statement. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

      WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

      Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditor has indicated that in its report on our 2005 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.

      WE RELY HEAVILY ON SALES TO THE U.S. GOVERNMENT.

      We expect that U.S. Government sales to agencies, such as Homeland Security, the Department of Defense and various U.S. intelligence services, will be the primary source of our revenue for the foreseeable future. Our ability to compete successfully for and retain business is highly dependent on technical excellence, management proficiency, strategic alliances, cost-effective performance and the ability to recruit and retain key personnel. U.S. Government programs are subject to uncertain future funding levels, which can result in the extension or termination of programs. Our business is also highly sensitive to changes in national and international priorities and U.S. Government budgets. Events like Operation Iraqi Freedom, the continued war on terrorism and nuclear proliferation in North Korea may positively or adversely affect funding for our programs or result in changes in U.S. Government programs or spending priorities. If the U.S. Government or other friendly countries with which we do business no longer consider the threat of terrorism a priority, no assurance can be given that our contracts with such governments will continue to be renewed. Accordingly, the loss of such contracts will have a material adverse affect on our business.

      OUR U.S. GOVERNMENT CONTRACTS MAY BE TERMINATED AT ANY TIME AND MAY CONTAIN OTHER UNFAVORABLE PROVISIONS.

      The U.S. Government typically can terminate or modify any of its contracts with us either for its convenience or if we default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have a material adverse effect on our ability to re-compete for future contracts and orders.

      In addition, our U.S. Government contracts typically span one or more base years and multiple option years. U.S. Government agencies generally have the right to not exercise these option periods and may not exercise an option period if the agency is not satisfied with our performance of the contract. If any of our contracts are terminated by the U.S. Government, our backlog would be reduced by the expected value of the remaining terms of such contracts and our financial condition and operating results could be materially adversely affected. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. Government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our services as a subcontractor.

      In addition to unfavorable termination provisions, our U.S. Government contracts contain provisions that allow the U.S. Government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our products, services and associated materials.

      AS A U.S. GOVERNMENT CONTRACTOR, WE ARE SUBJECT TO A NUMBER OF PROCUREMENT RULES AND REGULATIONS.

         We must comply with and are affected by laws and regulations relating to the formation, administration and performance of U.S. Government contracts. These laws and regulations, among other things:

      o require certification and disclosure of all cost and pricing data in connection with contract negotiations;

      o impose accounting rules that define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. Government contracts; and

      o restrict the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

      OUR ANTICIPATED CONTRACTS OUTSIDE THE UNITED STATES MAY BE SUBJECT TO ADDITIONAL RISKS OF DOING BUSINESS ABROAD.

      We anticipate deriving revenues from international sales and may be subject to certain risks of doing business in foreign countries, including:

      o changes in regulatory requirements that may adversely affect our ability to sell certain products or repatriate profits to the United States;

      o     domestic and foreign government policies,  including requirements to
            expend  a  portion  of  program   funds   locally  and  comply  with
            governmental industrial cooperation requirements;

      o     cancellation or renegotiation of contracts;

      o the complexity and necessity of using foreign representatives and consultants;

      o     the uncertainty of adequate and available transportation;

      o the imposition of tariffs or embargoes, export controls and other trade restrictions;

      o disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the Foreign Corrupt Practices Act;

      o changes in foreign laws or regulations and the difficulty of complying with a variety of foreign laws as well as U.S. laws affecting the activities of U.S. companies abroad;

      o the difficulty of managing and operating an enterprise spread over various countries

      o foreign policy may affect our contracts with other governments worldwide;

      o the War on Terror may not be as high of a priority for this country in the future and thus we risk that the industry may be effected by this. The country's need for security protection both at home and abroad may be lessened; and

      o     the restriction or revocation of, our ITAR Agreement.

While the impact of the aforementioned risks are difficult to predict, any one or more of these risks could adversely affect our future operations.

      OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A NEGATIVE AUDIT BY THE U.S. GOVERNMENT.

      U.S. Government agencies, such as the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contractors. These agencies review a contractor's performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of, and a contractor's compliance with, its internal control systems and policies, including the contractor's purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. In addition, we could suffer serious harm to our reputation if allegations of impropriety were made against us.

      WE MAY BE UNABLE TO SELL OUR AIRSHIPS AND UASs OUTSIDE THE UNITED STATES IF THE U.S. DEPARTMENT OF STATE REVOKES OUR ITAR AGREEMENT OR WE ARE UNABLE TO OBTAIN THE NECESSARY LICENSES TO CONDUCT OPERATIONS ABROAD.

      We are currently engaged in final testing programs for both the TSI Airships, CyberScout(TM) and CyberBug(TM) UAS and we plan future testing of the M.A.R.S.(TM) system or comparable systems currently being developed by the current the working airship group, such as, us, TSI and SNC. We recently secured an International Trafficking and Arms Regulation, or ITAR Agreement, from the U.S. Department of State. The ITAR Agreement will allow us to export our UASs to countries approved by the U.S. Government. We anticipate that a significant amount of our future revenues will be derived from overseas sales. If the ITAR Agreement is restricted in any way or revoked by the U.S. Government, we will be unable to expand our operations overseas and our business may be materially affected by such restrictions.

      Furthermore, licenses for the export of many of our products are required from government agencies in accordance with various statutory authorities, including the Export Administration Act of 1979, the International Emergency Economic Powers Act, the Trading with the Enemy Act of 1917 and the Arms Export Control Act of 1976. We can give no assurance that we will be successful in obtaining these necessary licenses in order to conduct business abroad. In the case of certain sales of defense equipment and services to foreign governments, the U.S. Department of State must notify Congress at least 15 to 30 days, depending on the size and location of the sale, prior to authorizing these sales. During that time, Congress may take action to block the proposed sale.

      WE DEPEND ON OUR INTELLECTUAL PROPERTY, AND IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WE MAY BE UNABLE TO COMPETE AND OUR BUSINESS MAY FAIL.

      We recently filed for patent protection with the U.S. Patent and Trademark Office regarding the CyberBug(TM), CyberScout(TM) UAS and M.A.R.S.(TM) system. Our products rely on our proprietary technology, and we expect that future technological advancements made by us will be critical to sustain market acceptance of our products. Therefore, we believe that the protection of our intellectual property rights is, and will continue to be, important to the success of our business. Consequently, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technology, system designs and manufacturing processes. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In particular, one of our competitors is attempting to develop a UAS which we believe replicates/copies the CyberBug(TM) and we served this company with notice requesting such company cease and desist from what we believe are activities that infringe upon our unique products. Monitoring unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we may take will prevent unauthorized use of our technology. In addition, the measures we undertake may not be sufficient to adequately protect our proprietary technology and may not preclude competitors from independently developing products with functionality or features similar to those of our product.

      If the protection of our trademarks and proprietary rights is inadequate, our brand and reputation could be impaired and we could lose customers. The steps we take to protect our proprietary rights may be inadequate. We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

      WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

      Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose their services, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

      We must continually implement and improve our services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

      WE FACE INTENSE COMPETITION.

      We face competition from entities with far more substantial financial and human resources, together with far more access to procurement personnel in the military and the security industries. Our industry is highly competitive and characterized by rapid technological change. A number of UASs presently exist, both domestically and internationally. A buildup of domestic UASs (promoted by the Department of Defense) occurred in the late 1980s and well into the 1990s. Depending on the mission requirements, UASs may be classified in three categories: Close Range, Short Range and Endurance vehicles. Close Range is defined as within approximately 50 kilometers. Short Range is defined as within approximately 200 kilometers and Endurance is defined as anything beyond 200 kilometers. Within these three categories of vehicles, approximately 22 companies within the United States are or have been involved in UAS development. Our principal competitors include, but are not limited to: AAI Corporation, Lockheed Martin and Raytheon. We do not anticipate that these companies will attempt to replicate the relatively inexpensive CyberBug(TM) or CyberScout(TM) because large multinational companies require a substantial return on investment prior to commencing any development efforts. Such companies will likely not be able to generate the types of returns necessary to even consider entering the market. No assurance can be given, however, that these larger more resourceful competitors will not attempt to replicate our CyberBug(TM) or CyberScout(TM) UAS. If we do not continue to improve existing product lines, develop new products and technologies, our business could be materially adversely affected.

      We also face intense competition in the Airship industry. Recently, manufacturers, such as Lockheed Martin, and certain research facilities, such as Johns Hopkins University, the University of Arizona and Georgia Tech Research Institute, have undertaken (through research grants from the U.S. Government and/or private funds) to develop mid to high altitude Airships. Without such grants or private financing, Airship manufacturers would be unable to commence or complete research and development of high altitude Airships. Lockheed Martin recently received funding from the U.S. Government in the amount of $50 million via the HAA ACTD project. In addition, a start-up company, Sanswire Networks LLC, a subsidiary of GlobalTel Communications Corp., has unveiled a prototype Airship which it claims can fly to the near space above 65,000 foot altitude level. If our competition secures funding from the U.S. Government or other financing sources and completes prototypes of high altitude Airships before us, it could have a material, adverse effect on our business.

      WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      Our business is subject to a wide range of general and industry specific environmental, health and safety and federal, state and local laws and regulations, including those relating to air emissions, wastewater discharges, solid and hazardous waste management and disposal and site remediation. Compliance with these laws and regulations is a significant factor in our business. We, as well as some of our competitors, may incur significant capital and operating expenditures to achieve and maintain compliance with applicable environmental laws and regulations. Our failure to comply with applicable environmental laws and regulations or permit requirements could result in substantial civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring remedial or corrective measures, installation of pollution control equipment or other actions. We may be responsible under environmental laws and regulations for the investigation, remediation and monitoring, as well as associated costs, expenses and third party damages, including tort liability relating to past or present releases of hazardous substances on or from any properties in which we operate. Liability under these laws may be imposed without regard to whether we knew of, or were responsible for, the presence of those substances on our property and may not be limited to the value of the property. We may also be responsible under environmental laws and regulations for the investigation, remediation and monitoring, as well as associated costs, expenses and third party damages, including tort liability, related to facilities or sites to which we have sent hazardous waste materials. In addition, situations may give rise to material environmental liabilities that have not yet been discovered. New environmental laws (or regulations or changes in existing laws) may be enacted that require significant expenditures by us. If the resulting expenses significantly exceed our expectations, our business, financial condition and operating results might be materially affected.

RISKS RELATED TO HOLDING OUR SECURITIES

      THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of June 13, 2006, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 16,000,000 shares of our Class A Common Stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 2,000,000 shares of our Class A Common Stock. In addition, the number of shares of our Class A Common Stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default. All of the shares, including all warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Class A Common Stock.

      IF THERE IS AN EVENT OF DEFAULT, THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES BECOME APPLICABLE, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR CLASS A COMMON STOCK.

      Upon an event of default, the callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of
(i) 130% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the Mandatory Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) the Default Sum; or (ii) the Parity Value of the Default Sum to be repaid. The significant downward pressure on the price of our Class A Common Stock as the selling stockholder converts and sells material amounts could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our Class A Common Stock.


      THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

      IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      On April 1, 2005, we entered into a Security Purchase Agreement involving the sale of an aggregate of $4,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 4,000,000 shares of our Class A Common Stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. There is a principal balance of $3,417,691 on the convertible secured notes issued beginning of April 2005. In addition, we have $2,000,000 in new convertible secured notes pursuant to the March 2006 Securities Purchase Agreement. Furthermore, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

      OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

      Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange;
(iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

      BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

      Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

      WE HAVE THE RIGHT TO ISSUE UP TO 100,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OR OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.

      We may issue up to 100,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. To date, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

      OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

      Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

      The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

      o     variations in our quarterly operating results;

      o loss of a key relationship or failure to complete significant transactions;

      o     additions or departures of key personnel; and

      o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

      In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

      MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

      Assuming all of the 21,000,000 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling stockholders are sold, we would have 28,125,844 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. 52,110,777 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act of 1933. Of these shares, 40,612,323 are owned by our officers, directors and other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

      Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on NASDAQ, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

      WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                Special Note Regarding Forward-Looking Statements

      This prospectus contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation". These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, except we will receive the sale price of any common stock we sell to AJW Partners, LLC, and its affiliates upon the exercise of warrants held by them and the issuance by us of 2,000,000 shares of our common stock. In addition, AJW Partners, LLC and its affiliates will be entitled to exercise such warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In such event, we will not receive any proceeds from the exercise of the warrants. In addition, we have received gross proceeds of $1,500,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $500,000 simultaneously with or immediately prior to the date this prospectus is declared effective. The proceeds received from the sale of the callable secured convertible notes will be used for payment of general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees.

                              MARKET FOR OUR SHARES

      Our common stock is quoted on the OTC Bulletin Board under the symbol, "CYDF".

      The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period in our last two fiscal years and for this past quarterly period (through March 31), based upon reports of transactions on the OTC Bulletin Board.

                                           Low Bid         High Bid
         Fiscal Quarter End
         ------------------
         March 31, 2004                     $0.04           $0.10
         June 30, 2004                      $0.02           $0.06
         September 30, 2004*                $0.01           $1.81
         December 31, 2004                  $1.50           $2.50
         March 31, 2005                     $1.50           $4.00
         June 30, 2005                      $2.00           $3.60
         September 30, 2005                 $0.18           $2.20
         December 31, 2005                  $0.27           $0.60
         March 31, 2006                     $0.27           $0.60

---------------------
* Reverse stock split 1:30 effected on September 1, 2004

      The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

      The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On June 13, 2006, the closing bid price of our common stock as reported by the OTC Bulletin Board was $0.34 per share.

HOLDERS

      As of June 13, 2006, there were approximately 225 record owners of our common stock.

DIVIDEND POLICY

      Holders of Class A Preferred stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class or series, and whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series.

                                 CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2006:

- On an actual basis; and

- On a pro forma basis to give effect to: (i) the issuance upon exercise of warrants of 2,000,000 shares of Class A common stock offered in this prospectus at an assumed offering price of $1.25 per share before deducting broker's commissions, if any, and estimated offering expenses and the related derivative liability impact for the 1,000,000 Class A common shares outstanding as of March 31, 2006; (ii) 16,000,000 shares to be issued upon the conversion of a portion of the callable secured convertible notes in the aggregate principal amount of $4,417,691(1), and interest on such notes as of March 31, 2006. As of March 31, 2006, an aggregate of $4,288,000 of the callable secured convertible notes at the conversion price of $0.268 in effect as of that date are assumed converted, along with the related loan costs, discounts and derivative liability impact.



                              AS OF MARCH 31, 2006

                                                          Actual      Pro Forma

Class A Preferred stock, $0.001 par value;
100,000,000 shares authorized; none issued
and outstanding ..................................            --             --

Common stock:

Class A, $0.001 par value; 200,000,000 shares
authorized and 56,912,893 and 74,912,893 shares
issued and outstanding respectively ..............  $     56,913   $     74,913

Class B, $0.001 par value; 200,000,000 shares
authorized; 545,455 shares issued and outstanding            545            545

Class C, $0.001 par value; 200,000,000 shares
authorized; 2 shares issued and outstanding ......            --             --

Additional paid-in capital .......................    15,698,421     31,521,590
Deferred compensation ............................      (353,616)      (353,616)
Accumulated deficit ..............................   (19,669,437)   (24,196,586)
                                                    ------------   ------------
Total shareholder's (deficit) equity .............  $ (4,267,174)  $  7,046,846
                                                    ============   ============



(1) 16,000,000 shares to be issued upon the conversion of a portion of the callable secured convertible notes in the aggregate principal amount of $4,417,691, and interest on such notes payable to AJW Partners, LLC and certain of its affiliates, and the registration of the full amount of which was waived by AJW Partners, LLC and certain of its affiliates, and another $1,000,000, that will be disbursed to the Company by AJW Partners, LLC and certain of its affiliates as follows: $500,000 will be disbursed to the Company upon filing of this Registration Statement, and another $500,000 will be disbursed to the Company upon the declaration of this Registration Statement effective.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                           Forward-Looking Statements

      The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus. In addition, at December 31, 2005, our auditors, Hansen, Barnett & Maxwell, our Independent Registered Public Accounting Firm, raised substantial doubt about our ability to continue as a going concern. Notwithstanding the foregoing, subject to realization of the proceeds from the callable secured convertible notes and the financing available from Commerce Funding Corporation (described below), if we generate eligible receivables to finance, we believe that we will be in a position to fund the anticipated level of operations for at least one year.

      This filing contains forward-looking statements. The words "anticipated," "believe," "expect," "plan," "intend," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

BUSINESS OUTLOOK
RESULTS AND PLAN OF OPERATIONS

      The Year Ended December 31, 2005 as compared to the Year Ended December 31, 2004

      Revenues in 2005 were  $461,244 in 2005 as compared to $3,026,287 in 2004.
Sales in 2005 included sales of TSI in the aggregate amount of $323,988 for which no prior year comparable amount exists. Prior year revenues include the sale of an airship in the amount of $2,700,000. There were no airship sales in 2005.

      Cost of sales for 2005 totaled $449,995 as compared to $2,200,000 in 2004. Cost of sales in 2005 includes TSI's cost of sales in the amount of $332,447 for which no prior year comparable amount exists. Cost of sales for 2004 consisted of the cost related to the airship discussed above.

Research and development costs for 2005 were $691,660 and are primarily related to development of airships and Unmanned Aircraft Vehicles, for which no prior year comparable expense exists.

      General and administrative expenses totaled $4,132,422 for the year ended December 31, 2005 as compared to $1,090,153 for the year ended December 31, 2004, a net increase of $3,042,269. The net increase is primarily due to $928,755 of expenses of TSI for which no prior year comparable amount exist and salary and related expense increases of $778,974 in 2005 due to increases in personnel and wage rates. In 2005 there was also an increase in amortization expense related to loan costs and intangible assets in the amount of $335,983; an increase in travel expenditures of $105,157, an increase in stock option expense of $101,186 for which no comparable prior year expenses exist and an increase in engineering related costs of $149,804. The Company also had additional legal expenses of $58,671. The remainder of the increase is due to general increases in activity in 2005 versus 2004.

      The impairment of goodwill and licenses increased $4,557,877 in 2005 of which $4,577,069 is the impairment loss related to acquisition of Cyber Aerospace in 2005. The 2004 amount of $19,192 represents the impairment loss related to the write off of the GDS and Traptec licenses.

      Interest income in 2005 totaled $4,689 for which no comparable prior year amount exists.

      Interest expense in 2005 increased $2,360,460 to $2,459,269 from $98,809 in 2004. The increase is primarily due to non cash interest expense related to the discount on the convertible notes issued to AJW in the aggregate amount of $1,237,667 and the beneficial conversion feature related to three additional convertible notes in the aggregate amount of $517,000 that were converted during 2005. In addition, a total of $180,060 was recorded as interest expense related to the AJW Notes. Also, an aggregate of $149,166 pertains to interest expense for TSI for which no prior year comparable expense exists. The remainder of the increase in 2005 is attributable to higher debt levels in 2005 versus 2004.

      The derivative valuation loss of $6,182,166 represents the year end valuation of the embedded derivatives associated with the issuance of $4,000,000 of convertible notes and warrants to purchase 4,000,000 shares of Class A common stock issued in conjunction with the AJW funding transaction in 2005 for which no prior year amount exists.

      The Three Months Ended March 31, 2006 Compared to the Three Months Ended March31, 2005

      Revenues for the three months ended March 31, 2006 were $165,671. There were no revenues for the comparable period in 2005.

      Cost of revenues for the three months ended March 31, 2006 were $80,541 for which no comparable prior year amount exists.

      Research and development costs relative to the development of the Company's airships and UASs totaled $28,386 for the three months ended March 31, 2006 for which no comparable prior year amount exists.

      General and administrative expenses totaled $1,953,752 for the three months ended March 31, 2006 as compared to $561,628 for the three months ended March 31, 2005, a net increase of $1,392,124. The increase is primarily due to increases for 2006 in share based payment expenses of $389,571, and increases in 2006 related to depreciation and amortization of $311,797 as well as expenses related to TSI of $628,679 for the three months ended March 31, 2006 for which no comparable expenses exist for the three months ended March 31, 2005.

      The three months ended March 31, 2005 included an impairment of goodwill in the amount of $4,577,069 related to the acquisition of the 6.2% minority interest in Cyber Aerospace, Inc. on March 31, 2005 for which no comparable expense exists for the three months ended March 31, 2006.

      Interest expense for the three months ended March 31, 2006 totaling $522,901 consists of interest expense of $226,487 related to various notes payable and the accretion of discount of $296,414 on certain notes payable. Interest expense for the three months ended March 31, 2005 of $552,450 is comprised of interest expense of $35,450 on notes payable and $517,000 of interest expense pursuant to the beneficial conversion feature of certain exchanges of debt to common stock.

LEGAL CONTINGENCIES

      We may be subject to proceedings, lawsuits and other claims, including proceedings under laws and government regulations related to the environment, labor, product and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these matters, as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is based on a careful analysis of each individual issue with the assistance of outside legal counsel. The required reserves may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. At March 31, 2006, there are no outstanding legal proceedings, nor are there any reserves established.

LIQUIDITY AND CAPITAL RESOURCES

      The Company's primary needs for liquidity and capital resources are the funding of salaries and other administrative expenses related to the management of the Company as well as for payment of the cost of products sold and inventory.

      The Company's cash and cash equivalents of $209,093 as of March 31, 2006 is not sufficient to support current levels of operations for the next twelve months and it is therefore necessary for the Company to seek additional financing.

      Pursuant to such need, on March 15, 2006, the Company entered into a Securities Purchase Agreement, whereby the Company agreed to issue and sell an aggregate of $2,000,000 of 6% Callable Secured Convertible Notes and warrants to purchase 2,000,000 shares of common stock at a price of $1.25 per share for a total offering price of $2,000,000. The $2,000,000 is to be funded in three tranches of which $1,000,000 was funded on March 15, 2006, $500,000 upon filing the Registration Statement and $500,000 upon effectiveness of the Registration Statement. There can be no assurances that the Company's Registration Statement, when and if filed will be declared effective by the Securities and Exchange Commission.

      On January 15, 2006 the Company issued an unsecured note in the amount of $90,000 in exchange for cash of $82,000 and fees of $8,000. The note is due December 31, 2007, is unsecured and bears interest at the rate of 12% and is convertible into Class A common stock at $0.30 per share at any time. On April 21, 2006, the holder converted the note into 300,000 shares of the Company's Class A common stock.

      During the quarter ended March 31, 2006, Mr. Robinson advanced an additional $70,744 to the Company and Mr. Frank Lively, a director of the Company advanced an additional $16,722.

      On April 17, 2006 the Company entered into agreements with Equipment Depot, Inc., to acquire approximately $4,100,000, as valued, of aerospace R & D and production equipment to further the fulfillment of the Company's anticipated contracts and purchase orders. The transaction is expected to close upon the completion of the financing, institution's due diligence and legal review. The Company is paying approximately $2.7 million, in a combination of $700,000 in cash and the exchange of 1,700,000 newly issued common stock of the Company, valued at $1.00 a share for the purposes of the transactions, to complete the purchase.

      On April 19th, 2006, the Board approved a $1,000,000 line of credit with Mr. Robinson. On April 19, 2006 pursuant to the line of Credit, the Company entered into a convertible variable promissory note in the principal amount as of March 31, 2006 of $565,188 under the line of credit including all related accrued interest. The note bears interest at the rate of 12% per annum, is unsecured and is convertible at any time into Class A common stock at $0.30 per share. The note is due on December 31, 2007.

      On April 19, 2006, the Board approved two convertible promissory notes for amounts as of April 17th, 2006, of $83,726 and $13,056, respectively with Frank Lively for cash advanced for working capital plus fees and interest. The notes bear interest at the rate of 12% per annum, are unsecured and are convertible into Class A common stock at $0.30 per share. The notes are due on December 31, 2007.

      On April 21, 2006 Mayo Hadden converted $200,000 of his outstanding Convertible Note into 666,667 shares of common stock at the conversion price of $0.30 per share.

      On April 21, 2006 the Company issued an aggregate of 964,443 shares to certain of its officers and directors upon exercise of the conversion rights to Class A common stock at a conversion price of $0.30 per share associated with Convertible Notes in the aggregate amount of $289,333. The four executive employees converted an aggregate of $139,419, Frank Lively converted his note representing deferred salary in the amount of $49,914, and Mr. Robinson and Cherokee each converted $50,000.

      Pursuant to a letter of proposal dated April 28, 2006 with Tatonka Capital Corporation, Tatonka will provide construction and transaction financing up to a total of $1,600,000 based on 80% of the acquisition cost for equipment related to certain airships. The interest rate is 12% payable monthly plus transaction and broker fees in the aggregate of 5% to be deducted from the funding amounts as they occur. In addition, the Company will grant Tatonka shares of Class A common stock equal to 1.3% of the common stock of the Company. The proposal is subject to the completion of satisfactory due diligence, visits to the Company's facilities and completion of acceptable documentation.

      The Company has a working capital financing agreement with Commerce Funding Corporation (CFC) for secured financing of up to $3,000,000 for a two year term ending March 31, 2007 unless earlier terminated. All borrowings under this potential financing will be collateralized by a first security UCC-1 filing on all assets related to accounts receivable and a Cross Corporate Guaranty by Proxity, Inc., the Company's largest shareholder. In addition, CFC requires a Limited Guaranty of certain provisions in the loan agreement by the Company's Chief Executive Officer. The interest rate on borrowings is Prime plus 1/2 %. All borrowings are subject to eligibility of accounts receivable as defined and determined by CFC and the advance rate on eligible receivables, as defined, is 90% for direct Government accounts and 80% for Commercial Accounts.

      The Company is in discussions with other potential lending sources, but there can be no assurance that these discussions will be successful or that the Company will obtain sufficient financing or that financing(s) will be structured on agreeable terms.

      Subject to the realization of certain financings as described above and the financing available from Commerce Funding Corporation, if we generate eligible receivables to finance, we should be in a position to fund the anticipated level of operations for at least one year. However, there can be no assurances that this will be the case. If the Company does not obtain such additional financing the level of operations may have to be curtailed.
      On May 22, 2006, Techsphere Systems International, Inc., ("TSI") has closed on a lease contract for two of its SA-60A Spherical Airships to a fortune 100 publicly held company at an estimated initial contract value of approximately $4.2 million. The Company received an initial down payment of $700,000, with the closing.

Critical Accounting Policies

      Our discussion and analysis of its financial condition and results of operations are based upon Cyber Defense's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the use of estimates that affect the reported amounts of assets, liabilities and expenses. We evaluate our estimates on an ongoing basis, including estimates for income tax assets and liabilities and the impairment of the value of investments. We base our estimates on historical experience and on actual information and assumptions that are believed to be reasonable under the circumstances at that time. Actual results may differ from these estimates under different assumptions or conditions. We believe that the following critical accounting policies affect its more significant estimates used in the preparation of its financial statements.

Revenue Recognition

      The Company recognizes service revenues when the services, as specified by the customer and agreed to by the Company, have been performed and the customer accepts the services, and the services are billed. Airship sales are recognized when contract specifications are met, the price is determined, title passes to the customer and the customer is billed. Reasonableness of collectibility of all revenue transactions is a key element before the transactions are recorded.

Derivative Instruments

      The Company does not hold or issue derivative instruments for trading purposes. However, the Company has convertible notes payable that contain embedded derivatives that require separate valuation from the convertible notes under Emerging Issues Task Force Abstract (EITF) 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The Company recognizes these derivatives as liabilities in the accompanying balance sheet and measures them at estimated fair value each quarter, and recognizes changes in estimated fair value in the statement of operations in the respective period. The Company has estimated the fair value of these embedded derivatives using the Black-Scholes model.

Share Based Payments

      In December 2004, the Financial Accounting Standards Board issued Statement Number 123 ("FAS 123 (R)"), "Share-Based Payments", which was adopted by the Company on January 1, 2006. The Company recognizes compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. The Company has elected to apply FAS 123 (R) on a modified prospective method. Under this method, the Company records compensation expense as awards that were outstanding at the date of adoption continue to vest for the unvested portion of the awards.

      Prior to January 1 2006, the Company used Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS No. 148) to account for our stock based compensation arrangements. This statement amended the disclosure provision of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS No. 123 and amended by SFAS No. 148, we continued to apply the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for our stock-based employee compensation arrangements.

Accounting for Income Taxes

      No income taxes have been paid or accrued because the Company has had no net taxable income since inception. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

Long-Lived Assets

      Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Recent Accounting Pronouncements

      In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments," referred to as SFAS No. 155. This statement amends SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value remeasurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS No. 155 is effective for all financial instruments acquired or issued beginning after an entity's fiscal year beginning on September 15, 2006 with earlier adoption permitted.

      In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends Statement 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

                                    BUSINESS


Organization and Background

Cyber Defense Systems, Inc. ("Cyber Defense", the "Company", "we", "us" and "our") was incorporated in the State of Florida on August 19, 2004 and is the successor company to E-City Software, Inc. ("E-City"), a Nevada corporation, pursuant to a change of domicile merger which became effective on September 1, 2004. The change of domicile merger was preceded by another merger with On Alert Systems, Inc. ("On Alert") which was also merged into Cyber Defense. On Alert was incorporated on March 17, 2003 in the State of Nevada and subsequently acquired a control position in our majority-owned subsidiary, Cyber Aerospace Corp. ("Cyber Aero") in March 2004. As a result of the foregoing, we became the successor to E-City and our shares of common stock began trading on the OTC Bulletin Board under the symbol, "CYDF" on September 7, 2004. On March 31, 2005, our majority owned subsidiary, Cyber Aero, was merged into the Company in order to consolidate operations into one company, with one name, and one group of shareholders. On September 19, 2005 we acquired all the shares of Techsphere Systems International, Inc., ("TSI") a Georgia Corporation for 23,076,923 Class A common shares and 245,455 (45%) of the issued and outstanding shares of Class B common stock. On May 22, 2006, Techsphere Systems International, Inc., ("TSI") has closed on a lease contract for two of its SA-60A Spherical Airships to a fortune 100 publicly held company at an estimated initial contract value of approximately $4.2 million. The Company received an initial down payment of $700,000, with the closing.


Overview

      Our mission is to acquire and/or develop offensive and defensive security technologies that support a full line of interoperable protection disciplines. By acquiring a homogeneous suite of security products through teamed and licensed marketing and distribution agreements, we plan to introduce our new product line to multiple markets. We believe that prospective government and commercial clients that we are seeking all share similar needs: enhanced security, mobile communication platforms and increased surveillance capabilities.

      As a result of the global war on terror that has re-defined need for security protection both at home and abroad, Cyber Defense is focusing on developing affordable and efficient tools and equipment. As of today our existing products include the TSI SA 60A airship the SA 90MA and the scalable CyberBug(TM) a small-unmanned air vehicle (UAS) and the developmental CyberScout(TM), M.A.R.S.(TM) MAA and HAA airships. The airships and UASs are used primarily to provide persistent surveillance 24/7 and have been updated to include the latest tracking devices for troop and weapon movement. These proposed airships have unique capabilities such as the SA 60A Low Altitude Airship (LAA) with capabilities of up to 10,000 feet, the ability to carry equipment of up to 500 lbs and the ability to fly up to 10 hours. The Mid Altitude Airship SA90MA has specifications including remaining stationary for up to 48 hours, carrying equipment up to 1,000 lbs, and maintaining stationary keeping at altitudes up to 20,000 feet. The U.S. Navy Naval Air Systems Command (NAVAIR) awarded a series of technology-proof of concept contracts to CYBER. NAVAIR, along with additional government agencies, consider the airship CYBER purchased from TSI one that offers capabilities that are becoming an important part of the United States Department Of Defense ("DoD") and Intelligence Agencies strategy; many of these were tested on the first operational prototype the TSI SA 60.

      The CyberScout(TM) is the first in a series of planned vehicles by Cyber Defense that employ a vertical take-off and landing technique ("VTOL"). Its propulsion technology evolved from utilizing gas power to a planned three-turbine, jet-fueled aircraft-less than 10 feet in overall dimensions and weighing in at under 80 pounds fully fueled with payload-which is considered unique among its peers in the industry.

      The CyberBug(TM) UAS is the first scalable, unmanned aircraft that is available (from approximately 4.3 pounds to 14 pounds) and can carry up to a 5.5-pound payload. The CyberBug(TM) can be customized with high-power day and night vision. The CyberBug(TM) may be hand launched in remote areas by one person, within an approximate 30 second time frame and it can be recovered easily in winds of up to 20 MPH or more. It includes an autopilot and a data link with GPS overlay.

      The unique design of the Cyberbug(TM) allows it to fly over an hour using sophisticated cameras and sensors, in day or night-time situations and fly either via autopilot or controlled individually by joystick. We believe that the relatively low product cost and end-user price will allow UASs of this nature to be used by municipal police and other smaller, regional security organizations throughout the world.

      Additionally, sensor and communication enhancements under development by outside contractors are tested and ultimately fielded by Cyber Defense under joint ventures with external strategic partners to provide a fully integrated network from the ground to satellite.

      Recent developments and early testing results for the SA 60 as a low altitude "advertising" airship were satisfactory and have provided the Company with a new potential source of revenue. The SA 60A has a scheduled deployment for early 2007. With less than 50 advertising airships operating in the world the potential market could generate a reoccurring revenue stream of millions in a very short period of time. The ability to operate at elevations of over 5000 feet and the unique shape and maneuvering characteristics give the SA 60A a distinct market advantage.

      Sierra Nevada Corp. ("Sierra" or "SNC") has the exclusive government integration rights and the first right of refusal on all commercial airships. Currently Cyber Defense, TSI and Sierra have been co-developing technologies that will be utilized on both the SA 60 and SA 90 airships.

      We secured an ITAR Agreement from the U.S. Department of State. The ITAR Agreement will allow us to export our UASs to countries approved by the U.S. Government. We anticipate that a significant amount of our revenues in the future will be derived from overseas sales.

      SNC issued to TSI the first purchase order for long lead items for the development project to build a high altitude airship. In addition, Naval Air Systems Command, or NAVAIR, recently contracted with us to flight-test the SA-60 spherical Airship in order to evaluate its potential to satisfy future military and defense requirements. The SA-60 is manufactured by TSI. SNC has an exclusive agreement to be the sole integrator for the TSI Classified Government Airships which will provide technology, payload, and sensor integration for the ongoing project.

      Our initial focus was to market our existing products to the DoD homeland defense and intelligence agencies, as this is a substantial market. Understanding our future technology needs requires on-going analysis, and Cyber Defense is poised to address those needs. We intend to further expand into other market segments that require enhanced security, mobile communication platforms and increased surveillance capabilities. Examples of market segments include, but are not limited to: industrial plants, chemical plants, nuclear sites, oil rigs, oil pipelines, and ports.

      We intend to provide a suite of integrated security products that will be deployed quickly, cost effectively and securely. We believe that the global war on terror has redefined this country's need for security protection both at home and abroad. Since the increased awareness of terrorist attacks, an entire industry has emerged to provide solutions to support homeland defense. Furthermore, most of the civilized world is confronted with ongoing threats of terrorism and the Company intends to build and develop other products and sell marketing airships support similar to the advertisement blimps seen at sporting events, targeting various industries and broadening its sources of income.

      Management anticipates, but cannot guarantee, that existing technology developed by Cyber Defense, along with future planned innovations, will be able to meet these security challenges with cost effective solutions.

      Notwithstanding, our products represent new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be given that it will function in a cost-conscious manner, if at all, in the uses for which it is designed. In that regard, none of our products have been tested in either simulated or real combat conditions. Furthermore, we face competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

      Our auditors, Hansen, Barnett & Maxwell, the Company's Independent Registered Public Accounting Firm, also raise substantial doubt about our ability to continue as a going concern.

Operations of Cyber Aero

      Since March of 2004,we have been engaged in two projects:

      (a) designing and building a new generation of UASs for security and military applications; and

      (b)  sales  and   marketing   of  Airships   for   security  and  military
applications.

The Use of Unmanned Aerial Systems

      UASs have been referred to in many ways: RPVs (remotely piloted vehicle), drones, robot planes, and pilot-less aircraft. The DoD defines UASs as powered, aerial vehicles that do not carry a human operator, use aerodynamic forces to provide vehicle lift, are able to fly autonomously or be piloted remotely, can be expendable or recoverable, with the ability to carry a lethal or non-lethal payload. Ballistic or semi-ballistic vehicles, such as cruise missiles and artillery projectiles, are not considered UASs by the DoD.

      UASs differ from RPVs in that some UASs can fly autonomously. UASs are either described as a single air vehicle (with associated surveillance sensors), or a UAS system, which usually consists of three to six air vehicles, a ground control station, and support equipment.

      UASs are thought to offer two main advantages over manned aircraft: they are arguably cheaper to procure, and they eliminate the risk to a pilot's life. UASs protect the lives of pilots by performing the "3-D" missions - those that are "dull, dirty, or dangerous" and do not require a pilot in the cockpit. Furthermore, for those certain missions which require a very small aircraft, only a UAS can be deployed because there is no equivalent manned system small enough for the task.

Design and Development of the Company's UASs

      In March of 2004, we began assembling a team of military experts, aeronautical, and composite engineers to design and build a new generation of UASs. We engaged Mr. James Alman, an Aeronautical Engineer with an extensive background in experimental aerial vehicles and airline operations, to design what came to be known as the CyberBug(TM), a lightweight low-cost, micro-mini UAS, and the CyberScout(TM), a heavier, more sophisticated UAS.

      To provide the technology and know-how for the venture, we determined that it would be in our best interests to acquire certain designs, technology, and equipment owned by Mr. Alman. Accordingly, in March of 2004, Cyber Aero entered into an agreement (the "Original Alman Asset Purchase Agreement") pursuant to which Cyber Aero purchased from Mr. Alman the right to manufacture and sell UASs designed by Mr. Alman, in consideration of a promissory note to Mr. Alman for $100,000 due on December 5, 2005, the issuance of 1,000,000 shares of Cyber Aero's common stock, par value $0.0001 per share, to Mr. Alman, and the undertaking to pay as a royalty to Mr. Alman a sum of money equal to 5% of the gross invoiced selling price of each CyberBug(TM) and CyberScout(TM) unit sold, less sales tax and commissions.

      On January 11, 2005, the Original Alman Asset Purchase Agreement was modified (the "Amended Alman Asset Purchase Agreement"), so that Mr. Alman would receive as a royalty, a sum of money equal to 5% of the gross profit of each CyberBug(TM) and CyberScout(TM) sold during the life of any patent covering the intellectual property, provided, however, it did not exceed twenty (20) years from January 11, 2005, less sales taxes, shipping and commissions.

      We recently completed the following two flying prototype UASs:

            o     The low-cost CyberBug(TM).


      This scalable, unmanned aircraft is available in three versions. The smaller CyberBug(TM) weighs approximately 4.3 pounds. The medium weighs 8.5 pounds and the larger CyberBug(TM) weighs approximately 14 pounds and is capable of lifting a larger payload depending on each type of mission. On board options include, but are not limited to, high power day and night vision. In-house testing indicates that the CyberBug(TM) can be assembled and launched in remote areas in approximately 30 seconds by an individual and are easily recoverable in winds up to approximately 20 MPH. All of the CyberBugs are fully autonomous with GPS overlay.

      The CyberBug(TM) basic uses are intended for surveillance in areas of concern when troops are in dangerous situations; and short term flights for the surveillance of law enforcement and border patrol missions. Currently Cyber is in production with 2 models of the CyberBug(TM) both the Large and Medium models. The complete system is both portable and easy to transport. The basic medium CyberBug(TM) system has a base price of approximately $30,000.

            o     The CyberScout(TM)

      The CyberScout(TM) is the first in a series of planned vehicles by Cyber Defense that employ a VTOL technique. Cyber Defense has recently completed a series of controlled flight tests with the CyberScout(TM), and its propulsion technology is evolving from utilizing gas power to a planned three-turbine, jet-fueled aircraft-less than 10 feet in overall dimensions and weighing in at under 80 pounds fully fueled with payload- a feature which is considered unique among its peers in the industry.

      The CyberBug(TM) and CyberScout(TM) will be marketed by us and we have filed patents with the United States Patent and Trademark Office to protect their unique features.

      One  of  our   competitors   is   attempting   to   develop  a  UAS  which
replicates/copies the CyberBug(TM), and we served this organization with notice requesting such competitor cease and desist from its activities.

Use of Airships

      The use of Airships to provide high altitude surveillance is not a new concept. For over one hundred years, balloons have been used by battlefield commanders to get a "big picture" perspective. We anticipate that a new generation of Airship design will bring an enhanced potential to the field by integrating advanced communications with mobile platform stability. We believe Airships can operate 25-30 percent cheaper than comparable rotary wing or fixed wing aircraft. The physical configuration of these Airships will allow the system to remain airborne in a set location longer than previously possible. Furthermore, in addition to providing "hovering" ability, the engines of the new generation of Airships are designed to rotate, allowing the ship to fly, versus float, to its station. This design also permits the Airship to spin on its axis permitting greater mobility.

            Airships   have   significant   potential   military   and  security
applications:

            o Surveillance (the military, Drug Enforcement Agency/Customs, the Coast Guard, etc.) of movements 24 hours a day/ seven days a week in multiple environments;

            o     Quick    replacement    of    obscure/destroyed     technology
                  infrastructures    with   on-board   wireless    communication
                  capability; and

            o     Command and control of ground and airborne communications.

      In addition, Airships have civilian applications, such as providing wireless solutions in the growing U.S. broadband market. We believe a byproduct of this technology will be the formation of mobile "Cell Towers" for remote locations or overloaded systems. Used both for planned and unplanned occurrences (Super Bowl, New Year's, and other major events), we believe that positioning one of these Airships above a city or area of interest could provide a mobile communications platform which would allow for cell, microwave, broadband and video technology. High above the area of concern or service, this platform could be put into place within three hours of an event and maintained for a long period of time to support core systems. Although we have had discussions with several large telecoms, no firm agreements to purchase an Airship have materialized as of yet. On May 22, 2006, Techsphere Systems International, Inc., ("TSI") has closed on a lease contract for two of its SA-60A Spherical Airships to a fortune 100 publicly held company at an estimated initial contract value of approximately $4.2 million. The Company received an initial down payment of $700,000, with the closing.

Competition

      A number of UASs presently exist, both domestically and internationally. Their payload weight carrying capability, accommodations (i.e., volume, environment, etc.), mission profile (i.e., altitude, range, duration, etc.) and their command, control and data acquisition capabilities vary significantly.

      A buildup of domestic UAS configurations, promoted by the DoD occurred in the late 1980s and well into the 1990s. During this time, the DoD sought UASs to satisfy their mission unique surveillance requirements in either a Close Range, Short Range or Endurance category of vehicle. Close Range was defined to be within approximately 50 kilometers; Short Range was defined as within approximately 200 kilometers and Endurance was anything beyond 200 kilometers.

      With the advent of newer technology, and with the demonstrated performance of the UASs provided to the DoD by industry, the Close and Short Range categories have since been combined and a later separate Shipboard category has been added. The current classes or combinations of these type vehicles are presently called Tactical UAS followed by the Endurance category.

      Within these three categories of vehicles (LOCAL, REGIONAL, and ENDURANCE), approximately 22 companies within the U.S. are or have been involved and represent approximately 45 different UAS configurations. See UAS characteristics chart for base platforms. Their known performance capabilities and payload accommodations are presented below. They range in size from hand-held to much larger vehicles with payload weight capabilities ranging from a few pounds to approximately 2000 pounds.

                                     UAS CHARACTERISTICS AVAILABLE

UNMANNED AERIAL               ENDURANCE                     PAYLOAD WEIGHT               ALTITUDE CAPABILITY
 VEHICLE                       (HOURS)                      (POUNDS)                     (FEET)
Aerosonde                     40.0 hrs.                     2.2 lbs.                     20,000 ft.
Altus2                        24.0 hrs.                     330 lbs.                     65,000 ft.
BQM-34                        1.25 hrs.                     470 lbs.                     60,000 ft.
Exdrone                       2.5 hrs.                      25 lbs.                      10,000 ft.
Global Hawk                   42 hrs.                       1,960 lbs.                   65,000 ft.
Gnat 750                      48.0rs.                       140 lbs.                     25,000 ft.
Pioneer                       5.5 hrs.                      75.0 lbs.                    12,000 ft.
Shadow 200                    4.0 hrs.                      50 lbs.                      15,000 ft.

Principal competitors include, but are not limited to: AAI Corporation and its Shadow System (developed) and Lockheed Martin, which has recently instituted a Skunk Works project with the Jet Propulsion Laboratory (JPL). Raytheon also recently announced a UAS Program named Bike Shop.

      We do not believe either CyberBug(TM) and CyberScout(TM) will face competition in the near future. Large multinational companies require a substantial return on investment prior to commencing any development efforts - both CyberBug(TM) and CyberScout(TM) are inexpensive units - and will likely not be able to generate the types of returns necessary for competitors to even consider entering the market.

Design and Development of the Airships

      TSI has the exclusive worldwide right and license to manufacture Airships which it acquired from 21st Century Airships, Inc., a Canadian corporation ("C-21"). TSI, in turn, is under contract with C-21 to purchase one Airship from C-21 pursuant to an Agreement of Purchase and Sale of Airship, dated December 4, 2003, between TSI and C-21 (the "TSI/ C-21 Purchase Agreement").

      As of March 10, 2004, Cyber Aero entered into an agreement (the "Original TSI Asset Purchase Agreement") pursuant to which Cyber Aero agreed to purchase from TSI one (or more) prototype Airships from TSI. Under the Original TSI Asset Purchase Agreement, TSI will transfer, assign, and deliver to Cyber Aero TSI's right, title and interest in and to the TSI/ C-21 Purchase Agreement.

      In addition, Cyber Aero acquired from TSI the right to market, on an exclusive global basis, the military and governmental rights to TSI's Airships, subject, however, to a prior agreement (which prior agreement is no longer applicable) with a third-party, for the exclusive world-wide right to market Airships for governmental applications and the non-exclusive world-wide rights to market Airships for telecommunication applications. Under the agreement, once we market and sell an Airship to a third party, such party is deemed to be an exclusive customer of the Company.

      Pursuant to the Original TSI Asset Purchase Agreement, Cyber Aero agreed to pay a total of $2,700,000,

      (a) of which, $1,200,000 would be paid to TSI to acquire and implement the Airship itself (i.e., the AeroSphere SA-60); and

      (b) of which $500,000 would be paid to TSI for exclusive world-wide marketing rights to military and governmental business; and

      (c) of  which  $1,000,000  would  be paid  to the  Georgia  Tech  Research
Institute ("GTRI") to integrate surveillance, communication, and advanced technical and ground crew solutions pursuant to the terms of an agreement between TSI and GTRI (the "TSI/GTRI Research Project Agreement").

      As part of the Original TSI Asset Purchase Agreement, On Alert issued convertible debentures to TSI. However, as set forth below, by mutual consent, the Original TSI Asset Purchase Agreement was subsequently modified, the Georgia Tech Research Institute initiative was abandoned, and the convertible debentures were never issued.

      In addition, under the Original TSI Asset Purchase Agreement, Cyber Aero was required to pay $500,000 in cash; the balance of the purchase price was represented by debt obligations of Cyber Aero to the other parties.

      In June of 2004, the Original TSI Asset Purchase Agreement was amended.

      Prior to the execution of the amendment to the Original TSI Asset Purchase Agreement, TSI executed an agreement with SNC providing SNC with the exclusive integration contract for government end users of TSI's Airships. The principals of SNC have substantial experience in DoD procurement, and it is anticipated by management that they will be of great assistance in marketing Airships.

      Accordingly, the amendment was undertaken to adjust the price of the AeroSphere SA-60 which Cyber Aero had agreed to purchase, as follows: Cyber Aero allowed TSI to sell the Airship to Sierra Nevada, and in turn, Cyber Aero was the designated seller of the Airship. The purchase price was $2,700,000. We further agreed to order a new 76' Airship conditioned upon the specifications being approved by both parties. The sale of the AeroSphere SA-60 was completed; however, the specifications of the new Airship are still under negotiations, because, as at this date, the future needs of potential clients call for a larger Airship to be built. TSI is currently building the new generation SA 90 which is designed to fly up to approximately 25,000 feet and stay on station up to 2 days.

      The balance due TSI by SNC was credited to the original amount owed of $2,200,000 with the difference credited to the new Airship. On July 15, 2004, an additional $675,000 was paid to TSI as a security deposit for the new Airship. In addition, as a result of this resale by Cyber Aero, Cyber Aero was relieved of its debt obligations to each of TSI and GTRI under the Original TSI Asset Purchase Agreement and the TSI/GTRI Research Project Agreement, respectively.

      One Airship (the AeroSphere SA-60) has been field-tested on various occasions. Although representatives of DoD were present and expressed interest in utilizing the Airships, no purchase order has yet been received, and we are unable to predict if one will ever be issued by DoD. There has been continued interest in the use of Airships and we are currently in negotiations with one of our prospects to purchase one or more Airships by year-end.

      Notwithstanding the foregoing, in October and December of 2004, Cyber Aero received the sum of $803,250 from Integrated Solutions Technology, Inc, a contractor agent for NAVAIR, as reimbursement and compensation for its efforts in participating in these field tests.

      The Airships represent new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be given that it will function in a cost-conscious manner. In addition, our existing Airship has not been tested in either simulated or real combat conditions. Moreover, we face competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

      In addition, Cyber Defense has filed a patent application for new Airship designs, which Cyber Defense plans to have built under the current agreements existing between TSI and SNC.

Business Operations of Cyber Defense - Resellers

      In addition to direct sales, Cyber Defense plans on selling its line of UASs through agreements with non-exclusive distributorships both in the United States and internationally. We seek to include in our annual distributorship agreements commitments by the dealers to purchase 10 units (two upfront) for non-exclusive territories. Cyber Defense will provide protection for territory owners as well as product marketing/sales training. Exclusive international dealerships and reseller agreements will also be available.

      As a result of the merger with On Alert into Cyber Defense, we are presently the sub-licensee (from Proxity, Inc., a public company listed on the Pink Sheets, LLC under the symbol, "PRXT" ("Proxity"), a beneficial owner of approximately 28% of our capital stock. Our Chief Executive Officer and Chief Financial Officer is also the Chief Executive Officer of Proxity and owns or has voting control of approximately 25% of the outstanding and issued shares of capital stock of Proxity.

      The original exclusive marketing and distribution rights were obtained from Synchros by Proxity. Proxity paid $40,000 to obtain the gun shot license for a period of 15 years from Synchros, and Proxity was to receive 50% of the profits from sales. After organizing On Alert, Proxity sub-licensed the technology to On Alert. In consideration, (i) On Alert agreed to pay $13,900 to Proxity and to assume all costs relating to the research and development completed to date, and (ii) Proxity purchased 16,000,000 (and, subsequently, an additional 2,750,000) shares of the common stock of On Alert for par value (i.e., for a total of $18,750).

      In September of 2003, the arrangement between Synchros and On Alert was modified to reduce the terms and conditions. We do not deem the modification of this license to be a material event. Synchros is a dormant company, and it does not have the funds, nor any concrete plans to actively pursue the matter. Commercial development of the GDS technology would also require a commitment of significant resources not presently available to us. Accordingly, we wrote off the GDS technology since it was materially impaired.

      Cyber Defense has re-seller arrangements with Traptec. Traptec develops systems that use acoustical and ultrasonic means to sense and evaluate activity pertinent to law enforcement, security, and defense industries. These systems are specifically tailored to identify the acoustical and ultrasonic signatures of weapons discharge, bombs, explosions, spray cans, tire leaks, intrusion sounds, and voice-initiated alarms. Once identified, the system will promptly reports event details to appropriate personnel through dynamic links to the Internet, global positioning systems, pagers, cell phones, or other surveillance and communications equipment.

      On November 10, 2003, On Alert entered in to an agreement with Traptec (the "Original Traptec Licensing Agreement") pursuant to which On Alert licensed to Traptec the right to market certain technology related to gunshot detection. The parties modified the Original Traptec Licensing Agreement to grant Cyber Defense the right to represent Traptec to market certain products under Traptec's distributorship agreement with World Wide Eyes, LLC. Subsequently, the Original Traptec Licensing Agreement was amended to extend its term and to modify the fees required to be paid by us to Traptec.

      The gun-shot technology represents new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be given that it will function in a cost-conscious manner, if at all, in the uses for which it is designed. None of our products have been tested in either simulated or real combat conditions.

Recent Developments

      We agreed to loan to TSI the sum of $1,000,000 (subject to certain adjustments) pursuant to the Loan, whereby TSI will repay an outstanding licensee fee owed to C21 under a license agreement dated January 16, 2004. The note is secured against all of TSI's assets and bears interest at a variable rate equal to prime, plus 1.5%, maturing within 12 months following the date of the Option Agreement. As of the date of the Loan, we have the right to appoint one member to TSI's board of directors. In July 2005, TSI appointed Stephen I. Johnson RADM USN (ret.), one of our directors, to its board of directors.

      As part of the transaction, TSI and the TSI Equity Owners the Company merged a wholly-owned subsidiary with and into TSI. Upon the exercise of the option and the approval of the Merger by the holders of a majority of the issued and outstanding capital stock of the Company and TSI, all of the outstanding and issued capital stock of TSI was converted into: (i) 23,076,923 shares of the Company's Class A common stock, par value $0.001 per share; and (ii) such number of shares of the Company's Class B common stock, par value $0.001 per share, as was required so that the holders of such shares, and the TSI Equity Owners own in the aggregate 45% of such stock, based on the Company's then current outstanding capitalization. The TSI Equity Owners agreed to be bound by restrictions on the transfer of their shares which were substantially identical to those previously agreed upon by Mr. Robinson in an earlier debt financing.

      On June 6, 2005, we entered into the C21 Agreement. Pursuant to the C21 Agreement, we agreed to lend an additional $250,000 to TSI pursuant to the New TSI Note, and we, on behalf of TSI, agreed to issue a promissory note to C21 for payment of the balance of a license fee owed by TSI to C21. The Cyber Note is payable to C21 in full on August 24, 2005 with interest at the rate of 12% per annum.

      Effective on June 3, 2005, the Company and TSI executed the Amendment. Pursuant to the Amendment, the Company changed the maturity date of the previously issued $1,000,000 principal aggregate TSI secured promissory note to May 24, 2006. In addition, the Company agreed to issue to C21 the Cyber Note as payment in full of the balance of the license fee. As consideration for such issuance, TSI issued the New TSI Note to the Company. The Amendment also required that the New TSI Note, Cyber Note and any notes issued by TSI to the Company in consideration for the Company's Chief Executive Officer, Mr. Robinson, undertaking to renegotiate the Other Creditors Notes, would be secured by a first lien on all of TSI's assets. When the Company merged with TSI, at the effective date of the merger of TSI with and into the Company, such security interest was released by the Company. Furthermore, TSI and the Company have the right to amend, replace or cancel the New TSI Note, Cyber Note, the Other Creditor Notes and the security agreement without the consent of the other parties to the Amendment.

      On September 19, 2005, the Company consummated a transaction (This "Merger") with Techsphere Systems International, Inc. ("TSI"), which resulted in TSI becoming the Company's wholly owned subsidiary. Pursuant to a plan of reorganization and agreement of merger Cyber Acquisition Sub, Inc (the "Sub") merged into TSI, the separate existence of Sub ceased and TSI became the surviving corporation. In connection with the Merger, the Company issued to the shareholders of TSI a total of 23,076,923 shares of its Class A Common Stock and 245,455 shares of its Class B Common Stock for all of the issued and outstanding stock of TSI.

      On April 1, 2005, Cyber Defense entered into a Securities Purchase Agreement (the "SPA"), by and among Cyber Defense Systems, Inc., and AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Under the SPA the Company agreed to issue and sell to the Purchasers Secured Convertible Term Notes in the aggregate principal amount of Four Million Dollars ($4,000,000).

      In July, 2005 TSI amended the 21st Century Airship License agreement that restricted the use of Airships for the purposes of commercial advertising, sightseeing, heavy lifting or used as personal "flying (air) yachts", was amended to remove the exclusion in Section 2 for "commercial advertising" described in the Exclusive License Agreement, so that TSI is hereby granted the Exclusive License to manufacture and sell or lease the Airships as described in the Exclusive License Agreement for the purpose of "commercial advertising". It further stated that TSI shall pay 21st Century Airships, Inc. a royalty payment of Four Hundred Thousand Dollars ($400,000 USD) for each Low Altitude Airship manufactured by TSI for the purpose of "commercial advertising". Since September 19, 2005, pursuant to the acquisition of TSI, all rights and duties have been integrated by the Company.

      On March 15, 2006, the Company entered into a Securities Purchase Agreement, dated as of March 14, 2006 with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC ("AJW") whereby the Company authorized the sale of an aggregate of $2,000,000 of 6% Callable Secured Convertible Notes and warrants to purchase 2,000,000 shares of common stock for a total offering price of $2,000,000. The $2,000,000 is to be funded in three tranches ($1,000,000 on March 15, 2006, $500,000 upon filing a Registration Statement and $500,000 upon effectiveness of the Registration Statement). The conversion price is the lesser of $3.00 or 50% of the average of the lowest three intra-day trading prices for the Company's common stock during the 20 trading days immediately preceding the conversion date. The warrants to purchase Class A common stock are priced at $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance. In connection with the sale, the Company also entered into a Registration Rights Agreement with AJW, requiring it to file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory. In addition, the lenders have agreed to subordinate to an institutional lender. On March 15, 2006 the Company received $1,000,000 in exchange for the 6% Callable Secured Convertible Notes and issued warrants for 1,000,000 shares of common stock valued at $492,900 on the date of issuance. The beneficial conversion feature was valued at $2,599,655. The Company has allocated $1,000,000 of the beneficial conversion feature as a discount on the notes which will accrete over the three year life of the notes.

EMPLOYEES

      As of the date of this prospectus, we have 16 employees. Of these employees, 7 serve in management positions as full time employees.

      None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

DESCRIPTION OF PROPERTY

      Cyber Defense Systems, Inc. owns no real property. We are located at 10901 Roosevelt Boulevard Suite 100D in St. Petersburg, Florida. This facility is over 3,500 square feet and houses our corporate headquarters, R&D facilities and is being readied for final assembly of our CyberBug(TM) and CyberScout(TM) product. We currently pay rent of $3,510 per month. Techsphere rents office space in Atlanta, GA and such lease expires in June 2006. at which point the personnel will relocate to either new premises or will share tenancy in Columbus. Techsphere also leases warehouse and manufacturing space in Columbus, GA for $7,800 per month and that lease expires in August, 2006.

      All of our facilities are in good repair.

      We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, management believes it will be able to secure additional space at commercially reasonable rates.

      We do not have any investment policies with respect to investments in (i) real estate or interests in real estate, (ii) investments in real estate mortgages and (iii) securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings, nor are any legal proceedings pending or threatened, other than those arising in the ordinary course of business. We are not aware of any legal proceedings contemplated by any governmental authorities involving us. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

                                   MANAGEMENT

      The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of June 3, 2006:

Name                                   Age       Position
----                                   ---       --------

William C. Robinson                    50        Chairman, CEO
David M. Barnes                        63        CFO
James Alman                            45        Vice-President of Engineering
Keith Vierela                          43        Director and COO
Joseph A. Grace, Jr.                   47        Director
Frank Lively                           71        Director
Mike Lawson                            49        Director
Marinko Vekovic                        52        Director
Stephen I. Johnson RADM USN (ret.)     58        Director

      All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the officers and directors.

      Information concerning our executive officers and directors is set forth below.

William C. Robinson - Founder/CEO, and Chairman of the Board of Directors

      Mr. Robinson has more than 20 years experience in the public equity markets, including management positions at Paine Webber, and Prudential Securities. Mr. Robinson has performed as a successful start-up entrepreneur, and as a corporate officer and director of eight public companies. He brings seasoned operational, fund-raising, and merger and acquisition skills to the Cyber Defense team. As a principal, he has been responsible for initiating and negotiating more than $100,000,000 worth of merger and acquisition transactions and has developed, bought, and sold more than 20 companies, eight of which were from inception to full public company status. From April 2000 until October 2003, Mr. Robinson was CEO/CFO/President of Trivia Group, Inc. From April 2001 until October 2003, Mr. Robinson was CEO/CFO/President of Computer Support Associates, Inc. From March 2003 until April 2005, Mr. Robinson was CEO/CFO of Cyber Aero, our former subsidiary. In addition, prior to its merger into Cyber Defense, Mr. Robinson was the CEO/CFO and sole Director of On Alert.

      Mr. Robinson is also the CEO/CFO and Chairman of the Board of Directors of Proxity. Proxity specializes in the deployment and integration of security protection technology and government contract fulfillment. Trading in the common stock of Proxity is reported in the inter-dealer quotation system maintained by the National Quotation Bureau, Inc. and the Pink Sheets under the symbol "PRXT." Mr. Robinson is also President of the wholly owned subsidiary Techsphere Systems International, Inc. and the General Partner of Cherokee Raiders, L.P., a family limited partnership.

      Both Proxity and Cherokee are affiliates of the Company.

David M. Barnes - CFO

      Mr. Barnes was appointed as the Chief Financial Officer of Cyber in August 2005. Mr. Barnes has also been Chief Financial Officer and a director of American United Global Inc. (AUGB) since May 1996 and sits on the board of Searchhelp, Inc. (SHLP), Thinkpath Inc. (THPHF), MDWerks, Inc. (MDWK) and Roadhouse Foods, (RHSE) and is Chairman of the Audit committee and Compensation committee of SHLP and MDWK.

James Alman - Founder/Vice-President of Engineering

      Before joining Cyber Defense, from November 1999 to July 2004, Mr. Alman served as the Director of Engineering for AirTran Airways and led a group of engineers in the technical support of AirTran. Mr. Alman has worked on the Electromagnetic Interference (EMI) project, Secure Cockpit Doors project, the Autoland project, and various new aircraft introduction projects. As a test engineer for the NASA Langley Research Center, Mr. Alman designed various types of wind tunnel research hardware. He was a team member on the Daedalus Project, a MIT-based group that designed, built and flew three 114-foot span composite human powered aircraft that holds three world records for human powered distance flying. Mr. Alman received a Bachelor of Science degree in Aerospace Engineering from Boston University in 1987.

Keith Vierela - COO/ Director

      Mr. Vierela had over 20 years of experience in advanced technologies and business development. He served as and Avionics Navigation Systems Specialist in the United States Air Force, attached to the 320th Bombardment Wing of the Strategic Air Command in Sacramento, CA. In this role, Mr. Vierela received training on numerous Avionics Systems and Radar Systems such as: Search and Weather Radar and Radar Beacon Systems, Instrument Landing Systems, Tactical Navigation Systems, Radar Altimeters and IFF (Identification, Friend or Foe) Systems. Mr. Vierela was Honorably Discharged in 1986.


Joseph A. Grace, Jr. - Founder/Director

      After serving almost nine years as a nuclear submarine officer, he left the active duty Navy to take a position with a Fortune 500 Electronics firm in California, where he held various positions in sales and sales management. He returned to Louisiana in November of 1994 to become the founding President of the LTC, a technical trade association committed to transforming the Louisiana Technology Industry. Mr. Grace has remained active as a Captain in the United States Naval Reserve. In 2001, Captain Grace assumed the Reserve position of Special Projects officer and spokesperson for the Navy's $8 billion enterprise rollout of the Navy Marine Corps Intranet. He has since been fully recalled to Active Duty in support of Operation Enduring Freedom, as the Chief Information Officer for U.S. Navy Medicine. His responsibilities include all Operational Information Management and Information Technology in support of the Bureau of Medicine and Surgery for the Surgeon General. He is active on many Boards and Committees and is a recognized leader of the business community of Louisiana. Mr. Grace is a 1980 graduate of the United States Naval Academy. He received his executive MBA from the University of New Orleans in 1997.

      Mr. Grace has been a Director of Proxity since May 2001.

Frank Lively - Director

      Mr. Lively received a Bachelor of Arts Degree from the University of Richmond in 1956. He went to work for as maintenance Repair Specialist at General Electric Co in 1956. In 1958, he became a Property Claims Adjuster for Federated Mutual Implement and Hardware Insurance Co. In Richmond, VA. He was promoted to Claims Supervisor in 1960. In 1967, he accepted a job to open a new office for Western Salvage and Appraisal Co., in Atlanta, GA. Frank began as a field rep for that company until in 1974 he was promoted to the position of Manager of the Southeastern Region. During that period of time, from 1974 until 1980, and with the growth of the company, there were three satellite offices opened in the Southeastern Region.

      In 1981, Frank was offered and he accepted a position with Underwriters Salvage Co., of Chicago, as Regional Vice President. Underwriters Salvage was the largest salvage company in the nation owned by a cartel of insurance companies. In 1983, Frank was offered a position with Blackmon Mooring Co., as a V P of Marketing and Sales for their catastrophe company. In 1984, M. F. Bank Co. (formerly Western Salvage). In 1985, Mr. Lively founded the Restoration Company (TRC), which was to be headquartered in Atlanta.

      Frank served as President and CEO of TRC from 1985 until 1994 when he sold his partnership in TRC. During that period of time, TRC grew from a start-up to sales of $20 million and had three branch offices. The company was called to serve the insurance industry all over the world, including Italy, the UK, Fiji Islands, Australia, Singapore, Canada, Mexico, and others. The largest restoration job ever in the USA was the restoration of the World Trade Center in New York in 1993 when terrorists attacked it. Because of the company's reputation the port authority hired TRC, immediately without the job going out for bid. TRC with 110 supervisors worked 3,400 laborers 24 hours per day and completed the job in 16 days.

Mike Lawson- Director

      Mr. Lawson has been involved with the international aerospace community for 15 years. In 1989, Mr. Lawson founded Space Marketing, Inc., which successfully worked with the NASA and Russian Space Agency on commercialization of space program initiatives. SMI was responsible for creating a national promotion for the Pepsi-Cola Company in a 1990 "Take Flight with Ideas" campaign with NASA. Mr. Lawson also participated in President George Bush's Outreach Program to evaluate the return to the Moon and ultimately a manned landing on Mars. Mr. Lawson was involved with the Lunar Prospector project that landed on the Moon in mid 1997. In 1992, Mr. Lawson's company created two International Space Exhibits, a Space Station Tour with NASA exhibits and a full scale Lunar Habitat. The two exhibits toured 50 cities throughout the United States and Canada and was visited by more than 20 million people between 1992 and 1996. Mr. Lawson was responsible for executing a contract with Pepsi-Cola to film the first commercial in space outside the Mir Space Station. Pepsi and Mr. Lawson's success led to other promotional space campaigns with corporations such as Frito-Lay and MTV.

Marinko Vekovic - Director

      Mr. Vekovic has been the President of a management consulting company, Alpha Medical Consulting, located in Irvine, California since 2003. From 1999 to 2002, he was the Senior VP Marketing and Sales at ICN Pharmaceuticals (NYSE:
VRX) He is also President of MVC Consulting, and had over ten years with Eli Lilly (NYSE: LLY) from US to Latin America and Europe as Director of Operations:
Europe, Middle -East, Africa Region. Mr. Vekovic has over 25 years of multidimensional expertise, both domestic and international, in general management, business development, strategic planning, marketing and sales, and experience with Global and start-up companies. He has managed companies with market capitalizations ranging from $3 million to $850 million, and has started companies on the London Stock Exchange, the NYSE, and NASDAQ. Mr. Vekovic received an MBA in General Management from IMD -Lausanne Switzerland in 1987 and a B.S. in Economics from London University UK in 1979.

      Mr. Vekovic has been a Director of Proxity since October 2003.

Stephen I. Johnson, RADM U.S. Navy (Retired) - Director

      Mr. Johnson's 30-year Navy career included command of the Nuclear Fast Attack Submarine U.S. CITY OF CORPUS CHRISTI (SSN-705); service as Major Acquisition Program Manager for Submarine Electronic Systems (PMS-401), Naval Sea Systems Command (NAVSEA); Program Director, Information Support Systems (PD-15), Space and Naval Warfare Systems Command (SPAWAR); and Project Director, Navy Year 2000 Project (CNO-N6Y). From June 1999 until April 2001, Mr. Johnson has been a Vice-President of Business Development for Integration Partners, Inc. Since January 2001, January 2002 and June 2003, Mr. Johnson has acted as a consultant to SBS Consulting, Inc., UCSD Jacobs School of Engineering and Asher Training, Inc., respectively.

      Subsequent to his naval service, Mr. Johnson has served commercial industry, government program offices, and educational institutions as a senior management consultant. Admiral Johnson is a Managing Director of Source Companies LLC, an investment banking and value growth consulting company providing debt capitalization and growth advisory services to medium-sized, closely-held businesses. He is the founder of SBS Consulting, Inc., providing strategic planning, senior program management, subject matter expert, and sales and marketing consulting services to commercial customers, government organizations, and educational institutions. Admiral Johnson also serves as a Technology and Business Advisor to the William J. von Liebig Center for Entrepreneurism and Technology Advancement at the Jacobs School of Engineering, University of California, San Diego.

      Mr. Johnson is a 1969 graduate of Duke University where he received a Bachelors of Science degree in Physics. In addition, he attended the Major Program Managers Course, Defense Systems Management College. He is certified and served as a Department of Defense Major Acquisition Program Manager (Level III). He resides in San Diego, California.

COMPENSATION OF THE BOARD OF DIRECTORS

      Each member of the Board of Directors is granted 50,000 shares of common stock as an initial award for being a Board Member. Each member serves a minimum of 1 year term that is renewable. Shares will vest 50% on the first annual anniversary of the date hereof and the balance will vest on the second annual anniversary thereof.

      o Vesting of the one time issuance of shares immediately for existing board only.

      o $1,000 per day for Board meetings, $500 per day of travel with all reasonable expenses related to Cyber business and travel being reimbursed by the Company.

      o $175 per hour for committee time not to include the board meeting, phone conferences or other required duties as defined by the Board or at the request of the CEO.

      o $5,000 per year to be the Chair of a committee. Each Member is a Chair of at least one Committee.

      o     500,000  options in the  initial  year of service  for being a Board
            Member.

CODE OF ETHICS

      We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B. This Code of Ethics applies to our principal executive officer, our principal financial officer and principal accounting officer, as well as all other employees, and is filed herewith. If we make substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within five days of such amendment or waiver.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any person who owns more than 10% of our common stock (the "Reporting Persons") to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of our common stock. Under Securities and Exchange Commission rules, we receive copies of all Section 16(a) forms that these Reporting Persons file. We have reviewed copies of these reports and written representations from the Reporting Persons. We believe all Reporting Persons complied with their Section 16(a) reporting obligations during 2005 and through the date of this prospectus.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cyber Defense Systems, Inc.

      Section  607.0850(1) of the Florida  Business  Corporation Act, as amended
(the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

      In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

      Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

      Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

      Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

      The following table sets forth information with respect to compensation earned during the fiscal year ended December 31, 2005 by our executive officers and directors.

                        ANNUAL COMPENSATION                                            LONG TERM COMPENSATION
                        -------------------                                            ----------------------

                                                                               Awards                       Payouts
                                                                               ------                       -------

                                                                      Restricted   Securities
                                                    Other Annual      Stock        Underlying
Name and Principal                                  Compensation ($)  Award(s)     Options       LTIP        All Other
Position             Year    Salary ($)   Bonus($)                    ($)          SARs (#)      Payouts($)  Compensation ($)
-------------------- ------- ------------ --------- ----------------- ------------ ------------- ----------- ------------------
William Robinson     2005    $245,000     0         0                 275,000      1,250,000     0           0
President and CEO    2004    0            0         0                 0            0             0           0
                     2003    0            0         0                 0            0             0           0

James Alman          2005    $115,000     0         0                 75,000       750,000       0           0
Vice-President       2004    0            0         $65,000           0            0             0           0
                     2003    0            0         0                 0            0             0           0

      The Company does not have any annuity, retirement, pension or deferred compensation plan or other arrangements under which an executive officer is entitled to participate without similar participation by other employees.


STOCK OPTION GRANTS

      The company currently has an option plan subject to shareholder approval.

      The following table summarizes the options and warrants granted by the Company to its Named Executive Officers during the year ended December 31, 2005.

                                                         Individual Grants

                                      Number of       % of Total
                                      Securities       Options
                                      Underlying      Granted to      Exercise
                                       Options       Employees in     Price Per          Expiration
Name                                   Granted       Fiscal Year        Share              Date
William C. Robinson                   1,750,000         15.4%         $  0.20            9/9/2015
James Alman                           1,250,000         11.0%         $  0.20            9/9/2015
David M. Barnes                       750,000           6.6%          $  0.20            9/9/2015
Keith Vierela                         750,000           6.6%          $  0.20            9/9/2015
Mike Lawson                           750,000           6.6%          $  0.20            9/9/2015


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

         The following table sets forth information regarding option and warrant exercises in fiscal 2005 and the value of options and warrants held by the Named Executive Officers as of December 31, 2005.

                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised        In-the-Money Options at
                                                         Options at 12/31//05              12/31/05 (1)
                                   Shares
                                 Acquired       Value
      Name                     on Exercise     Realized      Exercisable   Unexercisable      Exercisable   Unexercisable

William C. Robinson               --               --               --        1,750,000        $      --        $ 350,000
James Alman                       --               --               --        1,250,000        $      --        $ 250,000
David M. Barnes                   --               --               --          750,000        $      --        $ 150,000
Keith Vierela                     --               --               --          750,000        $      --        $ 150,000
Mike Lawson                       --               --               --          750,000        $      --        $ 150,000

(1) Based on the last reported sales price of the Company's common stock as reported on the OTCBB on December 30, 2005 of $0.40, minus the exercise price.

EMPLOYMENT AGREEMENTS

      On January 1, 2005, we entered into an employment agreement with our Chief Executive Officer, William Robinson. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. In addition, we will issue Mr. Robinson 250,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

      On January 1, 2006 we entered into a new employment agreement with Mr. Robinson. The new agreement supersedes the agreement discussed above. The term of this agreement is for a period of one year subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

      On September 19, 2005, TSI entered into an employment agreement with Keith Vierela as Chief Operating Officer effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Vierela will receive an annual salary of not less than $150,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Vierela is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On January 1, 2006, The Company entered into an employment agreement with Keith Vierela as Chief Operating Officer. The new agreement supersedes the agreement discussed above. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Vierela will receive an annual salary of not less than $150,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Vierela is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On September 19, 2005, TSI entered into an employment agreement with John Youngbeck as Executive Vice President effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Youngbeck will receive an annual salary of not less than $135,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Youngbeck is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On January 1, 2006, TSI entered into an employment agreement with John Youngbeck as Executive Vice President. The new agreement supersedes the agreement discussed above. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Youngbeck will receive an annual salary of not less than $100,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Youngbeck is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On September 19, 2005, TSI entered into an employment agreement with Michael Lawson as President effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lawson will receive an annual salary of not less than $150,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lawson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On January 1, 2006, TSI entered into an employment agreement with Michael Lawson as President. The new agreement supersedes the agreement discussed above. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lawson will receive an annual salary of not less than $100,000. The agreement provides for standard benefits, commissions of 2% of all gross sales less costs registered by the employee, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lawson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On September 19, 2005, TSI entered into an employment agreement with Frank Lively as Secretary and Chief Financial Officer effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lively will receive an annual salary of not less than $65,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lively is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

      On January 1, 2006, the Company entered into an hourly consulting agreement for with Frank Lively. The new agreement supersedes the agreement discussed above. Fees due under the consulting agreement are convertible into Class A common shares of the Company by Mr. Lively at the lesser of $0.30 per share or the closing price on the date of conversion.

      On January 1, 2006, the Company entered into an hourly consulting agreement for with Steve Johnson. Fees due under the consulting agreement are convertible into Class A common shares of the Company by Mr. Lively at the lesser of $0.30 per share or the closing price on the date of conversion.

      The Company has an exclusive agreement with Traptec Corporation to represent Traptec Corporation as a marketing representative. The parties have agreed to divide equally the before tax net profits generated from any such sales as generated under the agreement. However, the parties have agreed that if their efforts have not generated over $200,000 in net sales profits, to be divided equally, by the end of the 2005, the total license fee for that year shall be at least $100,000 to Traptec Corporation. As of December 31, 2005, no sales have been made in connection with this license. The Company believes that there have been significant breaches by Traptec under the license agreement and as such believes that no minimum amounts are due to Traptec.

      On April 13, 2005, Proxity, then our majority shareholder, announced its intention to declare a dividend of shares of our common stock, owned by Proxity, to its holders of record. For each 500 shares of Proxity common stock held by a Proxity shareholder on the record date, Proxity granted a dividend of one share of common stock of Cyber Defense. Proxity distributed a total of approximately 465,000 shares of Cyber Defense to its holders. We registered such shares under the Securities Act of 1933, as amended. Mr. Robinson owns approximately 25% of the outstanding shares of capital stock of Proxity. The Company had commitments with independent contractors for services such as president of Cyber Aerospace, UAS specialist, vice president, vice president of business development, controller, security consultant, and other consulting services. Several of the contracts state that payment was to be made in Proxity capital stock. Most of the contracts had a six month term that was renewable by the consent of both parties. At March 31, 2006 all such contracts were cancelled with no further liability to the Company. We are registering 3,000,000 shares of our common stock on behalf of Proxity, up to 2,000,000 of which Proxity intends to distribute among its shareholders as a dividend. Proxity will set a record date and distribution date of the shares, prior to the date this registration statement is declared effective

      The Company has various noncancelable operating leases for administrative office and warehouse facilities. The leases provide for minimum future rentals. Future minimum lease payments under noncancelable operating leases with lease terms exceeding one year as of December 31, 2005 are $95,785 for the year ending December 31, 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      As of June 16, 2006, there were (i) 59,236,621 shares of our Class A Common Stock issued and outstanding; (ii) 545,455 shares of our Class B Common Stock issued and outstanding; and (iii) 2 shares of our Class C Common Stock issued and outstanding.

      The following table sets forth certain information as of May 10, 2006, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director, and named executive officer of the Company, and (iii) all officers and directors as a group:

                                                                    Amount and Nature of
                                                                    Beneficial Ownership of        Percentage of
                                            Position with           Class A Common Stock           Securities(1)
Name/Address of Beneficial Owner*           Company                 (1)(2)
------------------------------------------------------------------------------------------------------------------
William C. Robinson(3)                      Chairman and CEO        14,175,465                          23.9%

James Alman(4)                              Vice-President          1,860,666                            3.1%

David M. Barnes(5)                          CFO                     237,500                              0.4%

Michael Lawson(6)                           Director                4,959,107                            8.4%

Frank Lively(7)                             Director,               4,264,703                            7.2%
                                            Assistant
                                            Secretary and
                                            Assistant
                                            Treasurer

Keith Vierela(8)                            Director and COO        4,076,218                            6.9%

Stephen I. Johnson RADM USN (ret.) (9)      Director                150,000                              0.3%

Joseph A. Grace, Jr. (10)                   Director                160,304                              0.3%

Marinko Vekovic(11)                         Director                154,564                              0.3%

Cherokee Raiders, L.P. (3),(12)                                     11,417,307                          19.3%
5146 South Harvard Ave.
Suite 138
Tulsa, OK 74135

Proxity Digital Networks, Inc.(13)                                  17,984,875                          30.4%
1600 Canal St., Suite 1418
New Orleans, LA 70112

All executive officers and Directors                                30,023,660                          50.7%
as a group (9 persons)

-----------

* Address of all holders is c/o Cyber Defense Systems, Inc., 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716.

(1) Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days. The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of options or warrants and the conversion of convertible debt securities.

(2)55% of the Class B Common Stock is held by Cherokee Raiders, LP (300,000 shares) and 45% is held by the prior shareholders of TSI (245,455). One each of the 2 issued and outstanding shares of our Class C Common Stock are held by Cherokee Raiders, LP and by Proxity.

(3) Includes 470,129 class A common shares held, 437,500 unissued Class A common shares relative to options granted to Mr. Robinson, 1,850,529 Class A common shares issuable upon conversion of Mr. Robinson's convertible variable promissory note and related interest and all of the shares held by and issuable to Cherokee Raiders, L.P., a family limited partnership, as to which Mr. Robinson disclaims any beneficial ownership.

(4) Includes 1,325,000 shares of Class A common stock held, 312,500 Class A common shares issuable upon exercise of options, and 223,166 Class A common shares issuable upon conversion of Convertible Notes and related accrued interest and 187,500 Class A common shares issuable upon exercise of options

(5) Includes 105,000 Class A common shares held and 132,500 shares issuable upon exercise of options.

(6) Includes 4,771,607 Class A common shares held and 187,500 shares issuable upon exercise of options.

(7) Includes 3,794,265 Class A common shares held, 125,000 Class A common shares issuable upon exercise of options, and 345,438 Class A common shares issuable upon conversion of Convertible Notes and related accrued interest and 125,000 Class A common shares issuable upon exercise of options

(8) Includes 3,632,885 Class A common shares held, 187,500 Class A common shares issuable upon exercise of options, and 255,833 Class A common shares issuable upon conversion of Convertible Notes and related accrued interest.

(9) Includes 25,000 Class A common shares held and 125,000 shares issuable upon exercise of options.

(10) Includes 35,304 Class A common shares held and 125,000 shares issuable upon exercise of options.

(11) Includes 29,564 Class A common shares held and 125,000 shares issuable upon exercise of options.

(12) Includes 9,840,220 Class A common shares held and 1,577,087 Class A commons shares issuable upon conversion of Convertible Notes and related accrued interest.

(13) Includes 16,598,217 Class A common shares held and 1,386,658 Class A commons shares issuable upon conversion of Convertible Notes and related accrued interest. Mr. Robinson, the CEO and CFO of Proxity, and his family affiliates own and have voting control of approximately 25% of the outstanding shares of capital stock of Proxity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As of December 31, 2003, Proxity owned 100% of the stock of On Alert. On Alert also purchased the GDS technology and Traptec licenses from Proxity at Proxity's cost. In addition, On Alert has accounts and notes payable to Proxity of $184,506 and $107,011, respectively. As of December 31, 2004, the Company has accounts payable to Proxity of $468,176, respectively. The technology was never funded and Traptec has not continued the development process so all activities related to this technology have been curtailed.On Alert was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aero in March 2004. On Alert and Cyber Aero merged with and into Cyber Defense on September 1, 2004.

      On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-City, representing 77.6% of the total shares outstanding. On September 1, 2004, the Company issued 333,562 shares of our Class A Common Stock for the remaining shares of E-City. E-City was a public company incorporated in Nevada on May 12, 2000. The Company acquired E-City for its status as a public entity.

      Cyber Aero has been consolidated with the Company since March, 2004 as it is was a 93.8% owned subsidiary until the Company acquired the remaining 6.2% on March 31, 2005. All transactions and account balances between the Company and Cyber Aero were eliminated during consolidation.

      Cherokee's general partner is William C. Robinson. Cherokee and Mr. Robinson also own control positions with proxies in Proxity. As of December 31, 2003, the Company had a note payable to Cherokee of $21,166. As of December 31, 2004, the Company had notes payable to Cherokee in the amount of $927,768. As of December 31, 2005 the balance owed to Cherokee was $312,254 plus accrued interest of $185,015. Cherokee is the controlling shareholder of the Company.

      William C. Robinson has a controlling interest in Proxity and Cherokee. He is also the CEO of the Company.

      On September 19, 2005, the Company consummated a transaction with TSI which resulted in TSI becoming the Company's wholly owned subsidiary. Pursuant to a plan of reorganization and agreement of merger, dated September 19, 2005 Cyber Acquisition Sub, Inc (the "Sub") merged into TSI and the separate existence of Sub ceased, and TSI became the surviving corporation. In connection with the Merger, the Company issued a total of 23,076,923 shares of its Class A Common Stock and 245,455 shares of its Class B Common Stock for all of the issued and outstanding stock of TSI. The Class B shares have 1,000 votes each.

      On December 31, 2005, the Company entered into a Loan Agreement with Mr. Robinson in the amount of $460,851. The new note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. On April 19th, 2006, the Board approved a $1,000,000 line of credit with Mr. Robinson. On April 19, 2006 pursuant to the line of Credit, the Company entered into a convertible variable promissory note in the principal amount as of March 31, 2006 of $565,188 including all related accrued interest. The note bears interest at the rate of 12% per annum, is unsecured and is convertible into Class A common stock at $0.30 per share. The note is due on December 31, 2007.

      During the year ended December 31, 2005, Cherokee converted a $600,000 portion of their debt to Class A common shares at the rate of $0.20 per share into 3,000,000 Class A common shares. In addition, the Company issued a Convertible Promissory Note in the amount of $312,255 to Cherokee which replaced the two notes outstanding at December 31, 2004. The new note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007. As additional consideration for extending the due date of the loans, the Company issued 73,553 shares of its Class A common stock valued at $102,974 to Cherokee. On April 19, 2006, the Board approved a convertible promissory note for an aggregate amount as of April 17th, 2006 in the amount of $312,255 plus accrued interest with Cherokee Raiders, LP, by way of cash advanced for working capital plus fees and interest. The note bears interest at the rate of 12% per annum, is unsecured and is convertible into Class A common stock at $0.30 per share. The note is due on December 31, 2007. This note replaces the note dated December 31, 2005 on identical terms.

      During the year ended December 31, 2005, Proxity loaned the Company funds to be used for working capital purposes which were payable on demand. The Company issued Proxity a Convertible Promissory Note in the amount of $351,600. The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007 and have the same acceleration provision as described in the above paragraph. As additional consideration for extending the due date of the loan, the Company issued 25,000 shares of its Class A common stock valued at $35,000 to Proxity.

      During the year ended December 31, 2005, Jim Alman converted $50,000 of the balance of his loan at December 31, 2004 to Class A common shares at the rate of $0.20 per share and received 250,000 Class A common shares. In addition, the Company issued a Convertible Promissory Note to Mr. Alman in the amount of $50,000.The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The note is due on December 31, 2007.

      At December 31, 2005 the Company issued Convertible Promissory Notes aggregating $263,266 to four executive employees of the Company in lieu of deferred salaries. The notes bear interest at the rate of 12%, are unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007.

      At December 31, 2005 the Company issued Convertible Promissory Notes aggregating $124,343 to Frank Lively, a director of the Company in lieu of deferred salaries and for working capital advances made to the Company. The notes were subject to a 10% loan transaction fee and bear interest at the rate of 12%, are unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007. On April 19, 2006, the Board approved two convertible promissory notes replacing the above notes for amounts as of April 17th, 2006, of $83,726 and $13,056, respectively with Frank Lively for cash advanced for working capital plus fees and interest. The notes bears interest at the rate of 12% per annum, are unsecured and are convertible into Class A common stock at $0.30 per share. The notes are due on December 31, 2007.

      The notes discussed above to Cherokee, Proxity, Billy Robinson, Jim Alman, the four executive employees, and Frank Lively all provide for acceleration of payment from amounts in excess of a minimum of $7,000,000 that are raised in any type of financing. Such prepayments would be made on a pro rata basis among the Noteholders.

      On April 20, 2006 the Company issued an aggregate of 964,443 shares upon exercise of the conversion rights to Class A common stock at a conversion price of $0.30 per share associated with Convertible Notes in the aggregate amount of $289,333. The four executive employees converted an aggregate of $139,419, Frank Lively converted one of his notes representing deferred salary in the amount of $49,914, and Mr. Robinson and Cherokee each converted $50,000.

                            DESCRIPTION OF SECURITIES

GENERAL

      We are authorized by our articles of incorporation to issue an aggregate of 200,000,000 shares of our Class A Common Stock, $0.001 par value, 200,000,000 shares of our Class B Common Stock, $0.001 par value per share, 200,000,000 shares of our Class C Common Stock, $0.001 par value per share and 100,000,000 shares of our Class A Preferred Stock, $.001 par value, the terms and conditions of which are to be determined by our board of directors. Immediately prior to the filing of this registration statement, an aggregate of 59,236,621 shares of our Class A common stock, 545,455 shares of our Class B common stock and 2 shares of our Class C common stock, were issued and outstanding. None of our Preferred Stock is issued and outstanding.

COMMON STOCK

      Class A Common Stock

      Each share of Class A Common Stock will be entitled to one vote per share upon all matters presented to our stockholders for their vote or approval, the right to elect two directors and may be redeemed with cash, property or rights, including our securities or securities of another corporation by resolution of the board of directors.

      Class B Common Stock

      Each share of Class B Common Stock will be entitled to vote upon all matters presented to our stockholders for their vote or approval, and with respect to any matter upon which Class A holders are entitled to vote, each share of Class A and Class B will vote together as a single voting group and in voting upon such matter, each share of Class B Common Stock will be entitled to 1,000 votes per share. In addition, each share of Class B Common Stock will have the right to elect three directors and without the approval of the shares of Class A Common Stock, increase the number of directors, increase or decrease the number of votes each director may have on any matter and may increase or decrease the duration of terms of the directors. Further, each share of Class B Common Stock may be redeemed with cash, property or rights, including our securities or securities of another corporation by resolution of the board of directors. Each share of Class B Common Stock will be subordinate to the rights of the shares of Class C Common Stock to receive our net assets upon dissolution.

      Class C Common Stock

      Each share of Class C Common Stock will be entitled to one vote upon all matters presented to our stockholders for their vote or approval, whether at a meeting or upon written consent and Class C holders will be entitled to our net assets upon dissolution.

PREFERRED STOCK

      We may issue up to 100,000,000 shares of our preferred stock from time to time in one or more series, and with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations or restrictions as are stated and expressed in the resolution or resolutions providing for the issuance of such shares as our board of directors may determinate from time to time. As of the date of this prospectus, we have not issued any shares of preferred stock.

      The board of directors is expressly authorized to issue shares of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers and preferences of each such series.

      The board of directors with respect to each such series may determine the following: (a) the number of shares constituting the series and the designation of the series; (b) the dividend rate, if any, on the shares of that class or series, whether dividends will be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series; (c) whether that class or series will have voting rights and the terms and conditions of such voting rights; (d) whether that class or series will have conversion privileges and if so, the terms and conditions of such conversion including provisions for adjustment of the conversion rate upon the occurrence of events determined by the board of directors; (e) whether or not the shares of that class or series will be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption; (f) whether or not that class or series will have a sinking fund for redemption or purchase of shares of the class or series; (g) rights of shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company and the relative rights of priority, if any, of payment in respect of shares of that class or series; and (h) any other relative rights, preferences and limitations of that class or series.

                                 TRANSFER AGENT

      The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.


                           SHARES ELIGIBLE FOR RESALE

      Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

      SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 7,125,844 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resales of the remainder of our issued and outstanding shares of common stock are subject to Rule 144. There are 52,110,777 shares of our common stock that are restricted, excluding shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

      In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

      We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

      The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

      Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

      For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

      As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

               Name                               Number of Shares      Number of Shares        Number of Shares
                                                 Beneficially Owned          Offered              Beneficially
                                                Prior to Offering(1)                            Owned After the
                                                                                                    Offering
AJW Partners, LLC (2)(3)                                      0            2,484,671                       0
AJW Offshore, Ltd. (2)(3)                                     0            9,365,053                       0
AJW Qualified Partners, LLC (2)(3)                            0            5,869,342                       0
New Millenium Capital Partners II, LLC (2)(3)                 0              280,934                       0
Proxity, Inc (4)(5)                                  16,598,217            3,000,000              13,598,217

------------

(1) Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2) The actual number of shares of Class A Common Stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the callable secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the callable secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Some of the selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Partners, LLC intends to transfer shares to certain of its affiliates. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd. and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.

(4) We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5) Prior to the effective date of this registration statement Proxity will announce its intention to grant a dividend of shares of its common stock to its holders of record. For each 200 shares of Proxity held by a Proxity stockholder on the record date, Proxity will grant a dividend equal to one share of common stock of Cyber Defense. Proxity intends to distribute a dividend of approximately 2,000,000 shares of Cyber Defense to its holders. We have agreed to register such shares under the Securities Act of 1933, as amended. Mr. Robinson, our CEO, owns approximately 25% of the outstanding shares of capital stock in Proxity.

                              PLAN OF DISTRIBUTION

      This prospectus relates to the resale of up to 21,000,000 additional shares, including : (A) 16,000,000 shares to be issued upon the conversion of a portion of the callable secured convertible notes in the aggregate principal amount of $5,417,691, and interest on such notes payable to AJW Partners, LLC and certain of its affiliates, and the registration of the full amount of which was waived by AJW Partners, LLC and certain of its affiliates; (B) 2,000,000 shares underlying warrants issuable to AJW Partners, LLC and certain of its affiliates; (C) we are registering, on behalf of a Company stockholder, Proxity, Inc., 3,000,000 shares of our Class A Common Stock that are owned by Proxity, Inc.

      The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales after this registration statement becomes effective;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

      Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.



                                  LEGAL MATTERS

      The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, New York.

                                     EXPERTS

      The financial statements of Cyber Defense Systems, Inc. as of and for the years ended December 31, 2005 and 2004, appearing in this prospectus have been audited by Hansen, Barnett & Maxwell, our Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

      For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                           CYBER DEFENSE SYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                    CONTENTS
PAGE         F-2       CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2006
                       (UNAUDITED) AND DECEMBER 31, 2005

PAGE         F-3       CONDENSED CONSOLIDATED  STATEMENTS  OF  OPERATIONS  FOR THE
                       THREE  MONTHS  ENDED  MARCH 31, 2006
                       (UNAUDITED) AND 2005

PAGES     F-4 - F-5    CONDENSED CONSOLIDATED  STATEMENTS  OF CASH  FLOWS FOR THE
                       THREE  MONTHS  ENDED  MARCH 31,  2006 (UNAUDITED)
                       AND  2005

PAGES     F-6 - F-18   CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

PAGE         F-19      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE         F-20      CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,  2005 AND  2004

PAGE         F-21      CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS
                       ENDED DECEMBER 31, 2005 AND 2004

PAGE         F-22      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT FOR THE
                       YEARS ENDED DECEMBER 31, 2005 AND 2004

PAGES     F-23 - F-24  CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                       DECEMBER 31, 2005 AND 2004

PAGES     F-25 - F-43  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                             March 31, 2006  December 31, 2005
                                                             --------------  -----------------
                                    ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                     $    209,093    $        476
Accounts receivable                                                210,053         364,299
Inventory                                                          355,890         336,523
Prepaid interest                                                        --          32,580
                                                              ------------    ------------
     TOTAL CURRENT ASSETS                                          775,036         733,878

OTHER ASSETS:
Intangible assets, net of accumulated amortization
  of $69,447 and $61,113 respectively                               30,553          38,887
Property and equipment, net of accumulated depreciation
  of $14,635 and $10,173 respectively                               89,146          91,973
Deposits and costs of equipment                                    150,976         150,976
Airship manufacturing license, net of accumulated
Amortization of $428,987 and $230,993 respectively              13,826,662      14,024,656
Loan costs, net of accumulated amortization of $499,713
and $364,697 respectively                                        1,228,171       1,228,897
Security deposits                                                    7,371           7,371
                                                              ------------    ------------
     TOTAL ASSETS                                             $ 16,107,915    $ 16,276,638
                                                              ============    ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                      $  2,933,045    $  2,996,827
Accrued interest                                                   434,681         329,626
Accounts payable related parties                                    53,337          53,337
Deferred revenue                                                   441,667         450,000
Notes payable - related parties' net of discount of
$656,339 and $0, respectively                                    1,027,035       1,562,315
Note payable - unrelated parties, net of discount of
$80,500 and $0, respectively                                     1,689,718       1,728,075
Embedded derivative liability                                   12,843,833      10,057,733
                                                              ------------    ------------
     TOTAL CURRENT LIABILITIES                                  19,423,316      17,177,913
                                                              ------------    ------------

NON-CURRENT LIABILITIES:                                                --              --
Notes payable, net of discount of $3,465,919 and
$2,762,333, respectively                                           951,773         655,358
Deferred taxes                                                          --         217,325
                                                              ------------    ------------

     TOTAL LIABILITIES                                          20,375,089      18,050,596
                                                              ------------    ------------
Commitments and contingencies                                           --              --

SHAREHOLDERS' DEFICIT:

Class A preferred stock, $0.001 par value; 100,000,000
   Shares authorized; none issued and outstanding                       --              --
Common stock:
Class A, $0.001 par value; 200,000,000 shares authorized;
56,912,893 shares issued and outstanding                            56,913          56,913
Class B, $0.001 par value; 200,000,000 shares authorized;
545,455 shares issued and outstanding                                  545             545
Class C, $0.001 par value; 200,000,000 shares authorized;
2 shares issued and outstanding                                         --              --
Additional paid-in capital                                      15,698,421      14,644,966
Deferred compensation                                             (353,616)             --
Accumulated deficit                                            (19,669,437)    (16,476,382)
                                                              ------------    ------------
Total shareholders' deficit                                     (4,267,174)     (1,773,958)
                                                              ------------    ------------
     TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT              $ 16,107,915    $ 16,276,638
                                                              ============    ============


The accompanying notes are an integral part of these condensed consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                               THREE MONTHS ENDED
                                    MARCH 31,

                                                                        2006             2005
                                                                        ----             ----

                  Revenues ...................................     $    165,671      $       --

                  Cost of revenues............................     $     80,541      $       --
                                                                   ------------      ------------

                  Gross profit................................     $     85,130      $       --

                  Expenses:
                  Research and development....................           28,386              --
                  General and administrative .................        1,953,752           561,628
                  Impairment of goodwill .....................            --            4,577,069
                                                                   ------------      ------------
                  Total expenses .............................        1,982,138         5,138,697

                  Loss from operations .......................       (1,897,008)       (5,138,697)

                  Other expense
                  Interest expense ...........................         (522,901)         (552,450)
                  Derivative valuation loss ..................         (990,471)             --
                                                                   ------------      ------------
                  Other expense ..............................       (1,513,372)         (552,450)
                                                                   ------------      ------------

                  Net loss before income tax .................       (3,410,380)       (5,691,147)
                                                                   ------------      ------------

                  Income tax benefit .........................          217,325              --
                                                                   ------------      ------------

                  Net loss ...................................     $ (3,193,055)     $ (5,691,147)
                                                                   ============      ============

                  Basic and diluted loss per share ...........     $      (0.06)     $      (0.22)
                                                                   ============      ============
                  Weighted average number of Class A
                   common shares outstanding .................       56,912,893        25,921,562
                                                                   ============      ============


The accompanying notes are an integral part of these condensed consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                               THREE MONTHS ENDED
                                    MARCH 31,

                                                                           2006         2005
                                                                           ----         ----
                  CASH FLOWS FROM OPERATING ACTIVITIES
                     Net loss .....................................   $(3,193,055)   $(5,691,147)
                     Adjustments to reconcile net loss to net
                     cash from operating activities:
                       Interest expense on beneficial conversion ..          --          517,000
                       Loan discount accretion ....................       313,915           --
                       Stock option compensation...................       633,695           --
                       Income tax benefit..........................      (217,325)          --
                       Impairment of goodwill .....................          --        4,577,069
                       Issuance of warrant for services ...........        66,144          --
                       Issuance of stock for services .............          --          244,124
                       Depreciation and amortization ..............       345,806         34,009
                       Derivative valuation loss ..................       990,471           --
                     Changes in assets and liabilities:
                      Accounts receivable..........................       154,246           --
                      Inventories..................................       (19,367)      (383,679)
                      Prepaid interest.............................        32,580           --
                      Accounts payable and accrued liabilities ....        81,927       302,945
                      Accrued interest.............................       138,648           --
                      Deferred revenue.............................        (8,333)          --
                                                                      -----------    -----------
                  NET CASH FROM OPERATING ACTIVITIES ..............      (680,648)      (399,679)
                                                                      -----------    -----------
                  CASH FLOWS FROM INVESTING ACTIVITIES

                     Change in related party receivables/payables .          --          (16,267)
                     Purchase of equipment.........................        (1,635)          --
                                                                      -----------    -----------
                  NET CASH FROM INVESTING ACTIVITIES ..............        (1,635)       (16,267)
                                                                      -----------    -----------
                  CASH FLOWS FROM FINANCING ACTIVITIES
                     Proceeds from notes payable ..................     1,082,000           --
                     Principal payments on notes payable ..........      (193,566)          --
                     Payments on loan costs .......................       (85,000)          --
                     Proceeds from notes payable, related parties .        87,466           --
                     Principal payments on notes payable
                      related parties .............................          --          (34,900)
                     Payments on assumed debt......................          --           (4,000)
                     Issuance of common stock .....................          --          250,000
                                                                      -----------    -----------
                  NET CASH FROM FINANCING ACTIVITIES ..............       890,900        211,100
                                                                      -----------    -----------
                  Net (decrease) increase in cash .................       208,617       (204,846)
                  Cash and cash equivalents, beginning ............           476        206,270
                                                                      -----------    -----------
                  Cash and cash equivalents, ending ...............   $   209,093    $     1,424
                                                                      ===========    ===========


The accompanying notes are an integral part of these condensed consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (Unaudited)

                               THREE MONTHS ENDED
                                    MARCH 31,

                                                                              2006         2005
                                                                              ----         ----

                  Supplemental disclosure of cash flow information:

                  Cash paid for interest ...............................   $   19,235   $    7,000
                  Cash paid for income taxes ...........................         --           --

                  Supplemental disclosure of non-cash investing
                    and financing information:

                  Common Stock issued for debt .........................         --        117,000
                  Common Stock issued for shares of Cyber Aerospace ....         --      4,603,650

                                                                           ----------   ----------


The accompanying notes are an integral part of these condensed consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, ACQUISITIONS AND MERGERS AND CONTROLLING SHAREHOLDERS --Cyber Defense Systems, Inc. ("the Registrant" or "Cyber Defense" or "the Company") was incorporated on August 19, 2004 in Florida. E-City Software, Inc. ("E-City") was organized in Nevada on May 12, 2000. On Alert Systems, Inc. ("On Alert") was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace Corp. ("Cyber Aerospace") in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004. On September 1, 2004 E-City was also merged with and into Cyber Defense following the On Alert merger. As a result of the aforementioned, Cyber Defense became the successor to E-City and its shares of class A common stock began trading on the Over the Counter Bulletin Board ("OTC:BB") under the symbol CYDF on September 7, 2004. Due to the nature of the mergers, the fiscal year end of the Company was changed to December 31 effective for Fiscal 2003 and the historical financial statements of the Company are now those of On Alert and include results of operations for Cyber Aerospace from its date of inception in March 2004, as it was previously a subsidiary of On Alert, and includes the results of operations of E-City from it's date of merger, September 1, 2004. Cyber Aerospace was merged with and into Cyber Defense effective March 31, 2005 with the acquisition of the 6.19% minority interest in Cyber Aerospace for 1,650,000 shares of class A common stock and 150,000 shares of class B common stock. In addition, on September 19, 2005, the Company acquired its wholly owned subsidiary Techsphere Systems International, Inc. ("TSI") for 23,076,923 Class A common shares and 245,455 Class B common shares.

The controlling shareholders of the company are Proxity, Inc. ("Proxity"), a publicly traded company ("PRXT") and Cherokee Raiders, a partnership, ("Cherokee") owning approximately 30.1% and 17.0% of the Class A common shares of the Company, respectively as of March 31, 2006. In addition, the former shareholders of TSI also own 245,455 or 45%, of the issued and outstanding shares of Class B common stock and Cherokee owns 300,000 or 55% of such class B shares which allow for 1,000 votes per share and as a result, Cherokee is the controlling shareholder of the Company. Cherokee and Proxity each own one share of the two shares of Class C common stock issued and outstanding which have certain liquidation preference rights. The Chief Executive Officer of both Proxity and Cherokee is Mr. Robinson, the Chief Executive Officer of the Company.

CONSOLIDATION - The accompanying condensed consolidated financial statements include the accounts and transactions of Cyber Defense Systems, Inc. for all periods presented and the accounts and transactions of Cyber Defense, and its TSI wholly owned subsidiary from its date of acquisition on September 19, 2005, (collectively the "Company"). Intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation -- The unaudited financial statements included in this Form 10-QSB have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation SB of the Securities and Exchange Act of 1934, as amended. The financial information furnished herein reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of the Company's financial position, the results of operations and cash flows for the periods presented.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Certain information and footnote disclosures normally contained in financial statements prepared in accordance with generally accepted accounting principles have been omitted, pursuant to such rules and regulations.

Condensed Interim Financial Statements -- The accompanying unaudited condensed consolidated financial statements include the accounts of Cyber Defense Systems, Inc. and its subsidiary, collectively ("Cyber" or the "Company"). These financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the results that may be expected for the full year ending December 31, 2006 and such financial statements should be read in conjunction with the Company's Form 10-KSB for the year ended December 31, 2005 and other filings made with the Securities and Exchange Commission.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management's Intentions - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the quarter ended March 31, 2006 the Company recorded revenues of $165,671 and incurred a net loss of $2,993,055. For the year ended December 31, 2005, the Company recorded revenues of $461,244 and incurred a net loss of $15,579,024. As of March 31, 2006 and December 31, 2005 the net working capital deficit was $18,448,280 and $16,444,035, respectively. The lack of sufficient revenues and the loss from operations raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as further discussed in Note 4, 5 and 9 as may be required, and ultimately to attain successful operations.

Cash and Cash Equivalents -- Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. At March 31, 2006 and December 31, 2005 the Company had $109,093 and $0 of cash, respectively, in excess of federally insured limits.

Inventory -- At March 31, 2006 and December 31, 2005, inventory of $355,890 and $336,523, respectively primarily consists of parts for the Unmanned Aerial Vehicles ("UAV's") and airships that the Company sells and services.

Property and Equipment -- Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. For the quarter ended March 31, 2006, management has determined that no impairment of its long lived assets was required. For the quarter ended March 31, 2005, goodwill of $4,577,069 relating to the acquisition of the 6.19% minority interest in Cyber Aerospace as of March 31, 2005 was impaired.

Manufacturing License -- The Company acquired an exclusive manufacturing license valued at $14,255,649 with the acquisition of TSI in September, 2005. Amortization expense relating to the license was $197,994 for the period ended March 31, 2006. The Company evaluated the carrying value of the license to determine if the carrying amount warranted revision or may not be recoverable. In management's opinion, an adjustment is not required at March 31, 2006.

Fair Values of Financial Instruments -- The carrying amounts reported in the balance sheet for notes payable approximate their fair values because the interest rates approximate current interest rates to be charged on similar borrowings.

Revenue Recognition - The Company recognizes service revenues when the services, as specified by the customer and agreed to by the Company, have been performed and the customer accepts the services, and the services are billed. Airship and UAV sales are recognized when contract specifications are met, the price is determined, title passes to the customer and the customer is billed. Reasonableness of collectibility of all revenue transactions is a key element before the transactions are recorded.

Share Based Payments - In December 2004, the Financial Accounting Standards Board issued Statement Number 123 ("FAS 123 (R)"), Share-Based Payments, which was adopted by the Company on January 1, 2006. The Company recognizes compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. The Company has elected to apply FAS 123 (R) using the modified prospective method. Under this method, the Company records compensation expense as awards that were outstanding at the date of adoption continue to vest for the unvested portion of the awards. For the three months ended March 31, 2006 the Company recorded $663,695 in stock compensation expense within general and administrative expenses in the accompanying statement of operations. If the Company had accounted for share based payments under the provisions of FAS 123(R) for the three months ended March 31, 2005 no expense would have been recorded as there were no unvested stock options.

Prior to January 1 2006, the Company used Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS No. 148) to account for our stock based compensation arrangements. This statement amended the disclosure provision of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS No. 123 and amended by SFAS No. 148, we continued to apply the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for our stock-based employee compensation arrangements.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Derivative Instruments - The Company does not hold or issue derivative instruments for trading purposes. However, the Company has convertible notes payable that contain embedded derivatives that require separate valuation from the convertible notes under Emerging Issues Task Force Abstract (EITF) 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The Company recognizes these derivatives as liabilities in the accompanying balance sheet and measures them at estimated fair value each quarter, and recognizes changes in estimated fair value in the statement of operations in the respective period. The Company has estimated the fair value of these embedded derivatives using the Black-Scholes model.

Income Taxes -- No income taxes have been paid or accrued because the Company has had no net taxable income since inception. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

Loss Per Share --Basic loss per share is calculated by dividing loss available to Class A common shareholders by the weighted-average number of Class A common shares outstanding during each period. Fully diluted loss per share for the quarter ended March 31, 2006 and 2005 is anti dilutive due to net losses incurred by the Company. As of March 31, 2006, potentially dilutive securities in the future include an aggregate of 11,379,900 Class A common shares subject to stock options granted under the 2005 Option Plan resulting in a weighted average of 6,333,381 shares, and 26,110,265 Class A common shares issuable upon conversion of Convertible Notes, resulting in a weighted average of 23,033,731 shares that would be added to the weighted average shares used to calculate basic earnings per share. Potentially dilutive securities would exclude Class A common shares issuable upon exercise of 6,100,000 warrants issued and outstanding, since the exercise price of the warrants exceeds the average market price of the Class A Common Stock for the quarter ending March 31, 2006. For the quarter ended March 31, 2005, potentially dilutive securities include 88,000 shares subject to a stock option held by All- Stars Marketing since August 9, 2004 resulting in 86,240 additional shares that would be added to the weighted average shares used to calculate basic earnings per share.

Recent Accounting Pronouncements -- In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments," referred to as SFAS No. 155. This statement amends SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value remeasurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS No. 155 is effective for all financial instruments acquired or issued beginning after an entity's fiscal year beginning on or after September 15, 2006 with earlier adoption permitted. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends Statement 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

NOTE 2 - RELATED PARTY TRANSACTIONS

Cyber Aerospace - Prior to March 31, 2005, Cyber Aerospace ("Aerospace") had previously been consolidated with the Company as it was a 93.8% owned subsidiary. All transactions and account balances between the Company and Aerospace were eliminated during consolidation. On March 31, 2005, the Company purchased the minority interest so that Aerospace became a wholly owned subsidiary and was then merged with and into the Company.

Cherokee Raiders - Cherokee's general partner is William C. Robinson. Cherokee also owns 300,000 Class B common shares, each of which entitles the holder to 1,000 votes. As a result, Cherokee is the controlling shareholder of the Company.

William C. Robinson - Mr. Robinson is President, CEO and Chairman of the Company and has significant ownership and control in Proxity and Cherokee Raiders.

During the quarter ended March 31, 2006, Mr. Robinson advanced an additional $70,744 to the Company and Mr. Frank Lively, a director of the Company advanced an additional $16,722.

See Note 5 - Related Party Notes for additional related party disclosure.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 3- INTANGIBLE ASSETS AND MANUFACTURING LICENSE

With the acquisition of TSI in September, 2005 the Company acquired an exclusive, worldwide license with 21st Century Airships, Inc. for the manufacture of its airships. The value recorded for the license was $14,255,649 pursuant to an independent valuation which is being amortized over the 18 year life of the license, resulting in monthly amortization of $65,998. Amortization expense for the quarter ended March 31, 2006 was $197,994. The license agreement stipulates royalty payments relating to the sales of airships ranging from $450,000 for a low altitude airship, $600,000 for a medium altitude airship, 10% of the gross sales price of a high altitude airship and $400,000 for the manufacture of a low altitude airship used for commercial advertising purposes. Payments are to be made on any royalties due upon receipt of payment from the customer on a proportionate basis as defined in the agreement and in full within 120 days of completion of the manufacturing process.

The license agreement calls for a minimum annual royalty payment of $1,000,000 for the period of January 17, 2005 through January 16, 2006 and each annual period thereafter ending January 16. The Company has accrued $1,200,000 related to this royalty in the balance sheet as of March 31, 2006. The Company has executed an amendment to the license agreement in April, 2006 providing payment terms with respect to the $1,000,000 royalty through January 16, 2006 of $200,000 each on May 15 and July 15, 2006, and $150,000 each for four months on the fifteenth of each month ending November 15, 2006.

In 2004, the Company purchased designs and plans for unmanned air vehicles (UAV's) which have a useful life of 3 years. The cost was $100,000 and the monthly amortization is $2,778. Amortization expense was $8,334 for the three months ended March 31, 2006 and 2005.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 4- NOTES PAYABLE

On March 15, 2006, the Company entered into a Securities Purchase Agreement, dated as of March 14, 2006 with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC ("AJW") whereby the Company authorized the sale of an aggregate of $2,000,000 of 6% Callable Secured Convertible Notes and warrants to purchase 2,000,000 shares of common stock for a total offering price of $2,000,000. The $2,000,000 is to be funded in three tranches ($1,000,000 on March 15, 2006, $500,000 upon filing a Registration Statement and $500,000 upon effectiveness of the Registration Statement). The conversion price is the lesser of $3.00 or 50% of the average of the lowest three intra-day trading prices for the Company's common stock during the 20 trading days immediately preceding the conversion date. The warrants to purchase Class A common stock are priced at $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance. In connection with the sale, the Company also entered into a Registration Rights Agreement with AJW, requiring it to file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory. In addition, the lenders have agreed to subordinate to an institutional lender. On March 15, 2006 the Company received $1,000,000 in exchange for the 6% Callable Secured Convertible Notes and issued warrants for 1,000,000 shares of common stock valued at $492,900 on the date of issuance. The beneficial conversion feature was valued at $2,599,655. The Company has allocated $1,000,000 of the beneficial conversion feature as a discount on the notes which will accrete over the three year life of the notes.

The Company incurred loan costs totaling $134,290 which consisted of fees paid in cash of $85,000 and a warrant to purchase 100,000 shares of Class A common stock valued at $49,290 which will be amortized over the three year term of the notes.

The carrying value of the March 14, 2006 AJW notes, as well as the notes issued in 2005 to AJW as of March 31, 2006 and December 31, 2005 was $951,773 and $655,358 net of discount, respectively. The carrying value will be increased each quarter over the respective three year lives of the notes as the discount related to the embedded derivatives is recorded until the carrying value equals the face value of the notes.

On January 15, 2006 the Company issued an unsecured note to James Gardiner in the amount of $90,000 in exchange for cash of $82,000 and fees of $8,000. The note is due December 31, 2007, is unsecured and bears interest at the rate of 12% and is convertible into Class A common stock at $0.30 per share at any time. The note contains a beneficial conversion feature which was valued at $127,050 on the date of issuance. The Company has allocated $90,000 of the beneficial conversion feature as a discount on the note, which will accrete over the life of the note. The carrying value of the note as of March 31, 2006 was $9,500 and is recorded in Notes Payable - Unrelated parties in the accompanying balance sheet as of March 31, 2006. On April 20, 2006 the holder converted the note into 300,000 shares of the Company's Class A common stock.

On January 17, 2006 the Company issued an unsecured note in the amount of $88,637 bearing interest at the rate of 5.0% to a vendor in exchange for services previously rendered. The note was originally due in full on April 19, 2006. The Company and the vendor have agreed to amend the payment terms of the note. A payment of $5,000 was made in April, 2006 and monthly payments beginning May 20, 2006 of $10,000, $15,000, $25,000 through July 20, 2006 with the remaining balance of principal and accrued interest due August 30, 2006. The note is personally guaranteed by Mr. Robinson who has pledged certain of his personal assets as collateral.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

On March 20, 2006 the Company issued an unsecured note in the amount of $57,052 to a vendor in exchange for services previously rendered. The note is due in three equal monthly installments of $19,024 beginning March 25, 2006. No interest is due if payments are paid by the due dates. If any monthly installment is past due, the note bears interest at the rate of 10% per annum. The note is currently in default. The Company is in discussions with the vendor to extend the terms of this note.

On April 20, 2006 Mayo Hadden converted $200,000 of his outstanding Convertible
Note into 666,667 shares of common stock at the conversion price of $0.30 per share.

The Company is currently in discussions with Charles McClure to amend his note agreement.

                                                                                   March 31,         December 31,
                                                                                     2006               2005
                                                                                  ----------         ----------

 Current - Unrelated parties

 Convertible Note payable - Mayo Hadden, unsecured, interest accrues
 at 10.0% per annum due February 25, 2007................................        $   331,250      $      331,250

 Convertible Notes payable C.M.G. Tech., unsecured, interest accrues
 at 10% per annum due February 25, 2007 .................................            822,094             822,094

 Note payable Charles McClure, secured by an airship, interest accrues
 at 25.0% per annum and was due December 31, 2005, currently in default..            250,000             250,000

 Notes payable to Vendors - unsecured, interest accrues at 12% per
 annum due in 4 equal payments from March 5, 2006 to June 5, 2006........            106,165             154,887

 Commercial Promissory Note, - Equipment Depot, Inc., interest at 9.0%
 per annum, secured, due June 19, 2006...................................             25,000              25,000

 Note payable to vendor - unsecured, interest accrues at 5%
 per annum, monthly payments, due August 30, 2006.........................            88,637                --

 Convertible Note payable - James Gardiner, unsecured, interest accrues at 10.0% per annum due February 25, 2007, less discount
 of $80,500..............................................................              9,500                --

 Note payable - 21st Century Airship, Inc. - interest accrues at 12%
 per annum. The Note was due on August 24, 2005, paid in full
 in March, 2006..........................................................               --               144,844

 Note payable to vendor - unsecured, interest accrues at 10%
 per annum due in three monthly installments from March 25, 2006
 to May 25, 2006, currently in default...................................             57,072                --
                                                                                ------------        ------------
 TOTAL CURRENT UNRELATED PARTIES.........................................        $ 1,689,718        $  1,728,075
                                                                                ============        ============

 Long-term - unrelated parties

 Notes payable - AJW Partners, LLP and affiliates, callable secured convertible notes bearing interest at 8.0% per annum, $917,691 due April 4, 2008; $1,300,000 due May 25, 2008 and $1,200,000
 due August 4, 2008 less total discount of $2,481,444
 and $2,762,333, respectively ...........................................            936,247             655,358

 Notes payable - AJW Partners, LLP and affiliates, callable secured convertible notes bearing interest at 6.0% per annum,
 due March 13, 2009 less total discount of $984,475......................             15,525                --


                                                                                ------------        ------------
 TOTAL LONG TERM NOTES PAYABLE...........................................       $    951,772        $    655,358
                                                                                ============        ============

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 5 - NOTES PAYABLE - RELATED PARTIES

                                                                                  March 31,     December 31,
                                                                                    2006           2005
                                                                                ------------    -----------

 Convertible Promissory Note - Cherokee Raiders, interest at 12%
 per annum, due December 31, 2007, unsecured .............................           312,255        312,255

 Convertible Promissory Note - Proxity Inc., interest at 12% per annum,
 due July 31, 2008, unsecured.............................................           351,600        351,600

 Convertible Promissory Note - William Robinson, interest at 12%
 per annum, due December 31, 2007, unsecured, net of discount of
 $565,188 and $0, respectively ...........................................              --          460,851

 Convertible Promissory Note - Jim Alman - interest at 12% per
 annum, due December 31, 2007, unsecured .................................            50,000         50,000

 Convertible Promissory Notes - four executive employees - interest at
 12% per annum, unsecured, due December 31, 2007 .........................           263,266        263,266

 Convertible Promissory Notes - Frank Lively - interest at 12% per annum, unsecured, due December 31, 2007 net of discount of
 $91,151 and $0, respectively ............................................            49,914        124,343

                                                                                  ----------     ----------
                                                                                  $1,027,035     $1,562,315
                                                                                  ==========     ==========

On April 19th, 2006, the Board approved a $1,000,000 line of credit with Mr. Robinson. On April 19, 2006 pursuant to the line of Credit, the Company entered into a convertible variable promissory note in the principal amount as of March 31, 2006 of $565,188 including all related accrued interest. The note bears interest at the rate of 12% per annum, is unsecured and is convertible into Class A common stock at $0.30 per share. The note is due on December 31, 2007. The note contains a beneficial conversion feature which was valued at $926,720 on the date of issuance. The Company has allocated $565,188 of the beneficial conversion feature as a discount on the note which will accrete over the life of the note. The carrying value of the note as of March 31, 2006 was $0 and is recorded in Notes Payable - related parties in the accompanying balance sheet as of March 31, 2006.

On April 19, 2006, the Board approved two convertible promissory notes for amounts as of April 17th, 2006, of $83,726 and $13,056, respectively with Frank Lively for cash advanced for working capital plus fees and interest. The notes bears interest at the rate of 12% per annum, is unsecured and is convertible into Class A common stock at $0.30 per share. The notes are due on December 31, 2007. The notes contain a beneficial conversion feature which was valued at $149,457 on the date of issuance. The Company has allocated $91,151 of the beneficial conversion feature as a discount on the balance of the notes as of March 31, 2006 which will accrete over the life of the notes. The carrying value of the notes as of March 31, 2006 was $0 and is recorded in Notes Payable - related parties in the accompanying balance sheet as of March 31, 2006.

On April 19, 2006, the Board approved a convertible promissory note for an aggregate amount as of April 17th, 2006 in the amount of $312,255 plus accrued interest with Cherokee Raiders, LP, by way of cash advanced for working capital plus fees and interest. The note bears interest at the rate of 12% per annum, is unsecured and is convertible into Class A common stock at $0.30 per share. The note is due on December 31, 2007. This note replaces the note dated December 31, 2005 on identical terms.

The three notes discussed above provide for acceleration of payment from amounts in excess of a minimum of $7,000,000 that are raised in any type of financing. Such prepayments would be made on a pro rata basis among certain note holders. As a result of this acceleration provision, the notes have all been treated as current liabilities.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

On April 20, 2006 the Company issued an aggregate of 964,443 shares upon exercise of the conversion rights to Class A common stock at a conversion price of $0.30 per share associated with Convertible Notes in the aggregate amount of $289,333. The four executive employees converted an aggregate of $139,419, Frank Lively converted one of his notes representing deferred salary in the amount of $49,914, and Mr. Robinson and Cherokee each converted $50,000.

NOTE 6- STOCKHOLDERS' DEFICIT

COMMON STOCK - At March 31 2006 and December 31, 2005, the Company had 56,912,893 shares of Class A Common Stock, 545,455 shares of Class B Common Stock, and 2 shares of Class C Common Stock issued and outstanding with 200,000,000 shares of Class A and Class B Common Stock authorized, par value $.001, and 200,000,000 shares of Class C Common Stock authorized, par value $.001. In addition, the Company had 100,000,000 shares of Class A Preferred Stock authorized, par value $.001, with no shares issued and outstanding. Class B Common Stock allows for 1,000 votes per share. Class C Common Stock allows for one vote per share and entitles the holder to receive the net assets of the Company upon dissolution. Additional paid in capital at March 31, 2006 and December 31, 2005 was $15,698,421 and $14,644,966, respectively. At March 31,
2006, deferred compensation totaled $353,616. The accumulated deficit as at March 31, 2006 and December 31, 2005 was $19,469,437 and $16,476,382
respectively.

NOTE 7- INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of March 31, 2006 and December 31, 2005, the Company had net operating loss carry forwards for federal income tax reporting purposes of approximately $7,281,000 and $6,154,864 respectively, which if unused, will expire through 2026. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

NOTE 8- COMMITMENTS AND CONTINGENCIES

On January 1, 2006 we entered into a new employment agreement with Mr. Robinson, the CEO, Chairman and President of the Company. The term of this agreement is for a period of one year subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

On January 1, 2006, we entered into a new employment agreement with our Vice President, James D. Alman. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Alman will receive an annual salary of not less than $135,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Alman is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


On January 1, 2006, The Company entered into a new employment agreement with Keith Vierela as Chief Operating Officer. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Vierela will receive an annual salary of not less than $150,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Vierela is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, TSI entered into a new employment agreement with John Youngbeck as Executive Vice President. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Youngbeck will receive an annual salary of not less than $100,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Youngbeck is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, TSI entered into a new employment agreement with Michael Lawson as Corporate Marketing Officer. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lawson will receive an annual salary of not less than $100,000. The agreement provides for standard benefits, commissions of 2% of all gross sales less costs registered by the employee, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lawson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, the Company entered into an hourly consulting agreement for with Frank Lively. The consulting agreement provides for the cancellation of Mr. Lively's prior employment agreement. Fees due under the consulting agreement are convertible into Class A common shares of the Company by Mr. Lively at the lesser of $0.30 per share or the closing price on the date of conversion.

On January 1, 2006, the Company entered into an hourly consulting agreement for with Steve Johnson. Fees due under the consulting agreement are convertible into Class A common shares of the Company by Mr. Johnson at the lesser of $0.30 per share or the closing price on the date of conversion.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

In January, 2006 the Company entered into a Strategic Consulting Agreement for finance consulting services. The agreement calls for a minimum term of 90 days and the payment of the equivalent of $120,000 of the Company's Class A common stock at a 30% discount to the closing price and 150,000 warrants at a price to be determined upon the close of a financing transaction as defined in the agreement. The agreement was cancelled effective April 19, 2006 and the Company issued an aggregate of 114,285 shares of Class A Common stock valued at $60,571 pursuant to the terms of a cancellation agreement. The warrants potentially issuable in the agreement were not issued.

In February, 2006, the Company entered into an Investor Relations Agreement for a term of one year to provide investor and shareholder relations services to the Company. The agreement calls for a monthly retainer of $6,000 and the issuance of warrants to purchase 600,000 shares of the Company's Class A common stock at a strike price of $0.45 per share with a value of $419,760 on the date of grant using the Black Scholes method. The warrants vest monthly over one year, with 50,000 warrants vesting at the signing of the agreement, subject to immediate vesting of all remaining warrants should the retainer become 30 days past due. The warrants expire 7 years after the anniversary date. The value of these warrants will be recorded ratably over the vesting period of the warrants. The Company has recognized compensation expense within general and administrative expenses in the accompanying statement of operations for the period ended March 31, 2006 relative to the vested portion of the warrant in the amount of $66,144 and has recorded deferred compensation in the balance sheet as of March 31, 2006 in the amount of $353,616.

In March, 2006 the Company executed a Due Diligence Agreement with GreenHills Ventures, LLC. ("GreenHills"). Under the agreement, the Company paid GreenHills $10,750 plus expenses for GreenHills to perform due diligence on behalf of potential investors as a due diligence fee. In addition, the Company agreed to compensate GreenHills for any financing transaction (debt, equity, hybrid security, merger and acquisition or other similar arrangement financing) with any qualified purchaser as defined in the agreement. The compensation consists of the payment of cash of 10% of the aggregate value of any equity or non-loan financing and 7% of the value to be paid in Class A common stock of the Company. In the event of a non-equity financing, the compensation consists of payment of cash of 3% of the aggregate value of the transaction and 7% of the value to be paid in Class A common stock of the Company.

The agreement calls for the payment of a breakup fee to be paid under certain conditions as defined in the agreement of 2.5% of the first $5,000,000 of a financing plus 1% of any amount greater than $5,000,000.

NOTE 9- SUBSEQUENT EVENTS

On April 17, 2006 the Company entered into agreements with Equipment Depot, Inc., to acquire approximately $4,100,000, as valued, of aerospace R & D and production equipment to further the fulfillment of the Company's anticipated contracts and purchase orders. The transaction is expected to close upon the completion of the financing, institution's due diligence and legal review. The Company is paying approximately $2.7 million, in a combination of $700,000 in cash and the exchange of 1,700,000 newly issued common stock of the Company, valued at $1.00 a share for the purposes of the transactions, to complete the purchase.

On April 20, 2006, the Company issued an aggregate of 223,333 shares of its Class A common stock valued at $118,366 to vendors in exchange for services and to settle existing obligations of the Company.

On April 20, 2006 the Company issued 55,000 shares upon the exercise of stock options by David Barnes, its Chief Financial Officer at the exercise price of $0.20 per share for an aggregate of $11,000.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

On April 27, 2006 the "Company entered into an Agreement, (the "Agreement") dated as of April 25, 2006, by and among the Company, Sierra Nevada Corporation "Sierra" and TSI. The Agreement is intended to clarify the relationship and obligations of the parties, which arise from three prior agreements (the Exclusive Agreement to Provide Integration Services, dated June 30, 2004, the Memorandum of Agreement dated November 4, 2004 and the Subcontract Agreement dated May 11, 2005) which were entered into prior to Techsphere becoming a wholly-owned subsidiary of the Company. The Agreement provides that SNC will serve as the prime contractor to Government End-Users for all Techsphere Airships and provided that Sierra will give Techsphere the right of first refusal to lease or sell other non-Techsphere manufactured airships to Sierra on competitive terms. The Agreement also is intended to arrive at an understanding with respect to amounts claimed by Sierra as owed, which arose from certain expenditures made by Sierra for which they are seeking reimbursement. The Agreement provides that if all other conditions of the Agreement are fulfilled that (i) Sierra will reduce its claim from $780,000 to $500,000; (ii) the Company will within 90 days deliver four MAA-90 airship pods to Techsphere free and clear of any liens and encumbrances and (iii) if a demonstration contract is awarded and Techsphere delivers the completed MAA-90 airship to Sierra, Sierra will set-off the $500,000 payment due from the Company. If the demonstration contract is not awarded and Techsphere does not deliver to Sierra the completed airship within 120 days of the date of award of the demonstration contract, the Company's promissory note to Sierra will become due and payable in accordance with its terms.

Pursuant to the Agreement, the company issued a note to Sierra dated April 25, 2006 in the amount of $500,000 which bears interest at the rate of 8.5% beginning August 25, 2006 secured by the above referenced airship pods.

Pursuant to a letter of proposal with Tatonka Capital Corporation ("Tatonka") dated April 28, 2006, Tatonka will provide construction and transaction financing up to a total of $1,600,000 based on 80% of the acquisition cost for equipment related to certain airships. The interest is 12% payable monthly plus transaction and broker fees in the aggregate of 5% to be deducted from the funding amounts as they occur. In addition, the Company will grant Tatonka shares of Class A common stock equal to 1.3% of the common stock of the Company. The proposal is subject to the completion of satisfactory due diligence, visits to the Company's facilities and completion of acceptable documentation.

[LETTERHEAD - HANSEN, BARNETT & MAXWELL]      Registered with the Public Company
                                                  Accounting Oversight Board
                                               [LOGO]  an independent member of
                                                          BAKER TILLY
                                                         INTERNATIONAL

 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Cyber Defense Systems, Inc.
St. Petersburg, Florida

We have audited the consolidated balance sheets of Cyber Defense Systems, Inc. and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cyber Defense Systems, Inc. and Subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had losses and working capital deficits for 2005 and 2004. As discussed in Note 1 to the financial statements, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 12, 2006

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS


                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2005          2004
                                                                  -----------    -----------
                                         ASSETS

CURRENT ASSETS:

 CASH AND CASH EQUIVALENTS ....................................   $       476    $   206,270
 ACCOUNT RECEIVABLE ...........................................       364,299        747,155
 INVENTORIES ..................................................       336,523             --
 PREPAID INTEREST..............................................        32,580             --
                                                                  -----------    -----------
 TOTAL CURRENT ASSETS .........................................       733,878        953,425
                                                                  -----------    -----------
OTHER ASSETS

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
  OF $10,173 AND $2,138 RESPECTIVELY ..........................        91,973          5,603
DEPOSITS ON EQUIPMENT .........................................       150,976        150,976
DEPOSITS ON AIRSHIPS ..........................................            --      1,175,000
LOAN COSTS, NET OF ACCUMULATED AMORTIZATION
OF $364,697 AND $5,292, RESPECTIVELY...........................     1,228,897         12,849
SECURITY DEPOSITS .............................................         7,371          7,156
AIRSHIP MANUFACTURING LICENSE, NET OF ACCUMULATED
AMORTIZATION OF $230,993  .....................................    14,024,656             --
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION
OF $61,113 AND $27,777, RESPECTIVELY .........................         38,887        506,252

                                                                  -----------    -----------
TOTAL ASSETS ..................................................   $16,276,638    $ 2,811,261
                                                                  ===========    ===========

                         LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.......................   $ 2,996,827    $ 1,319,772
ACCRUED INTEREST ..............................................       329,626             --
ACCOUNTS PAYABLE - RELATED PARTIES ............................        53,337        468,176
DEFERRED REVENUE ..............................................       450,000             --
ASSUMED DEBT OF SUBSIDIARY ....................................            --         33,337
NOTES PAYABLE - RELATED PARTIES ...............................     1,562,315      1,137,768
NOTES PAYABLE - UNRELATED PARTIES .............................     1,728,075        242,216
EMBEDDED DERIVATIVE LIABILITY..................................    10,057,733             --
                                                                  -----------    -----------
TOTAL CURRENT LIABILITIES .....................................   $17,177,913    $ 3,201,269
                                                                  -----------    -----------
LONG-TERM NOTES PAYABLE NET OF DISCOUNT OF $2,762,333..........       655,358             --
DEFERRED TAXES ................................................       217,325             --
                                                                  -----------    -----------
TOTAL LIABILITIES .............................................    18,050,596      3,201,269
                                                                  -----------    -----------
MINORITY INTEREST IN CYBER AEROSPACE, CORP. (6.2% in 2004).....            --         26,581

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:

CLASS A PREFERRED STOCK, $0.001 PAR VALUE; 100,000,000 SHARES
AUTHORIZED; NONE ISSUED AND OUTSTANDING .......................            --             --
COMMON STOCK:
CLASS A, $0.001 PAR VALUE; 200,000,000 SHARES AUTHORIZED;
56,912,893 AND 25,921,562 SHARES ISSUED AND
OUTSTANDING RESPECTIVELY ......................................        56,913         25,921
CLASS B, $0.001 PAR VALUE; 200,000,000 SHARES AUTHORIZED;
545,455 AND 150,000 SHARES ISSUED
AND OUTSTANDING RESPECTIVELY ..................................           545            150
CLASS C, $0.001 PAR VALUE; 200,000,000 SHARES AUTHORIZED;
2 SHARES ISSUED AND OUTSTANDING ...............................            --             --
ADDITIONAL PAID-IN CAPITAL ....................................    14,644,966        461,762
ACCUMULATED OTHER COMPREHENSIVE LOSS ..........................            --         (7,064)
ACCUMULATED DEFICIT ...........................................   (16,476,382)      (897,358)
                                                                  -----------    -----------
TOTAL SHAREHOLDERS' DEFICIT ...................................    (1,773,958)      (416,589)
                                                                  -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT ...................   $16,276,638    $ 2,811,261
                                                                  ===========    ===========


        The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                    YEAR ENDED       YEAR ENDED
                                                   ------------    ------------
                                                   DECEMBER 31,     DECEMBER 31,
                                                       2005            2004
                                                   ------------    ------------

Revenues .......................................        461,244       3,026,287

Cost of product sold ...........................        449,995       2,200,000
                                                   ------------    ------------

Gross profit ...................................         11,249         826,287
                                                   ------------    ------------

Research and development .......................        691,660              --
General and administrative expenses ............      4,132,422       1,090,153
Impairment of goodwill and licenses.............      4,577,069          19,192
                                                   ------------    ------------
Total Expenses .................................      9,401,151       1,109,345
                                                   ------------    ------------
Loss from Operations ...........................     (9,389,902)       (283,058)

Other Income (Expense)

Interest income ................................          4,689              --
Interest expense ...............................     (2,459,269)        (98,809)
Derivative valuation loss ......................     (6,182,166)            --
Write off of equipment .........................             --         (12,205)
                                                   ------------    ------------
Other Income (Expense), Net ....................     (8,636,746)       (111,014)
                                                   ------------    ------------
Net Loss Before Income Tax and Minority
  Interest                                          (18,026,648)       (394,072)

Income tax benefit .............................      2,447,624              --
Minority interest ..............................             --         (26,581)
                                                   ------------    ------------
Net loss .......................................   $(15,579,024)   $   (420,653)
                                                   ============    ============

Basic and diluted loss per share ...............   $      (0.47)   $      (0.02)
                                                   ============    ============

Weighted average number of Class A
  common shares outstanding ....................     33,397,028      21,125,176
                                                   ============    ============


        The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                   DECEMBER 31, 2003 THROUGH DECEMBER 31, 2005

                                  Class A            Class B         Class C                  Accumulated
                               Common Stock       Common Stock    Common Stock                   Other      Additional    Total
                           -------------------  --------------  --------------  Accumulated  Comprehensive    Paid-in  Stockholders'
                             Shares    Amount   Shares  Amount  Shares  Amount    Deficit         Loss         Capital     Deficit
                           ---------- --------  ------- ------  ------  ------  -----------  -------------  ---------- -------------
Balance at
December 31, 2003          18,750,000 $ 18,750       --     --      --      --  $  (476,705) $     (6,540)              $  (464,495)

Issuance of 2 Class
C Common Shares in
exchange for on
Alert Shares                                                         2      --

Issuance of 150,000
Class B Common shares
in exchange for note
payable conversion                              150,000    150                                                                  150

Issuance of 6,750,000
Class A common shares
for conversion of
Note payable                6,750,000    6,750                                                                 398,322      405,072

Stock Option
Compensation                                                                                                    63,440       63,440

Issuance of 421,562
Class A common
shares pursuant to
the acquisition of
E-City Software               421,562      421                                                                                  421

Net loss for the year                                                              (420,653)                               (420,653)

Currency translation
adjustments                                                                                          (524)                     (524)
                                                                                            -------------                ----------
Comprehensive
loss                                                                                                                       (421,177)
                                                                                                                         ----------
Balance at                 ---------- --------  ------- ------  ------  ------  -----------  ------------   ----------   ----------
December 31, 2004          25,921,562 $ 25,921  150,000 $  150       2  $   --  $  (897,358) $     (7,064)  $  461,762   $ (416,589)
                           ---------- --------  ------- ------  ------  ------  -----------  ------------   ----------   ----------
Class A common shares
 Issued for services        1,101,017    1,101                                                                 667,648      668,749

Class A and B shares
 issued for acquisitions   24,726,923   24,728  395,455    395                                               9,918,754    9,943,877

Class A shares issued
 to convert notes payable   4,858,000    4,858                                                               1,494,659    1,499,517

Exercise of stock options      88,000       88                                                                   5,121        5,209

Beneficial conversion
 feature on issuance of
 convertible notes and
 warrants                                                                                                    4,065,603    4,065,603

Derivative securities
 issuance charge                                                                                            (2,319,550)  (2,319,550)

Issuance of shares for
 cash                         217,391      217                                                                 249,783      250,000

Stock option
compensation                                                                                                   101,186      101,186

Net loss for the year
                                                                                (15,579,024)                            (15,579,024)

Currency translation
 adjustment                                                                                         7,064                     7,064
                                                                                             ------------               -----------
Comprehensive
 loss                                                                                                                   (15,571,960)
                                                                                                                        -----------
Balance at                 ---------- --------  ------- ------  ------  ------  -----------  ------------   ----------  -----------
December 31, 2005          56,912,893 $ 56,913  545,455 $  545       2      --  $(16,476,382)         --   $14,644,966 $(1,773,958)
                           ========== ========  ======= ======  ======  ======  ===========  ============   ==========  ===========

        The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED       YEAR ENDED
                                                             DECEMBER 31,      DECEMBER 31,
                                                                 2005             2004
                                                             ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss ...............................................  $(15,579,024)     $ (420,653)
   Adjustments to reconcile net loss to net
   cash from operating activities:
     Stock Option Compensation.............................       101,186          63,440
     Minority interest ....................................            --          26,581
     Depreciation and amortization ........................       694,265         121,392
     Impairment of goodwill and licenses...................     4,577,069          19,192
     Loss from derivative .................................     6,182,866              --
     Interest expense from loan discount amortization......     1,774,667              --
     Income tax benefit....................................    (2,447,624)             --
     Issuance of stock for services........................       818,750              --
     Loss on currency adjustment ..........................            --            (524)
     Write off of intangible assets .......................         5,543              --
     Write off of property and equipment ..................            --          12,205
     Gain on sale of airship ..............................            --        (500,000)
     Changes in assets and liabilities:
       Accounts receivable ................................       620,634        (747,155)
       Inventories ........................................      (255,002)             --
       Prepaid interest ...................................       (27,173)             --
       Security deposits ..................................          (215)         (7,156)
       Accounts payable ...................................      (256,701)      1,039,653
       Accrued liabilities ................................       171,111         197,931
       Deferred revenue ...................................       (16,667)             --

                                                              -----------    ------------
NET CASH FROM OPERATING ACTIVITIES ........................    (3,636,315)       (195,094)
                                                              -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Deposits on equipment .................................            --        (150,096)
    Purchase of equipment .................................       (12,000)         (5,668)
    Change in related party receivables/payables ..........      (420,246)        283,670
    Cash received in acquisition ..........................        25,010              --
                                                              -----------    ------------
NET CASH FROM INVESTING ACTIVITIES ........................      (407,236)        127,026
                                                              -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments on loan costs ................................      (290,833)        (18,141)
    Proceeds from notes payable ...........................     4,275,000         543,330
    Proceeds from notes payable - related parties .........     1,426,764         638,166
    Principal payments on notes payable ...................      (347,342)       (389,008)
    Principal payments on notes payable - related parties .      (373,542)       (439,911)
    Payments on debt assumed from subsidiary ..............       (33,337)        (65,635)
    Issuance of common stock ..............................       250,000           5,218
    Proceeds from exercise of stock options................         5,209              --
    Loan to TSI ...........................................    (1,074,162)             --
                                                              -----------    ------------
NET CASH FROM FINANCING ACTIVITIES ........................     3,837,757         274,019
                                                              -----------    ------------
Net (decrease) increase in cash and cash equivalents ......      (205,794)        205,951
Cash and cash equivalents, beginning ......................       206,270             319
                                                              -----------    ------------
Cash and cash equivalents, ending .........................     $     476      $  206,270
                                                              ===========    ============


        The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                              YEAR ENDED       YEAR ENDED
                                                             -------------   ------------
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2005            2004
                                                             ------------    -------------
Supplemental disclosure of cash flow information:

Cash paid for interest                                       $  217,484      $       9,316
Cash paid for income taxes                                           --                 --

Supplemental disclosure of non-cash investing and financing information:

Issued stock for debt                                         $1,499,517           400,425
Accounts payable paid by related party                               --             24,655
Retirement of fully depreciated assets                               --             29,513
Deposits for purchase of airship                                     --            675,000
Subsidiary minority shareholders' stock issued for
  subscriptions receivable                                           --                166
Licenses purchased with debt                                         --            500,000
Plans and designs purchased with debt                                --            100,000
Capital restructuring                                                --                355




        The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, ACQUISITIONS AND MERGERS AND CONTROLLING SHAREHOLDERS --Cyber Defense Systems, Inc. ("the Registrant" or "Cyber Defense" or "the Company") was incorporated on August 19, 2004 in Florida. E-City Software, Inc. ("E-City") was organized in Nevada on May 12, 2000. On Alert Systems, Inc. ("On Alert") was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace Corp. ("Cyber Aerospace") in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004. On September 1, 2004 E-City was also merged with and into Cyber Defense following the On Alert merger. As a result of the aforementioned, Cyber Defense became the successor to E-City and its shares of class A common stock began trading on the Over the Counter Bulletin Board ("OTC:BB") under the symbol CYDF on September 7, 2004. Due to the nature of the mergers, the fiscal year end of the Company was changed to December 31 effective for Fiscal 2003 and the historical financial statements of the Company are now those of On Alert and will include results of operations for Cyber Aerospace from its date of inception in March 2004, as it was previously a subsidiary of On Alert, and will also include the results of operations of E-City from it's date of merger, September 1, 2004. Cyber Aerospace was merged with and into Cyber Defense effective March 31, 2005. In addition, on September 19, 2005, the Company acquired Techsphere Systems International, Inc. ("TSI") for 23,076,923 Class A common shares and 245,455 Class B common shares (see Note 3).

The controlling shareholders of the company are Proxity, Inc. ("Proxity"), a publicly traded company (under the symbol OTC:BB "PRXT") and Cherokee Raiders, a partnership, ("Cherokee") owning 31% and 17% of the Class A common shares of the Company, respectively. In addition, the former shareholders of TSI also own 245,455 or 45%, of the issued and outstanding shares of Class B common stock and Cherokee owns 300,000, or 55% of such class B shares which allow for 1,000 votes per share and as a result of which Cherokee is the controlling shareholder of the Company. Cherokee and Proxity each own one share of the two shares of Class C common stock issued and outstanding which have certain liquidation preference rights. The Chief Executive Officer of both Proxity and Cherokee is Mr. Robinson, the Chief Executive Officer of the Company. As a result of the above, Cherokee is the controlling shareholder of the Company.

CONSOLIDATION - The accompanying consolidated financial statements include the accounts and transactions of Cyber Defense Systems, Inc. for all periods presented and the accounts and transactions of Cyber Defense, and its TSI wholly owned subsidiary from its date of acquisition on September 19, 2005, (collectively the "Company"). Intercompany accounts and transactions have been eliminated in consolidation. At December 31, 2004, the minority interest of $26,581 shown on the balance sheet represents the shareholdings of stockholders of Cyber Aerospace other than Cyber Defense, of approximately 6.2% multiplied by the then cumulative net income of the Cyber Aerospace subsidiary. The acquisition of the minority interest by the Company was effective as of March 31, 2005 and such minority interest was therefore eliminated at that date (see
Note 3).

On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc. ("E-city"), representing 77.6% of the total shares outstanding. The purchase included current assets of $71,020 and current liabilities of $152,323, resulting in goodwill of $121,303. Management determined that the value of the goodwill was impaired and the total amount was written off. The accompanying consolidated financial statements include the accounts and transactions of On Alert Systems, Inc. for all periods presented and the accounts and transactions of E-City from the date of its acquisition until it was merged into Cyber on September 1, 2004. Intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


BUSINESS CONDITION - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended December 31, 2004, the Company recorded revenue of $3,026,287 but incurred a net loss of $420,653. For the year ended December 31, 2005, the Company recorded revenues of $461,244 and incurred a net loss of $15,579,024. As of December 31, 2005 and 2004 the net working capital deficit was $16,444,035 and $2,247,844, respectively. The lack of sufficient revenues and the loss from operations raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations (see Note 6).

CASH AND CASH EQUIVALENTS -- Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. At December 31, 2005 and 2004 the Company had cash of zero and $106,270, respectively, in excess of federally insured limits.

ACCOUNTS RECEIVABLE -- The Company does not have an allowance for doubtful accounts receivables as management believes that all receivables will be collected.

INVENTORY -- Inventories consist primarily of supplies and parts used for manufacturing and are valued at the lower of average cost or market.

PROPERTY AND EQUIPMENT -- Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

Long-lived assets are reviewed for impairment quarterly or when events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Based on the evaluation, an impairment loss for goodwill related to the acquisition of Cyber Aerospace Corp. of $4,577,069 was recorded in the fiscal 2005. In fiscal 2004 the Company recorded a reduction in the value of certain equipment of $12,205 and an impairment in the value of licenses of $19,192.

MANUFACTURING LICENSE -- The Company acquired an exclusive manufacturing license valued at $14,255,649 with the acquisition of TSI in September, 2005 as described in Note 3. Amortization totaled $230,993 as of December 31, 2005. The Company evaluated the carrying value of the license to determine if the carrying amount warranted revision or may not be recoverable. In management's opinion, an adjustment is not required at December 31, 2005.

REVENUE RECOGNITION -- Service revenues are recognized when the services are performed and the customer is billed. Airship construction revenue is recognized on the percentage of completion method of accounting. Airship sales are recognized when substantially all contract specifications have been met and title passes to the customer.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


COSTS AND EARNINGS IN EXCESS OF BILLINGS AND BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS -- In instances when services are performed on fixed price agreements of a very short duration, the completed contract method of accounting is used whereby revenue is recognized when the work is completed. Where fixed price contracts are for an extended duration, the percentage of completion method of accounting is used whereby revenue is recognized as the work progresses based on actual cost to date to total projected contract cost. Billed amounts in excess of recognized revenue are recorded as Billings in Excess of Cost and Estimated Earnings and billed amounts under recognized revenue are recorded as Costs and Estimated Earnings in Excess of Billings.

DERIVATIVE INSTRUMENTS - The Company does not hold or issue derivative instruments for trading purposes. However, the Company has convertible notes payable that contain embedded derivatives that require separate valuation from the convertible notes under Emerging Issues Task Force Abstract (EITF) 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. The Company recognizes these derivatives as liabilities in the accompanying balance sheet and measures them at estimated fair value each quarter, and recognizes changes in estimated fair value in the statement of operations in the respective period. The Company has estimated the fair value of these embedded derivatives using the Black-Scholes model.

STOCK BASED COMPENSATION - The Company utilizes the intrinsic-value method as provided by Accounting Principles Board Opinion ("APB") No. 25 in accounting for its stock options and restricted stock plans and provides pro forma disclosure of the compensation expense determined under the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure.


The following table illustrates the effect on net loss if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

                                                         Year ended                  Year ended
                                                      December 31, 2005           December 31, 2004
                                                      -----------------           -----------------
  Net loss, as reported                                $   (15,579,024)            $      (420,653)
  Add (deduct) stock-based
   compensation expense included
   in reported net loss                                        101,186                          --
  Deduct total stock-based
   compensation expense determined
   under fair-value-based method for all awards               (775,754)                         --
                                                       ----------------            ----------------
  Pro forma net loss                                   $   (16,243,592)            $      (420,653)
                                                       ================            ================
  Pro forma basic and diluted net loss per share       $         (0.49)            $         (0.02)
                                                       ================            ================
  Weighted average number of class A
  common shares outstanding                                 33,397,028                  21,125,176
                                                       ================            ================

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


ADVERTISING COSTS -- The Company expenses advertising costs as incurred. These costs amounted to $42,482 and $4,458 in 2005 and 2004, respectively.

CONCENTRATIONS OF RISK -- At December 31, 2005, a total of 94% of accounts receivable is due from one customer. In addition, 2 customers comprised 61% and 21% of sales, respectively for the year ended December 31, 2005. During the year ended December 31, 2004, there was one airship sale to one customer.

INCOME TAXES -- No income taxes have been paid or accrued because the Company had no net income for the fiscal year ended December 31, 2005 or 2004. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

LOSS PER SHARE --Basic loss per share is calculated by dividing loss available to Class A common shareholders by the weighted-average number of Class A common shares outstanding during each period. Fully diluted loss per share in 2004 and 2005 is anti dilutive due to net losses incurred by the Company. In 2005, potentially dilutive securities include an aggregate of 11,379,900 Class A common shares subject to stock options issued under the 2005 Option Plan resulting and 10,307,886 Class A common shares issuable upon conversion of Convertible Notes Payable, resulting in a weighted average of 3,560,468 shares that would be added to the weighted average shares used to calculate basic earnings per share. Potentially dilutive securities would exclude Class A common shares issuable upon exercise of 4,400,000 warrants issued in connection with the financing received from AJW Partners, LLP and affiliates as discussed in
Note 6, since the exercise price of the warrants exceeds the average market price of the Class A Common Stock in 2005. In 2004, potentially dilutive securities include 88,000 shares subject to a stock option held by All- Stars Marketing since August 9, 2004 resulting in 34,716 additional shares that would be added to the weighted average shares used to calculate basic earnings per share.

FAIR VALUES OF FINANCIAL INSTRUMENTS -- The carrying amounts reported in the balance sheet for notes payable approximate their fair values because the interest rates approximate current interest rates to be charged on similar borrowings.

RECENT ACCOUNTING PRONOUNCEMENTS -- In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board
(APB) No. 25, Accounting for Stock Issued to Employees (APB 25) and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company will adopt this pronouncement effective January 1, 2006 and anticipates that the impact on their financial statements will be material due to the 11,379,900 options granted in September, 2005 with a fair value of $2,617,377 of which 50% will vest in 2006 and the remainder in 2007.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets". SFAS No. 153 amends APB Opinion No. 29, "Accounting for Non-monetary Transactions", to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

                   CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In May 2005, FASB issued FASB Statement 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("FAS 154"). FAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods' financial statements of (1) all voluntary changes in principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. FAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005.

In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements." The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The adoption of EITF No. 05-6 is not expected to have a material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments," referred to as SFAS No. 155. This statement amends SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS
No. 155 permits fair value remeasurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS No. 155 is effective for all financial instruments acquired or issued beginning after an entity's fiscal year beginning on September 15, 2006 with earlier adoption permitted. Management is evaluating the statement and does not believe that it will have a material impact on our financial statements.

In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends Statement 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - RELATED PARTY TRANSACTIONS

Proxity, Inc. ("Proxity") - Proxity owned 100% of the stock of On Alert Systems, Inc. at December 31, 2003. On Alert purchased the GDS and Traptec licenses from Proxity at Proxity's cost.

On Alert Systems - On Alert was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004.

E-City Software - On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc., representing 77.6% of the total shares outstanding. On September 1, 2004, the Company issued 333,562 shares of Cyber Defense Common Stock Class A for the remaining shares of E-City. E-City Software, Inc. was a public company incorporated in Nevada on May 12, 2000. The Company acquired E-City for its status as a public entity.

Cyber Aerospace - Prior to March 31, 2005, Cyber Aerospace ("Aerospace") had previously been consolidated with the Company as it was a 93.8% owned subsidiary. All transactions and account balances between the Company and Aerospace were eliminated during consolidation. On March 31, 2005, the Company purchased the minority interest so that Aerospace became a wholly owned subsidiary and was then merged with and into the Company (see Note 3).

Cherokee Raiders - Cherokee's general partner is William C. Robinson. Cherokee also owns 300,000 Class B common shares, each of which entitles the holder to 1,000 votes. As a result, Cherokee is the controlling shareholder of the Company.

William C. Robinson - Mr. Robinson, the CEO of the Company, has significant ownership and control in Proxity and Cherokee Raiders.

See Note 7 - Related Party Notes for additional related party disclosure.

NOTE 3 - ACQUISITIONS

Acquisition of Minority Interest in Subsidiary

On March 31, 2005, the Company acquired the 6.19% minority interest in its majority owned subsidiary, Aerospace, and merged Aerospace into Cyber Defense. The merger was accounted for by the purchase method of accounting and was completed in order to consolidate operations into one company, with one name, and one group of shareholders, as well as to avoid what had become unnecessary bookkeeping expenses associated with maintaining Aerospace as a separate entity. For each share of Aerospace, the beneficial owner received one share of Cyber Defense. As a result, 1,650,000 shares of class A common stock were issued for the 6.19% ownership, along with 150,000 shares of class B common stock.

Aerospace had been a majority owned subsidiary of On Alert from the date of its inception in March 2004 through September 1, 2004 at which time it became a majority owned subsidiary of Cyber Defense pursuant to the Domicile merger between Cyber Defense, On Alert and E-City.

The purchase price for the acquisition of the Cyber Aerospace minority interest was $4,603,650, comprised of 1,650,000 shares of common stock valued at $2.79 per share. The share price was determined by the average price for shares sold in the market for the months of February and March discounted at 10% for a block sale. A nominal value was given to the 150,000 Class B shares issued.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The purchase price was accounted for in accordance with FAS 141, "Business Combinations". Subsequent to the acquisition and merger, the goodwill was impaired. Cyber allocated all but $24,593 of the purchase price to goodwill, which was impaired on the date of acquisition. As a result of the losses incurred through March 31, 2005, the minority interest had been eliminated. There were no net assets attributable to the minority shareholders. All shares of Class A common stock and Class B common stock that comprised the purchase price were treated as if they were issued at March 31, 2005.

The assets acquired and liabilities assumed were as follows:

             Assets Acquired:
             Accounts receivable                               $    13,386
             Deposits on airships for resale                        21,051
             Intangible assets:
                       Plans & designs                               1,145
                       Techsphere marketing rights                   7,403
                                                               -----------
             Net Intangibles                                         8,548

             Goodwill                                            4,577,069
                                                               -----------
             Total Assets Acquired                             $ 4,620,054
                                                               -----------
             Liabilities Assumed:
             Accounts payable & accrued expenses                   $14,168
             Notes payable - related parties                         2,236
                                                               -----------
             Total Liabilities Assumed                              16,404
                                                               -----------

             Net Assets Acquired                               $ 4,603,650
                                                               ===========

Acquisition of TSI

On September 19, 2005, Cyber Defense Systems, Inc. acquired all 100,000 common shares of the outstanding stock of TSI in exchange for 23,076,923 shares of Cyber Class A common stock and 245,455 shares of Cyber Class B common stock valued at $5,340,226 collectively, and TSI became a subsidiary of Cyber. The transaction was accounted for as a purchase business combination in accordance with FAS 141, "Business Combinations". An independent valuation was obtained for both the Cyber stock and TSI's exclusive manufacturing license. In connection with the acquisition by Cyber, TSI underwent a reorganization intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and
(a)(1)(D) of the Internal Revenue Code of 1986, as amended resulting in TSI becoming a regular corporation from a limited liability corporation. The 100,000 shares of TSI stock were then exchanged for the Cyber stock mentioned above. Negative goodwill was not recognized in connection with the acquisition of Techsphere. Instead, the excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


At September 19, 2005, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:


               Assets Acquired
               Cash                                         $      25,010
               Accounts receivable                                236,028
               Miscellaneous receivable                             1,750
               Inventory                                           81,521
               Prepaid expenses                                     5,407
               Property, plant & equipment, net                    82,405
               21st Century manufacturing license              14,255,649
               Liabilities assumed                             (6,682,456)
               Deferred Taxes                                  (2,665,088)
                                                            --------------
               Net assets acquired                          $   5,340,226
                                                            ==============

The following pro-forma combined condensed statements of operations present what such results of operations would have been had the acquisition of TSI been consummated on January 1, 2004.


                         -------------- Year ended December 31, 2004 -------------

                             TSI           Cyber     Adjustments        Combined
                         -----------    -----------  ------------    -------------
Revenues                 $ 2,618,844    $ 3,026,287  $(2,200,000)(a) $   3,445,131

Expenses

Cost of Sales              2,036,369      2,200,000   (2,200,000)(a)     2,036,369

General & administrative   2,490,264(b)   1,090,153           --         3,580,417

Impairment loss                   --             --           --                --

                         -----------    -----------  ------------    -------------

Total expenses             4,526,633      3,290,153   (2,200,000)(a)     5,616,786

Loss from operations      (1,907,789)      (263,866)          --        (2,171,655)

Other expense               (359,554)      (156,787)          --          (516,341)

Derivative Valuation
  Loss                            --             --           --                --

Income taxes                      --             --           --                --

                         -----------    -----------  -----------     -------------

Net loss                 $(2,267,343)   $  (420,653) $        --     $  (2,687,996)
                         ===========    ===========  ===========      =============

Basic and diluted loss
  per share                                                          $       (0.06)
                                                                     =============

Weighted average shares
  outstanding                                                           44,202,099
                                                                     =============

                        -------------Year ended December 31, 2005------------------

                             TSI            Cyber     Adjustments        Combined
                        ------------    ------------  -----------       -----------
Revenues                $  2,272,108    $    137,256  $  (128,467)(c)  $  2,280,897

Expenses

Cost of Sales              2,151,684         117,548           --         2,269,202

General & administrative   2,223,396(b)    3,895,278     (128,467)(c)     5,990,207

Impairment loss                   --       4,577,069           --         4,577,069

                        ------------    ------------  -----------      ------------

Total expenses             4,375,050       8,589,895     (128,467)       12,836,478

Loss from operations      (2,102,942)     (8,452,639)          --       (10,555,581)

Other expense               (399,818)     (2,305,153)          --        (2,704,971)

Derivative Valuation
  Loss                            --      (6,182,166)          --        (6,182,166)

Income taxes              (1,615,116)      4,062,740           --         2,447,624

                        ------------    ------------  -----------      ------------

Net loss                $ (4,117,876)   $(12,877,218)                  $(16,995,094)
                        ============    ============                   ============

Basic and diluted
  loss per share                                                       $      (0.33)
                                                                       ============

Weighted average
  shares outstanding                                                     51,858,567
                                                                       ============


Footnotes to Pro Forma Condensed Statement of Operations

(a) - Eliminates intercompany sales and cost of sales for the purchase and sale of an airship.

(b) - Includes the adjustment for amortization of the value of the license with 21st Century Airships, Inc. of $417,301 and $600,305 for fiscal 2005 and 2004, respectively, as if the transaction had occurred as of January 1, 2004

(c) - To eliminate the inter-company transaction related to the sale of the license for marketing and integration rights of Airships by TSI to Cyber.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2005 and 2004:

                                               Year Ended                    Year Ended
                                            December 31, 2005             December 31, 2004
                                            -----------------             -----------------
         Machinery and Equipment            $          90,146             $          7,741

         Automobile                                    12,000
                                            -----------------             -----------------
         Total cost                                   102,146                        7,741

         Less Accumulated Depreciation                (10,173)                      (2,138)
                                            -----------------             -----------------
         Net Fixed Assets                   $          91,973             $          5,603
                                            =================             =================


Depreciation expense for the years ended December 31, 2005 and 2004 was $6,748 and $2,138 respectively. During the year ended December 31, 2005, the Company purchased an automobile for $12,000. In addition, the Company acquired machinery and equipment valued at $82,405 as part of the acquisition of TSI.


NOTE 5 - INTANGIBLE ASSETS AND LICENSE AGREEMENT

As discussed in Note 3, the Company acquired the exclusive, worldwide license for the manufacture of its airships with 21st Century Airships, Inc. with the acquisition of TSI. The value recorded for the license was $14,255,649. The cost is being amortized over the life of the license of 18 years, resulting in monthly amortization of $65,99. Accumulated amortization as of December 31, 2005 and 2004 was $230,933 and $0, respectively. The agreement calls for royalty payments relating to the sales of airships ranging from $450,000 for a low altitude airship, $600,000 for a medium altitude airship, 10% of the gross sales price of a high altitude airship and $400,000 for the manufacture of a low altitude airship used for commercial advertising purposes. Payments are to be made on any royalties due upon receipt of payment from the customer on a proportionate basis as defined in the agreement and in full within 120 days of completion of the manufacturing process.

The agreement calls for a minimum royalty payment of $1,000,000 for the period of January 17, 2005 through January 16, 2006. The Company has accrued $955,578 related to this royalty in the balance sheet as of December 31, 2005. The Company has executed an amendment to the license agreement in April, 2006 providing payment terms of $200,000 each on May 15 and July 15, 2006, and $150,000 each for four months on the fifteenth of each month ending November 15, 2006.

In 2004, the Company purchased designs and plans for unmanned air vehicles
(UAVs) which have a useful life of 3 years. The cost was $100,000 and the monthly amortization is $2,777. Accumulated amortization at December 31, 2005 and 2004 was $61,113 and $27,777, respectively.

The Company purchased the rights to two licensing agreements - the GDS license on April 7, 2003 and the Traptec license on November 10, 2003 from Proxity Digital Networks, a related party. The GDS license is an exclusive license for the Company to sell licensed equipment throughout the world. The Traptec license gives the Company the right to represent Traptec Corporation as a marketing representative on the exclusive basis to sell surveillance and security equipment and other such products to the military and other federal agencies. The licensing agreements have been recorded at the historical cost to Proxity. As of December 31, 2004, the Company determined that the effort and resources required to be spent in order to utilize these licenses were more than the Company was able to spend and, therefore, the future cash flows relating to the ownership of the licenses would be negligible. As a result, the licenses were considered impaired in full. The impairment loss recorded in the December 31, 2004 financial statements was $19,192.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - NOTES PAYABLE

On April 1, 2005, the Company entered into a Securities Purchase agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC ("AJW") to issue up to $4,000,000 of 8% Callable Secured Convertible Notes (the "Notes") with warrants to purchase 4,000,000 shares of common stock at $4.25 per share (the "Warrants") for a total offering price of $4 million. Between April and August, 2005, under the terms of the agreement, the Company issued the Notes and the Warrants. The Company incurred $1,575,453 in fees as part of the offering which consisted of cash payments of $270,833, as well as issuing 61,538 shares of common stock valued at $200,000 and warrants to purchase 400,000 shares of common stock at $4.25 per share valued at $1,104,620. Each Note entitles the holder to convert the Note into the number of shares of common stock resulting from dividing the amount of the Note to be converted by the conversion price. The conversion price is the lesser of $3.65 or 60% of the average of the lowest three intra-day trading prices for the Company's common stock during the 20 trading days immediately preceding the conversion date. The Warrants and the exercise price are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction. The Warrants have a term of five years from the date of issuance. In connection with that sale, the Company also entered into a Registration Rights Agreement with AJW, requiring it to file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory.

The Notes described above contain embedded derivatives in the form of the Warrants and the beneficial conversion feature. The Warrants were valued at $11,046,200 on the dates of issuance. The beneficial conversion feature was valued at $7,313,576.

The carrying value of these Notes as of December 31, 2005 was $655,358 net of discount. The carrying value will be increased each quarter over the three year period as the accretion related to the embedded derivatives is recorded until the carrying value equals the face value of $4,000,000. As of December 31, 2005, the derivative instruments had a fair value of $10,057,733.

On August 10, 2005, AJW converted $500,000 of the Notes for 500,000 Shares of Class A common stock of the Company and through September 30, 2005 an additional $62,300 was converted into 700,000 shares of class A common stock. On October 4, 2005 an additional $6,867 was converted into 58,000 shares of Class A common stock and on October 20, 2005 an additional $13,350 was converted into 150,000 shares of Class A Common Stock. Such conversions were made at a 40% discount to market pursuant to the terms of the Secured Convertible Note agreements.

Subsequent to year end on March 15, 2006, the Company entered into a Securities Purchase Agreement, dated as of March 14, 2006 with whereby the Company authorized the sale of an aggregate of $2,000,000 of 6% Callable Secured Convertible Notes and warrants to purchase 2,000,000 shares of common stock for a total offering price of $2,000,000. The $2,000,000 is to be funded in three tranches ($1,000,000 on March 15, 2006, $500,000 upon filing the Registration Statement and $500,000 upon effectiveness of the Registration Statement). The Notes are convertible into common stock of the Company at a 40% discount to market pursuant to the terms of the Secured Convertible Note agreements. In connection with the offering, the Company will issue an aggregate of 2,000,000 warrants to purchase Class A common stock at a price of $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance. The conversion of the Notes is subject to an effective Registration Statement. The Notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory. In addition, the lenders have agreed to subordinate to an institutional lender. On March 15, 2006 the Company received $1,000,000 and issued warrants for 1,000,000 shares of common stock valued at $492,900 on the date of issuance. The beneficial conversion feature was valued at $2,166,379.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On February 18, 2005, the Company and Bedlington Securities, Ltd. ("Bedlington") executed a Convertible Promissory Note (the "Bedlington Note") for the principal amount of $250,000 at the rate of 18% per annum. The conversion price was calculated at 50% of the average closing price of the Class A common shares for the 30 days preceding the date of conversion. All amounts so converted were not subject to any accrual of interest. The proceeds of the notes were allocated between the fair value of the beneficial conversion feature and to the note payable based upon their relative fair values. This resulted in a discount on the note of $250,000 which was credited to additional paid-in capital. The Company exercised its right to pay amounts due under the Bedlington Note and upon receipt of the funds issued 217,391 shares of its Class A common stock and the discount of $250,000 was recorded as interest expense.

On March 24, 2005, the Company issued a Convertible Promissory Note to Guy K. Stewart, Jr., its former corporate counsel for the principal amount of $150,000 for unpaid legal fees. Interest accrued on the note at the rate of 18% per annum. Mr. Stewart had the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice at $1.50 per share. The proceeds of the notes were allocated between the fair value of the beneficial conversion feature and to the note payable based upon their relative fair values. This resulted in a discount on the note of $150,000 which was credited to additional paid-in capital. We subsequently issued 100,000 shares of our Class A Common Stock to Mr. Stewart in satisfaction of his note and the discount of $150,000 was recorded as interest expense.

On December 31, 2005, the Company issued unsecured Demand Notes in the aggregate amount of $154,888 to four of its vendors for goods and services previously provided. The Demand Notes bear interest at the rate of 12% per annum, and are due in four monthly installments beginning March 5, 2006. The payments for March and April, 2006 have not been paid as of the date of this filing and the notes are therefore currently in default.

On December 21, 2005 the Company issued a Secured Commercial Promissory Note for $25,000 in exchange for cash received from Equipment Depot, Inc. of $25,000. The note is secured by 100,000 shares of Company Class A common stock pledged by Cherokee to the lender. The note bears interest at the rate of 9.0% per annum and is due June 19, 2006 with a conditional extension for 60 additional days. The note contains acceleration provisions for payment of the balance plus all accrued interest from any funding of at least $1,000,000.

On August 23, 2004, the Company and Quebec, Inc., ("Quebec") executed a promissory note pursuant to which the Company borrowed $242,216 bearing interest at an annual rate of 24%. The note was secured by securities owned by Mr. Robinson and was paid in full during 2005 with the proceeds from sales of such securities. For the year ended December 31, 2005 and 2004, amortization expense of the loan costs was $12,849 and $5,292, respectively.

The Note payable to 21st Century is in payment of the balance of the license fee for Techsphere. The Company loaned Techsphere $1,000,000 which was paid to 21st Century and the total license fee was $3,000,000. This note was paid in full subsequent to year end.

The Note payable to Mayo Hadden,was assumed as part of the acquisition of TSI. The note originally was due on December 31, 2005. On December 31, 2005, in exchange for the original note and all related accrued interest aggregating $331,250 , the Company issued Promissory Notes bearing interest at a rate of 10% per annum. The note is convertible into the Company's Class A common stock at a price of $0.30 per share and are due on February 25, 2007. The note is callable in the event the Company obtains in excess of a minimum of $7,000,000 that is raised in any type of financing.

The Note payable to CMG Tech was assumed as part of the acquisition of TSI. The note originally was due on December 31, 2005. On December 31, 2005, in exchange for the original note and all related accrued interest aggregating $822,094, the Company issued Promissory Notes bearing interest at a rate of 10% per annum. The note is convertible into the Company's Class A common stock at a price of $0.30 per share and are due on February 25, 2007. The note is callable in the event the Company obtains in excess of a minimum of $7,000,000 that is raised in any type of financing.

The Note payable to Charles McClure is in default as of December 31, 2005. The Company is currently in negotiations regarding extending and amending the terms of the Note with Mr. McClure.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                           December 31,        December 31,
                                                                                              2005                 2004
Current - Unrelated parties

Note payable - Quebec, Inc. - interest accrued at 24% and the note
was due upon sale of securities held as collateral......................                   $         --        $    242,216

Note payable - 21st Century Airship, Inc. - interest accrues at 12%
per annum. The Note was due on August 24, 2005 and is in default at
December 31, 2005, paid in full in March, 2006..........................                        144,844

Convertible Note payable - Mayo Hadden, unsecured, interest accrues
at 10.0% per annum due February 25, 2007................................                        331,250                  --

Convertible Notes payable C.M.G. Tech., interest accrues at 10% per
annum due February 25, 2007 ............................................                        822,094                  --

Note payable Charles McClure, secured by an airship, interest accrues
at 25.0% per annum and is due December 31, 2005, currently in default...                        250,000                  --

Demand  Notes to Vendors - unsecured, interest accrues at 12% per
annum due in 4 equal payments from March 5, 2006 to June 5, 2006........                        154,887                  --

Commercial Promissory Note, - Equipment Depot, Inc., interest at 9.0%
per annum, secured, due June 19, 2006...................................                         25,000                  --

                                                                                           ------------        ------------
                                                                                            $ 1,728,075        $    242,216

Long-term - unrelated parties

Notes payable - AJW Partners, LLP and affiliates, callable secured convertible notes bearing interest at 8% per annum, $917,691 due April 4, 2008; $1,300,000 due May 25, 2008 and $1,200,000
due August 4, 2008 less total discount of $2,762,333 ...................                        655,358                  --
                                                                                           ------------        ------------
NOTES PAYABLE UNRELATED.................................................                    $ 2,383,433         $   242,216
                                                                                           ============        ============


On March 10, 2005 the Company and Commerce Funding Corporation (CFC) executed a Working Capital Financing Agreement relative to a potential secured financing of up to $3,000,000 for a two year term. All borrowings under this potential financing would be collateralized by a first security UCC-1 filing on all assets related to accounts receivable and a Cross Corporate Guaranty by Proxity, Inc., the Company's majority shareholder. In addition, CFC requires a Limited Guaranty of certain provisions in the loan agreement by the Company's Chief Executive Officer. The interest rate on borrowings would be Prime plus 1/2 % and there will be a one time facility fee of 1% of the total credit line payable out of the first funding. In addition, all borrowings are subject to eligibility and the advance rate on eligible receivables, as defined. The Company did not utilize this facility in 2005.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 7 - NOTES PAYABLE - RELATED PARTIES

During the year ended December 31, 2005, Cherokee converted a $600,000 portion of their debt to Class A common shares at the rate of $0.20 per share into 3,000,000 Class A common shares. In addition, the Company issued a Convertible Promissory Note in the amount of $312,255 to Cherokee which replaced the two notes outstanding at December 31, 2004. The new note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007. As additional consideration for extending the due date of the loans, the Company issued 73,553 shares of its Class A common stock valued at $102,974 to Cherokee.

During the year ended December 31, 2005, Proxity loaned the Company funds to be used for working capital purposes which were payable on demand. The Company issued Proxity a Convertible Promissory Note in the amount of $351,600. The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007. As additional consideration for extending the due date of the loan, the Company issued 25,000 shares of its Class A common stock valued at $35,000 to Proxity.

During the year ended December 31, 2005, Billy Robinson loaned the Company funds to be used for working capital purposes which were payable on demand. The Company issued Mr. Robinson a Convertible Promissory Note in the amount of $460,851. The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007. Such prepayments would be made on a pro rata basis. As additional consideration for extending the due date of the loan, the Company issued 20,465 shares of its Class A common stock valued at $28,631 to Mr. Robinson.

During the year ended December 31, 2005, Jim Alman converted $50,000 of the balance of his loan at December 31, 2004 to Class A common shares at the rate of $0.20 per share and received 250,000 Class A common shares. In addition, the Company issued a Convertible Promissory Note to Mr. Alman in the amount of $50,000.The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The note is due on December 31, 2007.

At December 31, 2005 the Company issued Convertible Promissory Notes aggregating $263,266 to four executive employees of the Company in lieu of deferred salaries. The notes bear interest at the rate of 12%, are unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007.

At December 31, 2005 the Company issued Convertible Promissory Notes aggregating $124,343 to Frank Lively, a director of the Company in lieu of deferred salaries and for working capital advances made to the Company. The notes were subject to a 10% loan transaction fee and bear interest at the rate of 12%, are unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The notes are due on December 31, 2007.

On March 31, 2006 the Company issued an additional Convertible Promissory Note to Mr. Lively for working capital advances in the amount of $13,056. The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The note is due on December 31, 2007 and provides for acceleration of payment from amounts in excess of a minimum of $7,000,000 that are raised in any type of financing on a pro rata basis.

The notes discussed above to Cherokee, Proxity, Billy Robinson, Jim Alman, the four executive employees, and Frank Lively all provide for acceleration of payment from amounts in excess of a minimum of $7,000,000 that are raised in any type of financing. Such prepayments would be made on a pro rata basis among the noteholders. As a result of this acceleration provision, the notes have all been treated as current liabilities.

On December 10, 2004 the Company entered into a loan transaction for $110,000 pursuant to which a promissory note was issued to Joe Theisman, a shareholder and a Company spokesperson. Interest accrued on the note at the rate of 18% per annum. The repayment terms were amended and added unpaid accrued interest of $6,000 to the note and a beneficial conversion feature, allowing Mr. Theismann to convert the principal into common stock at $1.17 per share. The proceeds of the note were allocated between the fair value of the beneficial conversion feature and to the note payable based upon their relative fair values. This resulted in a discount on the note of $117,000. Such note was converted into 100,000 common shares and the discount of $117,000 was recorded as interest expense.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                December 31,    December 31,
                                                                                    2005            2004
                                                                                ------------    -----------
 Current - Related Parties

 Note payable - Cherokee Raiders - interest accrues at 12%
 per annum, due on demand, unsecured .....................................      $         --    $    58,993

 Convertible Promissory Note - Cherokee Raiders, interest at 12%
 per annum, due December 31, 2007, unsecured .............................           312,255             --

 Note payable - Cherokee Raiders - interest accrues at 12%
 per annum, due December 31, 2007 and is unsecured .......................                --        868,775

 Convertible Promissory Note - Proxity Inc., interest at 12% per annum,
 due July 31, 2008, unsecured.............................................           351,600             --

 Convertible Promissory Note - Billy Robinson, interest at 12%
 per annum, due December 31, 2007, unsecured .............................           460,851             --

 Convertible Promissory Note - Jim Alman - interest at 12% per
 annum, due December 31, 2007, unsecured .................................            50,000             --

 Note payable - Jim Alman - interest accrues at 8% per
 annum, due December 5, 2005, unsecured ...................................               --        100,000

 Convertible Promissory Notes - four executive employees - interest at
 12% per annum, unsecured, due December 31, 2007 .........................           263,266             --

 Convertible Promissory Notes - Frank Lively - interest at 12% per
 annum, unsecured, due December 31, 2007 .................................           124,343             --

 Note payable - Joe Theisman - interest accrues at 18%
 per annum, due April 30 through September 30, 2005,
 in equal monthly installments, unsecured. This note
 was converted to common stock on March 31, 2005 .........................                --        110,000
                                                                                  ----------     ----------
                                                                                  $1,562,315     $1,137,768
                                                                                  ==========     ==========


NOTE 8 - COMMITMENTS AND CONTINGENCIES

On January 1, 2005, we entered into an employment agreement with our Chief Executive Officer, William Robinson. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. In addition, we will issue Mr. Robinson 250,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

On January 1, 2006 we entered into a new employment agreement with Mr. Robinson. The new agreement supersedes the agreement discussed above. The term of this agreement is for a period of one year subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2005, we entered into an employment agreement with our Vice President, James D. Alman. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Alman will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Alman 50,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Alman is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, we entered into an employment agreement with our Vice President, James D. Alman. The new agreement supersedes the agreement discussed above. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Alman will receive an annual salary of not less than $135,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Alman is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On September 19, 2005, TSI entered into an employment agreement with Keith Vierela as Chief Operating Officer effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Vierela will receive an annual salary of not less than $150,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Vierela is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, The Company entered into an employment agreement with Keith Vierela as Chief Operating Officer. The new agreement supersedes the agreement discussed above. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Vierela will receive an annual salary of not less than $150,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Vierela is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On September 19, 2005, TSI entered into an employment agreement with John Youngbeck as Executive Vice President effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Youngbeck will receive an annual salary of not less than $135,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Youngbeck is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On January 1, 2006, TSI entered into an employment agreement with John Youngbeck as Executive Vice President. The new agreement supersedes the agreement discussed above. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Youngbeck will receive an annual salary of not less than $100,000. The agreement provides for standard benefits, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Youngbeck is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On September 19, 2005, TSI entered into an employment agreement with Michael Lawson as President effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lawson will receive an annual salary of not less than $150,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lawson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, TSI entered into an employment agreement with Michael Lawson as President. The new agreement supersedes the agreement discussed above. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lawson will receive an annual salary of not less than $100,000. The agreement provides for standard benefits, commissions of 2% of all gross sales less costs registered by the employee, vacation and participation in the Company's bonus pool as defined in the agreement. In addition, the Company shall issue to Employee options to purchase shares of Company stock (Shares) in accordance with the Company's Stock Option Plan. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lawson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On September 19, 2005, TSI entered into an employment agreement with Frank Lively as Secretary and Chief Financial Officer effective October 1, 2005. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Lively will receive an annual salary of not less than $65,000. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Lively is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2006, the Company entered into an hourly consulting agreement for with Frank Lively. The new agreement supersedes the agreement discussed above. Fees due under the consulting agreement are convertible into Class A common shares of the Company by Mr. Lively at the lesser of $0.30 per share or the closing price on the date of conversion.

On January 1, 2006, the Company entered into an hourly consulting agreement for with Steve Johnson. Fees due under the consulting agreement are convertible into Class A common shares of the Company by Mr. Lively at the lesser of $0.30 per share or the closing price on the date of conversion.

The Company has an exclusive agreement with Traptec Corporation to represent Traptec Corporation as a marketing representative. The parties have agreed to divide equally the before tax net profits generated from any such sales as generated under the agreement. However, the parties have agreed that if their efforts have not generated over $200,000 in net sales profits, to be divided equally, by the end of the 2005, the total license fee for that year shall be at least $100,000 to Traptec Corporation. As of December 31, 2005, no sales have been made in connection with this license. The Company believes that there have been significant breaches by Traptec under the license agreement and as such believes that no minimum amounts are due to Traptec.

On April 13, 2005, Proxity, then our majority shareholder, announced its intention to declare a dividend of shares of our common stock, owned by Proxity, to its holders of record. For each 500 shares of Proxity common stock held by a Proxity shareholder on the record date, Proxity will grant a dividend of one share of common stock of Cyber Defense. Proxity intends to distribute a total of approximately 560,000 shares of Cyber Defense to its holders. We have agreed to register such shares under the Securities Act of 1933, as amended. Mr. Robinson owns approximately 33% of the outstanding shares of capital stock of Proxity.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company had commitments with independent contractors for services such as president of Cyber Aerospace, UAV specialist, vice president, vice president of business development, controller, security consultant, and other consulting services. Several of the contracts state that payment was to be made in Proxity capital stock. Most of the contracts had a six month term that was renewable by the consent of both parties. At December 31, 2004 all such contracts were cancelled with no further liability to the Company.

The Company has various noncancelable operating leases for administrative office and warehouse facilities. The leases provide for minimum future rentals. Future minimum lease payments under noncancelable operating leases with lease terms exceeding one year as of December 31, 2005 are $95,785 for the year ending December 31, 2006. In addition, the Company leases office space from a related party for $4,000 per month. There is no formal agreement that stipulates the term of the rent.


NOTE 9 - STOCKHOLDERS' DEFICIT

COMMON STOCK - At December 31, 2005, the Company had 56,912,893 shares of Class A Common Stock, 545,455 shares of Class B Common Stock, and 2 shares of Class C Common Stock issued and outstanding with 200,000,000 shares of Class A and Class B Common Stock authorized, par value $.001, and 2,000,000 shares of Class C Common Stock authorized, par value $.001. In addition, the Company had 100,000,000 shares of Class A Preferred Stock authorized, par value $.001, with no shares issued and outstanding and $14,644,966 in additional paid in capital. Class B Common Stock allows for 1,000 votes per share. Class C Common Stock allows for one vote per share and entitles the holder to receive the net assets of the Company upon dissolution. At December 31, 2004, the Company had 25,921,562 shares of Class A Common Stock, 150,000 shares of Class B Common Stock, and 2 shares of Class C Common Stock issued and outstanding and $461,762 in additional paid in capital. The accumulated deficit as at December 31, 2005 and 2004 was $16,476,382 and $897,358 respectively.

During 2005, the Company discontinued banking activity in Canada, which resulted in the recognition of $7,064 of income for the year ended December 31, 2005 related to prior year currency translation adjustments.

NOTE 10 - INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of December 31, 2005 and December 31, 2004, the Company had net operating loss carry forwards for federal income tax reporting purposes of $6,154,864 and $871,229 respectively, which if unused, will begin to expire in 2025 and 2024, respectively. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

The net deferred tax (liability) asset consists of the following:

                                             December 31           December 31
                                                 2005                 2004
                                           ---------------       -------------
  Deferred tax assets
  Operating loss carryforwards             $    2,316,196        $    326,206
  Amortization                                    110,450               8,378
  Depreciation                                     10,739                  --
  Goodwill                                      1,636,234                  --
  Valuation allowance                                  --            (334,584)
                                           ---------------       -------------
                                                4,073,619                  --
  Deferred tax liabilities
  21st Century License                         (4,290,944)                 --
                                           ---------------       -------------
  Net Deferred Tax Asset (Liability)       $     (217,325)       $         --
                                           ===============       =============

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:


                                              December 31         December 31
                                                 2005                2004
                                           ----------------    ----------------

  Tax at federal statutory rate             $   (6,129,060)     $    (143,022)
  Non-deductible expenses                        2,986,630                 --
  Benefit of NOL carryforward                    1,989,480                 --
  Change in valuation allowance                   (334,584)           156,904
  State taxes, net of federal benefit             (654,367)           (13,882)
  Other                                           (305,863)                --
                                            ---------------     ---------------
  Income tax benefit                        $   (2,447,764)     $          --
                                            ===============     ===============


NOTE 11 - STOCK OPTIONS AND RESTRICTED STOCK AWARDS

On September 19, 2005, the Board of Directors approved and adopted the Cyber Defense Systems, Inc. 2005 Stock Option Plan and also approved the grant of stock options covering 11,379,900 shares of Class A common stock to 25 individuals. All such options have a ten year term, are subject to a two year vesting schedule providing for 25 % vesting every six months over the first two years and have an exercise price of $0.20 per share. Stock option expense of $101,186 for the period of September 19 through December 31, 2005 pursuant to Black-Scholes calculations and APB 25 has been recorded for these options.

The weighted average grant date fair value of stock options granted during the fiscal year ended December 31, 2005, calculated using the Black-Scholes option-pricing model, was $0.23.

The fair value of the options granted in fiscal year 2005 was estimated at the date of grant using the Black-Scholes option-pricing model with weighted average assumptions for volatility of 249.9%, interest of 4.25% and an expected life of 10 years.

At December 31, 2005, there were a total of 11,379,900 options outstanding with exercise and weighted average exercise prices of $0.20 and weighted average remaining contractual life of 9.72 years. None of the outstanding options were exercisable at December 31, 2005.

As of December 31, 2004, there were 88,000 exercisable options outstanding with a weighted average exercise price of $0.06. This option was exercised in 2005.

In connection with their purchase of 88,000 shares of Class A common stock prior to the merger of On Alert into Cyber Defense, All Stars Marketing, Inc. was granted an option to acquire up to an additional 88,000 shares for the same purchase price of $0.0593 per share through August 8, 2005. Stock option compensation has been calculated at $63,440 and has been recorded as a charge to earnings in the fiscal year ended December 31, 2004. Registration rights were also granted for such shares.

The Board of Directors also approved the issuance of 390,000 shares of Class A common stock as Employee Restricted Stock Awards to five employees. Such shares were valued at $0.20 per share and a compensation charge in the aggregate amount of $78,000 has been recorded. In addition, 200,000 shares of Class A common stock valued at $0.20 per share were issued to the directors of the Company and a compensation charge in the aggregate amount of $40,000 has been recorded.

The Company also granted an aggregate of 30,461 shares of Class A common stock valued at $94,125 recorded in 2005 as compensation to two consultants.

The Company also granted an aggregate of 300,000 shares of Class A common stock valued at $90,000 recorded in 2005 as compensation to Equipment Depot, Inc.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - SUBSEQUENT EVENTS  (unaudited)

In January, 2006 the Company entered into a Strategic Consulting Agreement for finance consulting services. The agreement calls for a minimum term of 90 days and the payment of the equivalent of $120,000 of the Company's Class A common stock at a 30% discount to the closing price and 150,000 warrants at a price to be determined upon the close of a financing transaction as defined in the agreement.

In February, 2006, the Company entered into an Investor Relations Agreement for a term of one year to provide investor and shareholder relations services to the Company. The agreement calls for a monthly retainer of $6,000 and the issuance of warrants to purchase 600,000 shares of the Company's Class A common stock at a strike price of $0.45 per share with a value of $419,760 on the date of grant. The warrants vest monthly over one year, with 50,000 warrants vesting at the signing of the agreement, subject to immediate vesting of all remaining warrants should the retainer become 30 days past due. The warrants expire 7 years after the anniversary date. The value of these warrants will be recorded ratably over the vesting period of the warrants.

In March, 2005 the Company executed a Due Diligence Agreement with GreenHills Ventures, LLC. ("GreenHills"). Under the agreement, the Company paid GreenHills $10,750 plus expenses for GreenHills to perform due diligence on behalf of potential purchasers a due diligence fee. In addition, the Company agreed to compensate GreenHills for any financing transaction (debt, equity, hybrid security, merger and acquisition or other similar arrangement financing) with any qualified purchaser as defined in the agreement. The compensation consists of the payment of cash of 10% the aggregate value of an equity or non-loan financing and 7% of the value to be paid in Class A common stock of the Company. In the event of a non-equity financing, the compensation consists of payment of cash of 3% of the aggregate value of the transaction and 7% of the value to be paid in Class A common stock of the Company.

The agreement calls for the payment of a breakup fee to be paid under certain conditions as defined in the agreement of 2.5% of the first $5,000,000 of a financing plus 1% of any amount greater than $5,000,000.

In January, 2006 the Company issued a Promissory Note to a vendor in the amount of $88,637 in exchange for services provided to the Company. The note bears interest at a rate of 5.0% per annum and is due the earlier of April 19, 2006 or upon the closing of a funding of at least $1,500,000.

In January, 2006 the Company issued a Convertible Promissory Note in exchange for cash in the amount of $82,000. The note bears interest at the rate of 12%, is unsecured and convertible into the Company's Class A common stock at a price of $0.30 per share. The note is due on December 31, 2007 and provides for acceleration of payment from amounts in excess of a minimum of $7,000,000 that are raised in any type of financing on a pro rata basis.

On April 17, 2006 the Company entered into agreements with Equipment Depot, Inc., to acquire approximately $4,100,000, as valued, of aerospace R & D and production equipment to further the fulfillment of the Company's anticipated contracts and purchase orders. The transaction is expected to close upon the completion of 2,000,000the financing, institution's due diligence and legal review. The Company is paying approximately $2.7 million, in a combination of cash and the exchange of newly issued common stock of the Company, valued at
1.00 a share for the purposes of the transactions, to complete the purchase.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cyber Defense System, Inc.

      Section  607.0850(1) of the Florida  Business  Corporation Act, as amended
(the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

      In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

      Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

      Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

      Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.


SEC registration fee                                                       $960
Legal fees and expenses                                                 $25,000
Accountants' fees and expenses                                           $7,500
Printing expenses                                                        $5,000
                                                                      =========
   Total                                                                $38,460
                                                                      =========

-----------

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Regulation D of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

      Pursuant to Rule 12g-3 of the Securities Exchange Act of 1934 and as set forth in a Form 8-K filed on September 16, 2004, we became the successor company to E-City. Accordingly, all unregistered sales of securities described below include all sales of unregistered securities by our predecessor company, E-City.

      We made the following unregistered sales of securities in 2003:

      On May 23, 2003, E-City entered into a settlement agreement with Cityscape to release and absolve all parties from any commitments generated from a prior software license agreement. As consideration for this agreement, E-City agreed to pay Cityscape $40,000.

      On May 23, 2003, E-City entered into a strategic alliance agreement with On Alert. E-City and On Alert also agreed to cooperate with each other to enhance the mutual possibilities of sales relating to On Alert's exclusive marketing and distribution agreement for the On Alert GDS technology and E-City's computer mapping markets. As part of this agreement, E-City agreed to sell On Alert 35,000,000 shares of its common stock for the payment of the $40,000 liability discussed above to Cityscape.

      E-City has relied on Regulation D, promulgated under Rule 505 of the Securities Act, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of E-City. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for E-City. In addition, each was granted physical access to E-City's facilities for inspection. Transactions by E-City involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act as transactions by an issuer not involving any public offering. E-City has made its own independent determination, based on its own investigation as to whether each person is (i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and (iii) aware that the securities were not registered under the Securities Act and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of E-City has been instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

      We made the following unregistered sales of securities in 2004:

      On August 23, 2004, the Company issued a Secured Commercial Promissory Note to Quebec, Inc., a Canadian corporation ("Quebec") in the amount of $242,216. Prepaid interest of $9,316 for 61 days was withheld from the initial funding and thereafter interest accrues at an annual rate of 24%. The Note is secured by securities owned by Mr. Robinson, our Chief Executive Officer, and will be further secured by equipment purchased by the Company (which was the subject equipment upon which deposits were paid from a portion of the loan proceeds). This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof.

      In August of 2004, in partial satisfaction of debt in the amount of $128,795 (not including interest) owed by E-City to On Alert, E-City issued and delivered 4,870,000 shares of its common stock to and in the name of On Alert, and the debt was reduced by $48,700. This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act, by virtue of
Section 4(2) thereof. On Alert was an affiliate of E-City, with intimate knowledge of the affairs of E-City, so that On Alert had actual knowledge of all material information concerning E-City. The securities received by On Alert were restricted, and the certificate evidencing the shares was marked with a restrictive legend.

      Therefore, at this point in time, On Alert owned at total of 39,870,000 shares of Common Stock of E-City.

      Thereafter, On Alert acquired an additional 130,001 shares of E-City on the open market, bringing its holding of E-City to 40,000,001 shares.

      Subsequently, On Alert was merged into its parent, i.e., Cyber Defense, the Company. The result of this merger was that the assets and liabilities and rights and obligations of On Alert, as matter of law, became the assets and liabilities and rights and obligations of Cyber Defense. More specifically, the 40,000,001 shares of E-City previously owned by On Alert became an asset of the Company.

      Subsequently, on September 1, 2004, pursuant to a merger between E-City and the Company, (a) 40,000,001 shares of E-City owned by the Company were canceled, and (b) for each 30 shares of the common stock of E-City owned by them before the merger, the remaining shareholders of E-City received 1 share of the Class A Common Stock of the Company after the merger. Thus, pursuant to and after the merger, those persons received a total of 333,562 shares of the Class A Common Stock, Par Value $0.001 per share, of the Company.

      Inasmuch as the Company owned in excess of 80% of the issued and outstanding Common Stock of E-City before the merger, this was a "short-form" merger and did not require the consent of the shareholders of either E-City or of the Company, and this issuance was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 3(a)(9) and Rule 12g-3 of the Exchange Act.

      In March of 2004, Proxity lent $100,000 to On Alert, and Cherokee lent $400,000 to On Alert. On Alert thereupon lent $500,000 to Cyber Aero. Certain of these instruments were convertible promissory notes.

      To evidence its $100,000 obligation to Proxity, On Alert issued its $100,000 convertible promissory note to Proxity dated March 13, 2004, and due on or before November 30, 2004. This On Alert-to-Proxity Convertible Note allowed the holder (Proxity) to convert debt into equity of On Alert by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

      As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

      As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert is now the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

      However, Proxity has not served a Notice of Conversion upon Cyber Defense, as successor maker to On Alert, the original maker. Notwithstanding, Proxity agrees to forego its right to conversion and intends to repay the note out of the proceeds of subsequent financings.

      To evidence its $400,000 obligation to Cherokee, On Alert issued its $400,000 Convertible Promissory Note to Cherokee dated March 13, 2004, and due on or before November 30, 2004.

      This On Alert-to-Cherokee Convertible Note allowed the holder (Cherokee) to convert debt into equity of the maker (On Alert) by receiving 6,750,000 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

      As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Cherokee) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Cherokee to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Cherokee upon Cyber Defense. On September 1, 2004, Cherokee served a Notice of Conversion upon Cyber Defense, and shortly thereafter, Cherokee was issued 6,750,000 shares of the Class A Common Stock of Cyber Defense (Restricted).

      These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. Proxity and Cherokee were affiliates of the Company, with intimate knowledge of the affairs of the Company, so that these affiliates had actual knowledge of all material information concerning each others affairs. The securities received by these affiliates were restricted, and the certificate evidencing the shares was marked with a restrictive legend.

      The Company has entered into a series of agreements with various entities to acquire certain equipment. In that connection, Cyber Defense has agreed to register up to 1,535,000 shares of its Class A Common Stock for re-sale by Equipment Depot. These shares have not yet been issued.

      Prior to the merger of On Alert into Cyber Defense, On Alert had received an advance of $5,218.40 from Allstars Marketing, Inc. ("Allstars") to acquire production equipment, and, in that connection, On Alert had agreed to issue 88,000 shares of its Class A Common Stock at a value of $0.0593 per share, which price the parties determined was fair to both of them, the then current fair market value of unregistered shares of On Alert, in connection therewith to Allstars. Thus, prior to the merger of On Alert into Cyber Defense, Allstars was the holder of 88,000 shares of the Class A Common Stock of On Alert. As a result of the merger of On Alert into Cyber Defense, shares of the Class A Common Stock of On Alert were cancelled and were exchanged for an equal number of shares of the Class A Common Stock of Cyber Defense. Therefore, Allstars is to exchange the 88,000 shares of On Alert it was issued for 88,000 shares the Class A Common Stock of Cyber Defense (Restricted), subject to registration rights. These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense. In that connection, Cyber Defense has included such shares in this Registration Statement.

      Allstars exercised its option to acquire another 88,000 shares of the Class A Common Stock of Cyber Defense on or before August 9, 2005, at the same price of $0.0593 per share as the first 88,000 shares. The Company registered the shares in its previous registration statement in April 2005.

      These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense.

      These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The Principal of Allstars has substantial investment knowledge and experience; he was provided with all material information concerning the affairs of On Alert and Cyber Defense; he was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies; and he was granted physical access to their facilities for inspection.

      We made the following unregistered sales of securities in 2005:

      During January of 2005, the Company entered into employment agreements with the following persons pursuant to which each has the right, under terms and conditions set forth in the agreements, to be issued the following amount of the Class A Common Stock, Par Value $0.001 per share:

          Name                               Number of Shares
          ----                               ----------------

          James Alman                        50,000
          Andrea Facchinetti                 25,000
          Barry Nelsen                       40,000
          William C. Robinson                250,000
          Jaffrey Stephens                   25,000


      These issuances of securities of Cyber Defense are non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The recipients are employees of the Company, each was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each had physical access to the facilities for inspection. The securities of the Company to be received by these employees are restricted, and the certificates evidencing the shares will be marked with a restrictive legend.

      Beginning February 1, 2005, the Company will pay each Director an Attendance Fee of $1,000, plus reasonable travel expenses, for each Director's Meeting attended. In addition, the Company, will, at the end of 2005, and yearly thereafter, begin paying each then-incumbent Director an additional yearly honorarium of 25,000 shares of the Company's Class A Common Stock.

      These issuances of securities of Cyber Defense will be non-public in nature, and will be exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. The recipients are Directors of the Company, with intimate knowledge of the affairs of the Company of the Company; each has the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each has physical access to the facilities for inspection. The securities of the Company to be received by these Directors are restricted, and the Certificates evidencing the shares will be marked with a restrictive legend.

      On February 18, 2005, Cyber Defense issued a Convertible Promissory Note to Bedlington Securities, Ltd. ("Bedlington"), for the principal amount of $250,000 for operating capital. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Bedlington has the right to convert the outstanding amount of its note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Bedlington of our intention to make payment in full with shares of our common stock. Accordingly, Bedlington submitted a Notice of Conversion to us. As a result, we issued 217,391 shares of our Class A Common Stock to Bedlington in satisfaction of the note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

      On February 28, 2005, Cyber Defense issued a Convertible Promissory Note to Joseph Theismann, for the principal amount of $117,000 for operating capital. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Theismann has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Mr. Theismann of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Theismann submitted a Notice of Conversion to us. As a result, we issued 100,000 shares of our Class A Common Stock to him in satisfaction of the note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

      On March 24, 2005, Cyber Defense issued a Convertible Promissory Note to Guy K. Stewart, Jr., its former corporate counsel for the principal amount of $150,000. The note evidences a portion of the funds owed by us to Mr. Stewart for unpaid legal fees. We will pay the balance in cash. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Stewart has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 29, 2005, we informed Mr. Stewart of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Stewart submitted a Notice of Conversion to us. As a result, we issued 100,000 shares of our Class A Common Stock to Mr. Stewart in satisfaction of his note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

      In March 2005, as compensation for services, the Company issued 5,461, and 25,000 shares, respectively, of its Class A Common Stock to Blue Marlin, Inc., and Mr. Jerry Beaulac. In addition, in April 2005, as compensation for services, the company issued 61,538 shares of its Class A Common Stock to Affiliated Business Services, Inc. Pursuant to a letter agreement dated as of March 29, 2005 with Affiliated Business Service, Inc., we issued warrants to purchase 200,000 shares of our common stock with an exercise price equal to $4.25 per share. The issuance of common stock, warrants and the common stock underlying the warrants was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

      On April 1, 2005, Cyber Defense entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners and New Millennium Capital Partners II, LLC, whereby the Company authorized the sale of a secured convertible term note in the aggregate principal amount of $4.0 million (the "AJW Notes"). The AJW Notes bear interest at 8% per annum, unless our common stock is greater than $4.25 per share for each trading day of a month, in which no event, no interest is payable during such month. The AJW Notes are convertible into common stock of the Company at a 40% discount to the average of the three lowest trading prices of our common stock during the 20 trading day period prior to conversion. In connection with the offering, the Company issued an aggregate of 4,000,000 warrants to purchase our common stock at a price of $4.25 per share. The warrants are exercisable for a period of five years. The offering was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

      On October 19, 2005, the Company issued 20,465 shares to William Robinson, 73,553 shares to Cherokee Raiders, LLC and 25,000 shares to Proxity, Inc of Class A common stock for the extension of loans made by the respective parties to the Company.

      On October 19, 2005 the Company issued 3,000,000 shares of Class A common stock to Cherokee Raiders, LLC for the conversion of $600,000 in loans made to the Company. Also, the Company issued 250,000 shares of Class A common stock to James Alman for the conversion of $50,000 in loans made to the Company.

      On October 19, 2005, the Company issued 300,000 shares of Class A common stock to Equipment Depot, Inc. for services rendered.

      On October 19, 2005, the Company issued 50,000 shares of Class A common stock to David Barnes, its CFO, for services rendered.

      On December 21, 2005 the Company issued a Secured Commercial Promissory Note for $25,000 in exchange for cash received from Equipment Depot, Inc. of $25,000.

      On December 31, 2005 the Company issued a Convertible Promissory Note in the amount of $331,250 to Mayo Hadden. Also on December 31, 2005 the Company issued Convertible Promissory Notes in the amount of $822,094 to CMG Tech. These notes are convertible into the Company's Class A common stock at a price of $0.30 per share.

      At December 31, 2005 the Company issued Convertible Promissory Notes aggregating $263,266 to four executive employees of the Company in lieu of deferred salaries. The notes are convertible into the Company's Class A common stock at a price of $0.30 per share.

      At December 31, 2005 the Company issued Mr. Robinson a Convertible Promissory Note in the amount of $460,851. The note is convertible into the Company's Class A common stock at a price of $0.30 per share.

      At December 31, 2005 the Company issued  Proxity a Convertible  Promissory
Note in the amount of $351,600. The note is convertible into the Company's Class A common stock at a price of $0.30 per share.

      At December 31, 2005 the Company issued Cherokee a Convertible  Promissory
Note in the amount of $312,255. The note is convertible into the Company's Class A common stock at a price of $0.30 per share. At December 31, 2005 the Company issued James Alman a Convertible Promissory Note in the amount of $50,000. The note is convertible into the Company's Class A common stock at a price of $0.30 per share.

      At December 31, 2005 the Company issued Convertible Promissory Notes aggregating $124,343 to Frank Lively, a director of the Company in lieu of deferred salaries and for working capital advances made to the Company. The notes are convertible into the Company's Class A common stock at a price of $0.30 per share.

      We made the following unregistered sales of securities in 2006:

      On March 15, 2006, we entered into an additional stock purchase agreement with the AJW Entities for (i) an additional $2,000,000 in callable secured convertible notes, and (ii) stock purchase warrants to purchase an aggregate of 2,000,000 shares of Class A common stock.

      On April 20, 2006 the Company issued an aggregate of 797,776 shares of its Class A common stock pursuant to the conversion of certain convertible notes payable to certain officers, directors and executive employees of the Company. In addition, the Company issued 166,667 shares to Cherokee Raiders, LLP pursuant to conversion of a portion of its note payable from the Company.

      On April 20, 2006 the Company issued an aggregate of 966,667 shares of its Class A common stock pursuant to the conversion of convertible notes from 2 unrelated parties.

      On April 20, 2006 the Company issued an aggregate of 337,617 shares of its Class A common stock for services rendered by certain vendors of the Company and in settlement of certain obligations of the Company.

      On April 20, 2006 the Company issued 55,000 shares of its Class A common stock upon the exercise of options by its Chief Financial Officer, David M. Barnes.


      All securities described above were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

(a) Exhibits

Exhibit No.           Document

3.1            Articles  of  Incorporation   of  Cyber  Defense  Systems,   Inc.
               (incorporated by reference to Exhibit 3.1 filed with Company's Form 8-K on February 23, 2005 ("February 2005 Form 8-K")).

4.1(a) $242,216 Corporate Promissory Note from On Alert to 9145-6442 Quebec, Inc (incorporated by reference to Exhibit 10.8(a) filed with the February 2005 Form 8-K).

4.1(a)(1)      Addendum  dated  February 9, 2005,  to the Note dated  August 23,
               2004 (incorporated by reference to Exhibit 10.8(a)(1) filed with the February 2005 Form 8-K).


4.2            Intercreditor  Agreement between On Alert,  Equipment Depot, Inc.
               and 9145-6442 Quebec, Inc., dated September 21, 2004 (incorporated by reference to Exhibit 10.8(d) filed with the February 2005 Form 8-K).

4.3(a) $100,000 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) dated March 13, 2004; due on or before November 30, 2004 (incorporated by reference to Exhibit 10.11(a) filed with the February 2005 Form 8-K).

4.3(b) Re-stated $100,000 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) Originally dated March 13, 2004 due on or before November 30, 2004 - Now dated February 1, 2005, and due November 30, 2005 (incorporated by reference to Exhibit 10.11(b) filed with the February 2005 Form 8-K).

4.4 $500,000 Corporate Promissory Note from Cyber Aero (Maker) to On Alert (Holder) dated March 10, 2004; due on or before November 30, 2005 (incorporated by reference to Exhibit 10.12 filed with the February 2005 Form 8-K).

4.5 Notice of Conversion dated September 1, 2004 Cherokee (Holder) elects to be issued 6,750,000 shares of Common Stock of On Alert (Maker) in satisfaction of $400,000 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $400,425 (incorporated by reference to Exhibit 10.13 filed with the February 2005 Form 8-K).

4.6 $400,000 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated March 13, 2004 due on or before November 30, 2004 (incorporated by reference to Exhibit 10.14 filed with the February 2005 Form 8-K).

4.7 $675,000 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated July 15, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.15 filed with the February 2005 Form 8-K).

4.8 $675,000 Corporate Promissory Note from Cyber Aero (Maker) to On Alert (Holder) dated July 15, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.16 filed with the February 2005 Form 8-K).

4.9 $374,169.30 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) dated March 13, 2004 due on or before November 30, 2004 (incorporated by reference to Exhibit 10.17 filed with the February 2005 Form 8-K).

4.10 Notice of Conversion dated April 12, 2003 Proxity (Holder) elects to be issued 18,750,000 shares of Common Stock of On Alert (Maker) in satisfaction of $18,750 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $18,750 (incorporated by reference to Exhibit 10.18 filed with the February 2005 Form 8-K).

4.11 $194,200 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated September 28, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.19 filed with the February 2005 Form 8-K).

4.12 Form of Secured Convertible Term Note issued to AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K on April 6, 2005 (the "April 2005 Form 8-K")).

4.13 Security Agreement in favor of AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.3 filed with the April 2005 Form 8-K).

4.14 Intellectual Property Security Agreement with AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit
               10.4 filed with the April 2005 Form 8-K).

4.15 Guaranty and Pledge Agreement in favor of AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit
               10.5 filed with the April 2005 Form 8-K).

4.16 Amended Convertible Promissory Note issued to Joseph Theismann in the amount of $117,000 due September 30, 2005 (incorporated by reference to Exhibit 4.16 filed with the Company's amended Annual Report on Form 10KSB/A on April 26, 2005).

4.17 Form of Subscription Agreement dated November 4, 2005 by and between the Company and Equipment Depot Inc. incorporated by reference to Exhibit 10.23 filed with the November 10, 2005 on a Form 8-K)

4.18 Form of Stock Purchase Warrant dated March 14, 2006 by and among the Company and AJW Partners, LLC.("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to Exhibit 4.1 filed with the March 20, 2006 Form 8-K).


5.1*           Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP.

10.1(a) Original Traptec Licensing Agreement between On Alert and the Traptec Corporation, dated November 10, 2003, with subsequent modifications (incorporated by reference to Exhibit 10.1(a) filed with the February 2005 Form 8-K).

10.1(b) First Modification to Traptec Licensing Agreement (incorporated by reference to Exhibit 10.1(b) filed with the February 2005 Form 8-K).

10.1(c) Second Modification Traptec Licensing Agreement (incorporated by reference to Exhibit 10.1(c) filed with the February 2005 Form 8-K).

10.2(a) Asset Purchase Agreement Between Cyber Aero And James Alman, dated March 5, 2004 (incorporated by reference to Exhibit 10.2(a) filed with the February 2005 Form 8-K).

10.2(b)        Amendment   dated  January  11,  2005  to  Alman  Asset  Purchase
               Agreement  dated  March 5, 2004  (incorporated  by  reference  to
               Exhibit 10.2(b) filed with the February 2005 Form 8-K).

10.3 Original TSI Asset Purchase Agreement between Cyber Aero and Techsphere Systems International, LLC, dated as of March 10, 2004 with addendum (incorporated by reference to Exhibit 10.3 filed with the February 2005 Form 8-K).

10.4 Marketing and Sales Agreement between On Alert and Techsphere Systems International, LLC, dated May 1, 2004 (incorporated by reference to Exhibit 10.4 filed with the February 2005 Form 8-K).

10.5 Modification of the Original TSI Asset Purchase Agreement between Cyber Aero and Techsphere Systems International, LLC, Dated June 15, 2004 (incorporated by reference to Exhibit 10.5 filed with the February 2005 Form 8-K).

10.6(a) Equipment Purchase Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004, with Addendums And Subordination Agreement (incorporated by reference to Exhibit 10.6(a) filed with the February 2005 Form 8-K).

10.6(a)(1)     Addendum dated June 30, 2004, to the Equipment Purchase Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit
               10.6(a)(1) filed with the February 2005 Form 8-K).

10.6(a)(2)     Amendment  #1 of August 6, 2004 to the  Addendum  dated  June 30,
               2004 (incorporated by reference to Exhibit 10.6(a)(2) filed with the February 2005 Form 8-K).

10.6(a)(3)     Addendum  dated  September 28, 2004,  to the  Equipment  Purchase
               Agreement  between On Alert  Systems,  Inc, and Equipment  Depot,
               Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(a)(3) filed with the February 2005 Form 8-K).

10.6(a)(4)     Amendment  dated  February  8, 2005,  to the  Equipment  Purchase
               Agreement  between On Alert  Systems,  Inc, and Equipment  Depot,
               Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(a)(4) filed with the February 2005 Form 8-K).

10.6(b) Money Purchase Contract between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(b) filed with the February 2005 Form 8-K).

10.6(b)(1)     Addendum  dated July 28, 2004, to Money  Purchase  Contract dated
               May 31, 2004 (incorporated by reference to Exhibit 10.6(b)(1) filed with the February 2005 Form 8-K).

10.6(c) Registration Rights Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(c) filed with the February 2005 Form 8-K).

10.7(a) Stock Purchase Agreement between On Alert Systems. Inc. and Allstars Marketing, Inc., dated as of August 19, 2004 (incorporated by reference to Exhibit 10.7(a) filed with the February 2005 Form 8-K).

10.7(a)(1)     Amendment  #1  dated  August  30,  2004  to  the  Stock  Purchase
               Agreement  between On Alert and Allstars  Marketing,  Inc., dated
               August 19, 2004 (incorporated by reference to Exhibit 10.7(a)(1) filed with the February 2005 Form 8-K).

10.7(a)(2)     Amendment  #2 dated  September  28,  2004 to the  Stock  Purchase
               Agreement between On Alert and Cyber Defense and Allstars, dated as of August 19, 2004 (incorporated by reference to Exhibit
               10.7(a)(2) filed with the February 2005 Form 8-K).

10.7(a)(3)     Amendment  #3 dated  February  8,  2005,  to the  Stock  Purchase
               Agreement between On Alert and Cyber Defense and Allstars, dated as of August 19, 2004 (incorporated by reference to Exhibit
               10.7(a)(3) filed with the February 2005 Form 8-K).

10.7(b) Registration Rights Agreement between On Alert Systems. Inc. and Allstars Marketing, Inc., dated as of August 19, 2004 (incorporated by reference to Exhibit 10.7(b) filed with the February 2005 Form 8-K).

10.8(a) Assignment of Loan Proceeds (incorporated by reference to Exhibit 10.8(b) filed with the February 2005 Form 8-K).

10.8(b) Assignment of Funding Proceeds to Repay Loan (incorporated by reference to Exhibit 10.8(c) filed with the February 2005 Form 8-K).

10.9 Plan of Merger between On Alert and Cyber Defense Systems, dated August 24, 2004 (incorporated by reference to Exhibit 10.9 filed with the February 2005 Form 8-K).

10.10 Plan of Merger between On Alert Cyber and E-City Software, Inc., dated August 24, 2004 (incorporated by reference to Exhibit 10.10 filed with the February 2005 Form 8-K).

10.20(a) Employment Agreement between Cyber Defense and James Alman (incorporated by reference to Exhibit 10.20(a) filed with the February 2005 Form 8-K).

10.20(b) Employment Agreement between Cyber Defense and Andrea Facchinetti (incorporated by reference to Exhibit 10.20(b) filed with the February 2005 Form 8-K).

10.20(c) Employment Agreement between Cyber Defense and Barry Nelsen (incorporated by reference to Exhibit 10.20(c) filed with the February 2005 Form 8-K).

10.20(d)       Employment   Agreement  between  Cyber  Defense  and  William  C.
               Robinson (incorporated by reference to Exhibit 10.20(d) filed with the February 2005 Form 8-K).

10.20(e) Employment Agreement between Cyber Defense and Jaffray Stephens (incorporated by reference to Exhibit 10.20(e) filed with the February 2005 Form 8-K).

10.21 $110,000 Corporate Promissory Note from Cyber Defense to Joseph Theismann dated December 10, 2004; due on or before February 28, 2005 (incorporated by reference to Exhibit 10.21 filed with the February 2005 Form 8-K).

10.22 Agreement between Cyber Defense and Cyber Aero and Brayton Energy, LLC, dated September 27, 2004 (incorporated by reference to Exhibit 10.22 filed with the February 2005 Form 8-K).

10.23 $2,000,000 Form of Subscription Agreement dated November 4, 2005 by and between the Company and Equipment Depot Inc. (incorporated by reference to Exhibit 10.23 filed with the November 2005 on Form 8-K).

10.24 Securities Purchase Agreement, dated as of April 1, 2005, by and among Cyber Defense Systems, Inc. (the "Company"), and AJW Partners, LLC.("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to
               Exhibit 10.24 filed with the March 20, 2005 on Form 8-K).

10.25 Form of Secured Convertible Note dated March 14, 2006 by and among the Company and AJW Partners, LLC.("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to Exhibit 10.1 filed with the March 20, 2006 Form 8-K).

10.26 Securities Purchase Agreement dated March 14, 2006 (without schedules) by and among the Company and AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to Exhibit 10.2 filed with the March 20, 2006 Form 8-K).

10.27 Security Agreement dated March 14, 2006 by and among the Company and AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to Exhibit 10.3 filed with the March 20, 2006 Form 8-K).

10.28 Intellectual Property Security Agreement dated March 14, 2006 by and among the Company and AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to Exhibit 10.4 filed with the March 20, 2006 Form 8-K).

10.29 Registration Rights Agreement dated March 14, 2006 by and among the Company and AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium") (incorporated by reference to Exhibit 10.4 filed with the March 20, 2006 Form 8-K).

21*            List of Company's subsidiaries

23.1*          Consent of Hansen, Barnett & Maxwell, a Professional Corporation.

23.2* Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP (included in the opinion filed as Exhibit 5.1).

24.1*          Power of Attorney.

-------------------------
* to be filed by amendment.

ITEM 28. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution;

      (2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

      (5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, Florida, on June 30, 2006.


                                        CYBER DEFENSE SYSTEMS, INC.

                                        By:  /s/ William C. Robinson
                                             -------------------------
                                             William C. Robinson
                                             Chairman and CEO

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Name                                        Title                                       Date
        -----                                       -----                                       ----
/s/ William C. Robinson                         Chairman and CEO                             June 30, 2006
-----------------------
William C. Robinson


/s/ David M. Barnes*                            Chief Financial Officer                      June 30, 2006
-----------------------
David M. Barnes


/s/Keith Vierela*                               Chief Operating Officer and                  June 30, 2006
-----------------------
Keith Vierela                                   Director


/s/ Harvey Frank Lively*                        Director                                     June 30, 2006
-----------------------
Harvey Frank Lively


/s/ Marinko Vekovic*                            Director                                     June 30, 2006
-----------------------
Marinko Vekovic


/s/ Joseph A. Grace, Jr.*                       Director                                     June 30, 2006
-----------------------
Joseph A. Grace, Jr.


/s/ Stephen I. Johnson RADM USN (ret.)*         Director                                     June 30, 2006
---------------------------------------
Stephen I. Johnson RADM USN (ret.)


/s/ Mike Lawson*                                Director                                     June 30, 2006
-----------------------
Mike Lawson


* Pursuant to a power-of-attorney granted to William C. Robinson on June 29, 2006 to sign on the respective person's behalf, individually and in each capacity stated above, all amendments and post-effective amendments to this registration statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.